UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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FTI CONSULTING, INC.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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777 South Flagler Drive

Phillips Point

Suite 1500 West Tower

West Palm Beach, Florida 33401

(561) 515-1900

April 20, 2012

Dear Stockholder:

I would like to extend an invitation for you to join us at our 2012 Annual Meeting of Stockholders on Wednesday, June 6, 2012, at 9:30 a.m., Eastern Daylight Time, at our executive office located at 777 South Flagler Drive, Phillips Point, Suite 1500 West Tower, West Palm Beach, Florida 33401.

This year, we are again furnishing the proxy materials to stockholders primarily over the Internet. Therefore, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a notice with instructions for accessing the proxy materials and voting via the Internet. The notice also provides information on how stockholders may obtain paper copies of our proxy materials. This method expedites the receipt of your proxy materials, lowers the costs of our annual meeting and helps to conserve natural resources.

At this year’s meeting, you will be asked to elect the seven nominees named in our proxy statement as directors, ratify the retention of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2012, cast an advisory (non-binding) vote to approve the compensation of our named executive officers, and act upon such other business as may properly come before the meeting or any postponement or adjournment of such meeting.

Attached you will find a notice of meeting and proxy statement, which contains further information regarding these proposals and the meeting. If you plan to attend the meeting in person, please respond affirmatively to the request for that information on the Internet, or mark that box on the proxy card if you received paper copies of the proxy materials. You will be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Whether or not you plan to attend the meeting in person, your vote is important to us. You can ensure that your shares are represented by promptly voting by telephone or the Internet, or by completing, signing, dating and returning your proxy card in the return envelope.

Sincerely,

JACK B. DUNN, IV

President and Chief Executive Officer

FTI CONSULTING, INC.

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

Date: June 6, 2012

Time: 9:30 a.m., EDT

Place: FTI Consulting, Inc., Executive Office, 777 South Flagler Drive, Phillips Point, Suite 1500 West Tower, West Palm Beach, Florida 33401

Dear Stockholder:

Notice is hereby given that the 2012 Annual Meeting of Stockholders of FTI Consulting, Inc., a Maryland corporation, will be held at the location, on the date and at the time specified above. At the meeting, we will ask you to:

•	elect the seven nominees named in the proxy statement as directors of the Company;

•	ratify the retention of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012;

•	approve, in an advisory (non-binding) vote, the compensation of the named executive officers as disclosed in the proxy statement; and

•	transact any other business as may properly come before the meeting or any postponement or adjournment thereof to the extent permitted by applicable law.

The Board of Directors recommends a vote FOR the election of each of the seven nominees for director named in the proxy statement, FOR the ratification of the retention of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012, and FOR approval, in an advisory (non-binding) vote, of the compensation of the named executive officers as described in the proxy statement for the 2012 Annual Meeting of Stockholders.

Stockholders of record at the close of business on March 26, 2012 will be entitled to notice of and to vote at the 2012 Annual Meeting of Stockholders and any postponement or adjournment of the meeting.

By Order of the Board of Directors,

JOANNE F. CATANESE

Associate General Counsel and Secretary

April 20, 2012

Every stockholder’s vote is important. Please vote as promptly as possible by using the Internet, the telephone or by completing, signing, dating and returning a proxy card, even if you plan to attend the meeting in person. See our questions and answers about the meeting for information about voting by Internet, telephone or mail, how to revoke a proxy and how to vote shares in person.

i

777 South Flagler Drive

Phillips Point

Suite 1500 West Tower

West Palm Beach, Florida 33401

(561) 515-1900

April 20, 2012

PROXY STATEMENT FOR 2012 ANNUAL MEETING OF STOCKHOLDERS

The 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of FTI Consulting, Inc., a Maryland corporation (the “Company” or “FTI Consulting”), will be held on June 6, 2012, at 9:30 a.m., Eastern Daylight Time, at FTI Consulting, Inc.’s executive office, located at 777 South Flagler Drive, Phillips Point, Suite 1500 West Tower, West Palm Beach, Florida 33401.

Our Board of Directors (“Board”) is furnishing you a proxy statement to solicit proxies on its behalf to be voted at our Annual Meeting because you were a stockholder at the close of business on March 26, 2012, the record date for the Annual Meeting, and are entitled to vote at the Annual Meeting or any postponement or adjournment of the meeting. This proxy statement provides information that you should read before you vote on the proposals that will be presented to you at the Annual Meeting and is intended to assist you in deciding how to vote your shares.

On or about April 20, 2012, we began mailing or e-mailing a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our 2011 Annual Report to Stockholders for the year ended December 31, 2011 (the “Annual Report”) online and we began sending a full set of the proxy materials and Annual Report to stockholders who previously requested delivery in paper copy.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these proxy materials?

As a stockholder, you are invited to attend the Annual Meeting and are entitled to vote on the items of business described in this proxy statement. The proxy materials include the proxy statement for that meeting and our Annual Report. If you received a paper copy of these materials by mail or e-mail, the proxy materials also include a proxy card or voting instruction card for the Annual Meeting.

The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the seven nominees for director named in this proxy statement, information about our Board and its Committees, the compensation of non-employee directors, the compensation of our named executive officers for the year ended December 31, 2011, and certain other information we are required to provide to you.

When and where will FTI Consulting hold the Annual Meeting?

The Annual Meeting will be held on Wednesday, June 6, 2012, at 9:30 a.m., Eastern Daylight Time, at FTI Consulting, Inc.’s executive office, located at 777 South Flagler Drive, Phillips Point, Suite 1500 West Tower, West Palm Beach, Florida 33401, telephone no. (561) 515-1900.

What items of business will be voted on at the Annual Meeting?

At the Annual Meeting, we will ask you to:

•	elect the seven nominees named in the proxy statement as directors of the Company;

•	ratify the retention of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012;

•	approve, in an advisory (non-binding) vote, the compensation of the named executive officers as disclosed in the proxy statement; and

•	transact any other business as may properly come before the meeting or any postponement or adjournment thereof to the extent permitted by applicable law.

What are the Board’s voting recommendations and how will my shares of FTI Consulting common stock be voted if I do not specify my voting instructions on the proxy card?

The Board recommends that you vote your shares:

•	FOR the election of the seven nominees named in the proxy statement as directors of the Company;

•	FOR the ratification of the retention of KPMG LLP as FTI Consulting, Inc.’s independent registered public accounting firm for the year ending December 31, 2012;

•	FOR the approval, in an advisory (non-binding) vote, of the compensation of the named executive officers as disclosed in the proxy statement; and

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in accordance with the discretion of the named proxies on any other business that may properly come before the Annual Meeting or any postponement or adjournment of the meeting to the extent permitted by applicable law.

If you sign, date and return a proxy card but do not complete voting instructions for a proposal, then your shares will be voted with respect to such proposal by the named proxies in accordance with the Board’s above recommendations.

Why did I receive a Notice of Internet Availability of Proxy Materials?

We are pleased to continue to use the U.S. Securities and Exchange Commission (“SEC”) rule that allows companies to furnish proxy materials over the Internet. As permitted under the SEC rule, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail or e-mail to many stockholders instead of paper copies of the proxy materials. All stockholders receiving the Notice will have the ability to access this proxy statement and our Annual Report on the website referred to in the Notice or to request a printed set of these materials at no charge. Instructions on how to access these materials over the Internet or to request printed copies may be found in the Notice or the e-mail accompanying the Notice. Choosing to receive future proxy materials by e-mail will save the Company the cost of printing and mailing documents to stockholders and will reduce the impact of annual meetings on the environment. A stockholder’s election to receive proxy materials by e-mail will remain in effect until the stockholder terminates it.

Your Notice will contain instructions on how to:

•	view our proxy materials for the Annual Meeting on the Internet;

•	view our Annual Report on the Internet; and

•	instruct us to send future proxy materials to you electronically by e-mail.

Why did I receive a Notice by e-mail?

We are providing the Notice by e-mail to those stockholders who have previously elected delivery of the proxy materials electronically. Those stockholders should have received an e-mail containing a link to the website where the proxy materials are available and a link to the proxy voting website.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting but you cannot vote by marking and returning the Notice. The Notice provides instructions on how to vote by Internet, by telephone, by requesting a paper proxy card, or by attending the Annual Meeting and submitting a ballot in person.

Why did I receive paper copies of the proxy materials and Annual Report?

We are providing some of our stockholders, including stockholders who have previously requested paper copies of the proxy materials and Annual Report, and some of our stockholders who live outside of the United States (“U.S.”), with paper copies of this proxy statement and the Annual Report, instead of the Notice. In addition, any stockholder may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

How can I request paper copies of the proxy materials and Annual Report?

Stockholders will find instructions about how to obtain paper copies of the proxy materials and Annual Report on the Notice. Stockholders receiving an e-mail will find instructions about how to obtain paper copies as part of the e-mail.

Who pays the costs of the proxy solicitation?

FTI Consulting will pay the cost of soliciting proxies. In addition to the mailing and e-mailing of the Notice and these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our officers and employees, who will not receive any additional compensation for such solicitation activities.

How many votes must be present to hold the Annual Meeting?

As of the close of business on March 26, 2012, the record date for the Annual Meeting, 41,585,622 shares of our common stock were issued and outstanding. A quorum must be present at the Annual Meeting in order to transact business. A quorum will be present if a majority of the shares of common stock entitled to vote are represented at the Annual Meeting, either in person or by proxy. If a quorum is not present, a vote cannot occur, in which case the Annual Meeting may be adjourned until such time as a quorum is present.

Abstentions from voting on a proposal and broker non-votes are counted for determining whether a quorum is present. If a broker does not return a properly executed proxy, then the holder is not deemed present for quorum purposes. Stockholders who return a properly executed proxy (whether or not the stockholder votes, abstains from vote or withholds voting authority with respect to the election of a director) are present for purposes of determining whether a quorum is present.

How do I vote my shares?

You have one vote for each share of our common stock that you owned of record at the close of business on March 26, 2012. Even if you plan to attend the Annual Meeting in person, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to attend the meeting. By voting by proxy, you will be directing the designated person or persons as your proxies to vote your shares of common stock at the Annual Meeting in accordance with your instructions.

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How can I vote in person? Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. To vote in person, you must attend the Annual Meeting and submit a ballot. Ballots for voting in person will be available at the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record may be voted in person at the Annual Meeting only if you obtain a legal proxy giving you the right to vote such shares from the broker, bank or other nominee or fiduciary that is the record holder of your shares.

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How can I vote by Internet? Stockholders who received a Notice by mail or e-mail may submit proxies over the Internet by following the instructions on the Notice or the e-mail. Stockholders who have received paper copies of the proxy materials, including a proxy card or voting instruction card, may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card. Internet voting is available 24 hours a day until 11:59 p.m., Eastern Daylight Time, on June 5, 2012. You will be given the opportunity to confirm that your instructions have been properly recorded.

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How can I vote by telephone? If you are a registered “record” stockholder, meaning that you hold your shares in certificate form or through an account with our transfer agent, American Stock Transfer & Trust Company, you may also vote by telephone by calling 1-800-690-6903, toll-free, and following the instructions. Telephone voting is available 24 hours a day until 11:59 p.m., Eastern Daylight Time, on June 5, 2012. Stockholders who are beneficial owners and who receive paper voting instruction cards may vote by telephone by calling the number specified on the voting instruction card provided by their broker, bank or other nominee or fiduciary. Those stockholders should check the voting instruction cards for telephone voting availability.

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How can I vote by mail? Stockholders who have received a paper copy of a proxy card or voting instruction card may submit proxies by completing, signing and dating their proxy card or voting instruction card and returning it in the accompanying pre-addressed envelope. IF YOU DECIDE TO VOTE BY MAIL, YOUR PROXY CARD WILL BE VALID ONLY IF YOU COMPLETE, SIGN, DATE AND RETURN IT BEFORE THE ANNUAL MEETING DATE.

If you vote via the Internet or by telephone, please do not return a paper proxy card to vote your shares.

What does it mean if I received more than one proxy card or instruction form?

If you receive more than one proxy card or instruction form, it means that you have multiple accounts with our transfer agent and/or a broker, bank or other nominee or fiduciary or you may hold shares in different ways or in multiple names (such as through joint tenancy, trusts and custodial accounts). Please vote all of your shares.

Will my shares be voted if I do not complete, sign, date and return my proxy card or voting instruction card?

If you are a registered “record” stockholder and you do not vote your shares by Internet, by telephone or by completing, signing, dating and returning a paper proxy card, your shares will not be voted unless you attend the Annual Meeting and vote in person.

If your shares are held in a brokerage account or by another nominee or fiduciary, you are considered the “beneficial owner” of shares held in “street name,” and the Notice or proxy materials were forwarded to you by that organization. In order to vote your shares, you must follow the voting instructions forwarded to you by or on behalf of that organization. Brokerage firms, banks and other fiduciaries or nominees are required to request voting instructions for shares they hold on behalf of customers and others. As the beneficial owner, you have the right to direct your broker, bank or other nominee or fiduciary how to vote and you are also invited to attend the Annual Meeting. We encourage you to provide instructions to your broker, bank or other nominee or fiduciary to vote your shares. Since a beneficial owner is not the record stockholder, you may not vote the shares in person at the Annual Meeting unless you obtain a legal proxy from the broker, bank or other nominee or fiduciary that holds your shares giving you the right to vote the shares at the meeting.

Even if you do not provide voting instructions on your instruction form, if you hold shares through an account with a broker, bank or other nominee or fiduciary, your shares may be voted. Brokerage firms have the authority under New York Stock Exchange (“NYSE”) rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters. Proposal No. 2, to ratify the retention of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2012 is considered a routine matter for which brokers, banks or other nominees or fiduciaries may vote in the absence of specific instructions.

When a proposal is not considered “routine” and the broker, bank or other nominee or fiduciary has not received voting instructions from the beneficial owner of the shares with respect to such proposal, such firm cannot vote the shares on that proposal. Proposal No. 1, to elect the seven nominees as directors, and Proposal No. 3 to cast an advisory (non-binding) vote to approve the compensation of our named executive officers, are non-routine proposals and brokerage firms, banks and other nominees or fiduciaries may not vote on such proposals in the absence of specific instructions. This means that brokerage firms, banks and other nominees and fiduciaries that have not received voting instructions from their clients on these matters may not vote on these proposals. These votes that, in accordance with stock exchange rules, cannot be cast by a broker, bank or other nominee or fiduciary on non-routine matters are known as “broker non-votes.”

How can I revoke my proxy and change my vote prior to the meeting?

You may change your vote at any time prior to the vote taken at the Annual Meeting. You may revoke or change your vote in any one of four ways:

•	You may notify our Corporate Secretary, at FTI Consulting, Inc. 500 East Pratt Street, Suite 1400, Baltimore, MD 21202, in writing that you wish to revoke your proxy.

•	You may submit a proxy dated later than your original proxy.

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You may attend the Annual Meeting and vote by ballot if you are a stockholder of record. Merely attending the Annual Meeting will not by itself revoke a proxy. You must submit a ballot and vote your shares of common stock at the Annual Meeting.

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For shares you hold beneficially or in street name, you may change your vote by submitting a later dated voting instruction form to your broker, bank or other nominee or fiduciary, or if you obtained a legal proxy from your broker, bank or other nominee or fiduciary giving you the right to vote your shares, by attending the meeting and voting in person.

How many votes will be needed to approve each of this year’s proposals?

Proposal No. 1: Elect the seven nominees named in the proxy statement as directors of the Company	The seven nominees for election as directors will be elected by a “plurality” of the votes cast at the meeting. This means that the seven nominees who receive the highest number of “FOR” votes will be elected as the directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. Withhold votes and broker non-votes will not be counted as votes cast either for or against the election of a director and will have no effect on the results of the election of directors, although they will be considered present for the purpose of determining the presence of a quorum.

Proposal No. 2: Ratify the retention of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2012	Ratification of the retention of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2012 requires a majority of the votes cast at the Annual Meeting to be voted “FOR” this proposal. Abstentions will not count as votes cast either for or against Proposal 2 and will have no effect on the results of the vote on this proposal, although they will be considered present for the purpose of determining the presence of a quorum.

Proposal No. 3: Approve, in an advisory (non-binding) vote, the compensation of the named executive officers as disclosed in the proxy statement	The approval of a resolution approving the compensation of our named executive officers as disclosed in this proxy statement is an advisory (non-binding) vote, however, the Board and the Compensation Committee will consider the affirmative vote of a majority of the votes cast “FOR” the proposal as approval of the compensation paid to the Company’s named executive officers as disclosed in this proxy statement. Abstentions and broker non-votes will not be counted as votes cast either for or against Proposal 3 and will have no effect on the results of the vote on this proposal, although they will be considered present for the purpose of determining the presence of a quorum.

How will the proxies vote my shares if I return a properly executed proxy but do not vote on a proposal?

If you return a properly executed proxy without voting, the shares will be voted as recommended by our Board, as follows:

•	FOR the election of the seven nominees named in the proxy statement as directors of the Company;

•	FOR the ratification of the retention of KPMG LLP as FTI Consulting, Inc.’s independent registered public accounting firm for the year ending December 31, 2012; and

•	FOR the approval, in an advisory (non-binding) vote, of the compensation of the named executive officers as disclosed in the proxy statement.

ADDITIONAL INFORMATION

On or about April 20, 2012, we began sending a Notice of Internet Availability of Proxy Materials, including Internet availability of the Annual Report, or proxy statement and the Annual Report in paper copy, to the Company’s stockholders of record as of the close of business on March 26, 2012. The Annual Report does not constitute a part of the proxy solicitation material. The Annual Report provides you with additional information about the Company. Copies of our Notice of Annual Meeting, proxy statement and Annual Report are available on the Company’s website at http://www.fticonsulting.com, under “Our Firm – Governance – Proxy Statements,” “Our Firm – Governance – Annual Reports,” and under “Investor Relations – Frequently Requested Information.”

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES

THE DIRECTOR NOMINATION PROCESS

Identification and Nomination of Candidates as Directors for Election at the Annual Meeting

The Board currently consists of nine directors, of which six are independent. Each year the Nominating and Corporate Governance Committee (“Governance Committee”) reviews our Categorical Standards of Director Independence and applicable NYSE and SEC governance rules, and works with the Board to develop the education, credentials and characteristics required of Board and Committee nominees in light of current Board and Committee composition, the Company’s business and operations, the Company’s long-term and short-term plans, applicable legal and listing requirements, and other factors it considers relevant. The Governance Committee evaluates existing directors for re-election each year as if they were new candidates. The Governance Committee may identify other candidates, if necessary, through recommendations from our directors, management, employees, the stockholder nomination process or outside consultants. For a description of how the stockholder nomination process works, see “Corporate Governance – Stockholder Nominees for Director.” The Governance Committee will review candidates in the same manner regardless of the source of the recommendation, and is authorized, in its sole discretion, to engage outside search firms and consultants to assist with the process of identifying and qualifying candidates, and has sole authority to negotiate the fees and terms of such retention.

The Governance Committee and Board focus on identifying directors and candidates for director who have a diversity of age, backgrounds, skills and experience, although the Board does not have a written position on this issue. Key attributes that are considered by the Governance Committee and the Board include:

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leadership and management experience in complex organizations or experience dealing with complex problems, including practical understanding of strategy, processes, risk management and other factors that drive growth and change;

•	finance experience that demonstrates an understanding of finance and financial information and processes;

•	industry experience as executives, directors or leaders of companies in industries to which we provide services; and

•	global experience managing or growing companies outside of the U.S.

In addition, the Committee considers other factors, as it determines to be appropriate, including:

•	demonstrated strength of character, integrity and credibility;

•	mature and practical judgment;

•	public company board or equivalent experience, as well as the number of boards of other public companies on which such candidate sits, which may not exceed five;

•	the extent to which the candidate would fill a present need on the Board; and

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sufficient time to devote to the affairs of the Company, as well as other factors related to the ability and willingness of a candidate to serve, or an existing member of the Board to continue his or her service.

All of FTI Consulting’s current directors have leadership experience at companies, many with operations outside the U.S., or with governments, as well as experience on boards of companies or organizations, which provide the directors with an understanding of different processes, challenges and strategies. Many of our directors have experience in industries that provide services similar to those provided by industries serviced by the Company’s professionals, which enables them to contribute unique perspectives to the Board. Further, current directors have other experiences that make them valuable members, such as prior public policy or regulatory experience that provide insight into issues faced by our clients and our Company. The Governance Committee and the Board believe that our directors possess the range of business acumen and perspectives necessary to effectively address the evolving needs and operations of the Company.

In 2011, the Governance Committee engaged Korn/Ferry International (“Korn/Ferry”), an independent recruitment firm, to assist the Governance Committee in identifying and recruiting candidates with widely recognized international business or government credentials for membership on our Board. The Governance Committee, through Korn/Ferry, identified Claudio Costamagna, Sir Vernon Ellis, Marc Holtzman and Henrique de Campos Meirelles, as

individuals possessing the qualifications sought by the Company in its directors. The Governance Committee qualified Mr. Costamagna, Sir Vernon Ellis, Mr. Holtzman and Mr. Meirelles as candidates based on many factors, including their significant business experience in countries outside of the U.S., including Europe, Latin America and the United Kingdom (“UK”), which are regions that are expected to be significant drivers of future growth for the Company, their world-wide reputations and their senior leadership experience with major domestic and international companies, The Governance Committee considered each candidate’s significant and diverse business experience, including experience within industries served by the Company, such as finance and investment banking. The Governance Committee considered Mr. Meirelles’ experience in shaping the governmental banking and financial policies of Brazil; and Sir Vernon Ellis’ and Mr. Holtzman’s experience heading government affiliated organizations in the UK and U.S. The Governance Committee also considered their financial acumen, experience in building global businesses and willingness to devote the time to and serve on the Board and its Committees.

On March 28, 2012, the Board authorized increasing the size of the Board from nine to 11 directors immediately effective upon the election of directors at the Annual Meeting and amended our Corporate Governance Guidelines to provide that the Board should have no less than seven and no more than 13 directors. The Board believes that in light of the growth of the Company, its expanded geographic footprint and the increased complexity in doing business globally, this size permits a full range of experience and global diversity and fosters effective interaction and productivity. Our Charter and By-Laws permit directors to increase the size of the Board up to 15.

At the Board’s meeting on March 28, 2012, Mark H. Berey informed the Board of his final decision not to stand for re-election as a director of the Company at the Annual Meeting. The Board also determined that Mr. McHugh had reached the retirement age of 72, and would not be standing for re-election as a director at the Annual Meeting in accordance with the retirement age guidelines established under the Company’s Corporate Governance Guidelines.

On March 28, 2012, the Governance Committee recommended and the Board nominated Messrs. Callaghan, Dunn and Holthaus for re-election and Mr. Costamagna, Sir Vernon Ellis, Mr. Holtzman and Mr. Meirelles, for election as directors at the Annual Meeting. The relevant experiences, qualifications and skills of the nominees, which the Board considered, are described in each director’s individual biographies as described under “Information about the Board of Directors and Committees – Information about the Nominees for Director and the Other Directors.”

PROPOSAL NO. 1 — ELECT AS DIRECTORS THE SEVEN NOMINEES NAMED IN THE PROXY STATEMENT

Prior to the 2011 annual meeting of stockholders on June 1, 2011, the Company’s Board was divided into three classes. At the 2011 annual meeting, the stockholders voted to amend our Charter to eliminate the classified Board and decrease the term of office of each director from three years to one year; except that the terms of incumbent directors were not shortened. As a result, Brenda J. Bacon, James W. Crownover, Dennis J. Shaughnessy and George P. Stamas, who at the time of the 2011 annual meeting of stockholders were the incumbent directors serving their three-year terms as Class II directors, which will expire at the 2013 annual meeting of stockholders, will continue as directors of the Company following this Annual Meeting in accordance with their original three-year terms. From and after the Annual Meeting, all directors will be elected for one-year terms.

Upon the recommendation of the Governance Committee, the Board nominated the following seven persons for election as directors at the Annual Meeting. The directors elected at the Annual Meeting will hold office for one-year expiring at the next annual meeting of stockholders or until their successors are elected and qualified:

Denis J. Callaghan

Claudio Costamagna

Jack B. Dunn, IV

Sir Vernon Ellis

Gerard E. Holthaus

Marc Holtzman

Henrique de Campos Meirelles

Messrs. Dunn and Holthaus were elected as directors by the stockholders at the 2011 annual meeting for a one year term expiring at the Annual Meeting. Mr. Callaghan was formerly a Class I director whose three-year term expires at the Annual Meeting.

Mr. Costamagna, Sir Vernon Ellis, Mr. Holtzman and Mr. Meirelles are not currently directors of the Company. They have been nominated by the Board to stand for election at the Annual Meeting to fill the vacancies resulting from (i) the decision of Mark H. Berey not to stand for re-election at the Annual Meeting, (ii) the retirement of Matthew F. McHugh pursuant to the Board’s retirement policy set forth in the Corporate Governance Guidelines of the Company, and (iii) action by the Board to increase the size of the Board from nine to 11 directors immediately effective upon the election of directors at the Annual Meeting.

The Board has affirmatively concluded that Mr. Callaghan, Mr. Costamagna, Sir Vernon Ellis, Mr. Holthaus, Mr. Holtzman and Mr. Meirelles qualify as independent directors under our Categorical Standards of Director Independence and the independence standards established under Section 303A of the NYSE corporate governance rules. Mr. Dunn is the President and Chief Executive Officer of the Company and as a member of management does not qualify as independent. More detailed information about the Board’s determination of director independence is provided in the section of this proxy statement titled “Information About the Board of Directors and Committees – Independence of Directors.”

We do not know any reason why any nominee would be unable to serve as a director. If any nominee cannot serve for any reason (which is not anticipated), the Governance Committee may identify and recommend a candidate or candidates to the Board as a potential substitute nominee or nominees. If that happens, we will vote all valid proxies for the election of the substitute nominee or nominees designated by the Board. Alternatively, the Board may determine to keep a vacancy open or reduce the size of the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named.

More detailed information about each of the nominees is provided in the section of this proxy statement titled “Information About the Board of Directors and Committees – Information About the Nominees for Director and the Other Directors.”

Stockholder Approval Required. The seven nominees for election as directors will be elected by a “plurality” of the votes cast at this meeting. This means that the seven nominees who receive the highest number of “FOR” votes will be elected as directors of the Company.

The Board of Directors Unanimously Recommends That You Vote FOR the Election of

All Seven of the Nominees as Directors.

INDEPENDENCE OF DIRECTORS

For a director to be considered independent, the Board must affirmatively determine that the director does not have any direct or indirect material relationship with the Company or its subsidiaries, and is not otherwise automatically disqualified by the Company’s Categorical Standards of Director Independence and the independence standards as set forth in Section 303A of the NYSE corporate governance rules. The Board has established Categorical Standards of Director Independence, which are the same as the NYSE Section 303A standards governing director independence, as currently in effect, and recognizes that a director is “independent” if he or she does not have a material relationship with the Company (directly or as a partner, stockholder or officer of an organization that has a relationship with us), considering all facts and circumstances that the Board determines are relevant.

The Board, upon the recommendation of the Governance Committee, determined that except for Messrs. Dunn, Shaughnessy and Stamas, all of the directors who served during the year ended December 31, 2011 are independent. During 2011, the Board determined that George P. Stamas, a Partner with Kirkland & Ellis, LLP (“K&E”), has a material indirect relationship with the Company based on the corporate legal services that K&E provides to the Company. Fees paid by the Company to K&E amounted to less than the greater of $1.0 million or 2% of that firm’s consolidated gross revenues for each of 2011, 2010 and 2009 and, accordingly, Mr. Stamas is not automatically disqualified from being independent under the NYSE rules. Jack B. Dunn, IV and Dennis J. Shaughnessy do not qualify as independent directors because they are executive officers of the Company. In 2011 and during the preceding three years, we have not made charitable contributions to any organization in which a director serves as an employee, officer, director or trustee, which in any single year exceeded the greater of $1.0 million or 2% of such organization’s gross revenues.

In March 2012, the Board affirmatively determined that all of the nominees for director at the Annual Meeting, except Mr. Dunn, who is the President and CEO of the Company, would qualify as independent directors. In determining the independence of nominees for director at the Annual Meeting, the Board considered any direct or indirect relationships with the Company. In the case of Mr. Holtzman, the Board considered Mr. Holtzman’s employment relationship with a division of Barclays Group and the Company’s client engagements in the ordinary course of business with affiliates of Barclays Group, which engagement fees mounted to less than the greater of $1.0 million or 2% of Barclays Group’s consolidated gross revenues for 2011. After considering the facts and circumstances, the Board concluded that Mr. Holtzman does not have a material relationship with the Company as a result of such client engagements and is independent.

INFORMATION ABOUT THE NOMINEES FOR DIRECTOR AND THE OTHER DIRECTORS

Messrs. Dunn and Holthaus were elected as directors by the stockholders at the 2011 annual meeting of stockholders for a one-year term expiring at this year’s Annual Meeting. Mr. Callaghan was formerly a Class I director whose three-year term expires at this Annual Meeting. Mr. Costamagna, Sir Vernon Ellis, Mr. Holtzman and Mr. Meirelles are not currently directors of the Company. They have been nominated by the Board to stand for election at the Annual Meeting to fill the vacancies resulting from (i) the decision of Mark H. Berey not to stand for re-election as a director, (ii) the retirement of Matthew F. McHugh pursuant to the Board’s retirement policy set forth in the Corporate Governance Guidelines of the Company, and (iii) the Board’s decision to increase the size of the Board from nine to 11 directors immediately effective upon the election of directors at the Annual Meeting. See “Information About the Board of Directors and Committees — Proposal 1 — Elect as Directors the Seven Nominees Named in the Proxy Statement” and “Information About the Board of Directors and Committees — The Director Nomination Process” in this proxy statement for additional information.

Brenda J. Bacon, James W. Crownover, Dennis J. Shaughnessy and George P. Stamas, the incumbent directors serving their three-year terms as Class II directors, which expire at the 2013 annual meeting of stockholders, will continue as directors of the Company following the Annual Meeting.

Information about the seven nominees as directors and the other directors is set forth below:

Name	Age	Director Since	Principal Occupation, Business Experience and Director Qualifications
2012 Nominees for Director

Denis J. Callaghan	70	2000

Mr. Callaghan has extensive experience analyzing the insurance and banking industry sectors. He retired from Deutsche Bank Securities Inc. in February 2000, where he was the Director of North American Equity Research. Prior to becoming Director of North American Equity Research in 1992, Mr. Callaghan was responsible for the Insurance and Financial Services Research Groups of Alex. Brown & Sons Incorporated, an investment banking firm that was acquired by Deutsche Bank in 2000. Prior to joining Alex. Brown & Sons Incorporated in 1988, he was a senior insurance analyst and First Vice President with Paine Webber.

Director Qualifications:

•       Business, Management and Finance Leadership – Former director of North American Equity Research of Deutsche Bank Securities, Inc., former director of Equity Research of Alex. Brown & Sons Incorporated and former First Vice President of Paine Webber

•       Industry Sector Experience – Capital markets, mergers and acquisitions, banking and insurance industry experience, important business and industry focuses of FTI Consulting, as former executive with Deutsche Bank Securities, Inc., Alex. Brown & Sons Incorporated and Paine Webber

•       Other Leadership Experience – Chairman of the investment committee of a private equity firm

Name	Age	Director Since	Principal Occupation, Business Experience and Director Qualifications
2012 Nominees for Director

Jack B. Dunn, IV	61	1992

Mr. Dunn has served as our Chief Executive Officer since October 1995 and as a director since 1992. In May 2004, he assumed the position of President, a position he also held from October 1995 to December 1998. He also served as our Chairman of the Board from December 1998 to October 2004. From May 1994 to October 1995, he served as our Chief Operating Officer. He joined FTI Consulting as its Chief Financial Officer in 1992. Prior to joining us, he was a member of the Board of Directors and a Managing Director of Legg Mason Wood Walker, Incorporated, a regional investment banking firm where he directed its Baltimore corporate finance and investment banking activities. Mr. Dunn is a limited partner of the Baltimore Orioles L.P. Prior to his investment banking career, Mr. Dunn practiced corporate and securities law.

Mr. Dunn is a director and a member of the Compensation/Human Resources (Chair) and Corporate Governance/Nominating Committees of Pepco Holdings, Inc., a public company and one of the largest energy delivery companies in the Mid-Atlantic region.

Director Qualifications:

•       Global Business, Management and Finance Leadership – Current President and Chief Executive Officer and former Chief Financial Officer and Chief Operating Officer of FTI Consulting and former Managing Director and director of Legg Mason Wood Walker, Incorporated

•       Industry Sector Experience – Capital markets, investment banking and mergers and acquisitions experience, important FTI Consulting business focuses, as President and Chief Executive Officer of FTI Consulting, Inc. and former Managing Director and director of Legg Mason Wood Walker, Incorporated

•       Outside Public Board and Committee Experience – Director of other public company and former director of public companies

•       Other leadership experience – Director or trustee of non-public and charitable institutions

Name	Age	Director Since	Principal Occupation, Business Experience and Director Qualifications
2012 Nominees for Director

Gerard E. Holthaus	62	2004

Mr. Holthaus has extensive management experience at the executive officer level with both public and private companies and finance experience. In April 2010, Mr. Holthaus stepped down as Chief Executive Officer of Algeco Scotsman, a private company, and assumed the position of non-executive Chairman of the Board. From November 2007 to April 2010, Mr. Holthaus held the positions of executive Chairman of the Board and Chief Executive Officer of Algeco Scotsman, responsible for all operations of the combined company in North America and Europe. Algeco Scotsman is the leading global provider of modular space solutions. From April 1997 to October 2007, Mr. Holthaus was Chairman, President and Chief Executive Officer of Williams Scotsman International, Inc., which is now a subsidiary of Algeco Scotsman. Williams Scotsman International, Inc. was a public company prior to its acquisition by Algeco Scotsman. Before joining Williams Scotsman International, Inc., Mr. Holthaus served as a Senior Vice President of MNC Financial, Inc. from April 1988 to June 1994. From 1971 to 1988, Mr. Holthaus was associated with Ernst & Young LLP, where he served as a Baltimore-based partner from 1982 to 1988.

Mr. Holthaus is a director and non-executive Chairman and a member of the Compensation and Governance Committees of The Baltimore Life Companies, a mutual life insurance company. He is also a director and Chair of the Audit Committee of BakerCorp International, Inc., a non-public equipment rental services business. In addition, he is a trustee of Loyola University. He is a certified public accountant.

			Director Qualifications:

•        Global Business, Management and Finance Leadership – Non-Executive Chairman and former Executive Chairman and Chief Executive Officer of Algeco Scotsman, former Chairman, Chief Executive Officer and Chief Financial Officer of Williams Scotsman International, Inc., which is now a subsidiary of Algeco Scotsman, and former partner of Ernst & Young LLP

•        Industry and Business Sector Experience – Accounting, real estate, construction, banking and professional services sector experience, important industry focuses of FTI Consulting, as a former executive of Algeco Scotsman, Williams Scotsman International, Inc. and MNC Financial, Inc., and as a former partner of Ernst & Young LLP and as a certified public accountant

•        Outside Private Board and Committee Experience – Non-Executive Chairman of the Boards of Directors of Algeco Scotsman and the Baltimore Life Companies and a director of BakerCorp International, Inc.

•        Other Leadership Experience – Director or trustee of educational and charitable institutions

Name	Age	Director Since	Principal Occupation, Business Experience and Director Qualifications
2012 Nominees for Director

Claudio Costamagna	56

Mr. Costamagna is currently Chairman of CC e Soci, a financial advisory boutique he founded in June 2007. For 18 years until April 2006, Mr. Costamagna served in various positions with The Goldman Sachs Group, Inc., culminating as Chairman of the investment banking division in Europe, the Middle East and Africa from December 2004 to March 2006. Prior to joining The Goldman Sachs Group, Inc., Mr. Costamagna held various positions with Montedison S.p.A. from 1985 to 1988 and Citibank N.A. from 1981 to 1985.

Mr. Costamagna is a director of and the Chair of the Human Resources Committee of Luxottica Group S.p.A., a director and member of the Remuneration Committee of DeA Capital S.p.A., and a director and member of the Remuneration Committee of IL Sole 24 Ore S.p.A., companies that are listed on the Borsa Italiana Stock Exchange.

			Director Qualifications:

•       Global Business and Management Leadership – 18 year career at The Goldman Sachs Group, culminating as Chairman of the investment banking division in Europe, the Middle East and Africa from 2001 to 2007

•       Industry Sector Experience – Capital markets, mergers and acquisitions, investment banking, important business and industry focuses of FTI Consulting, as executive of The Goldman Sachs Group, Inc.

•       Geographic Diversity – Experience leading The Goldman Sachs Group’s investment banking division in Europe, the Middle East and Africa

•       Outside Public Board Experience – Board experience as Chairman or a director of non-U.S. public and private companies, including current directorships with Luxottica Group S.p.A., DeA Capital S.p.A., and IL Sole 24 Ore S.p.A. and former directorships with Bulgari SpA and Autogrill S.p.A.

•       Outside Private Board Experience – Board experience as Chairman or a director of non-U.S. private companies, including AAA S.A., Virgin Group Holding Limited and Virtual Advise SIM CC & Soci

•       Other Leadership Experience – Director or trustee of non-public educational and charitable institutions, including the Universita L. Bocconi

Name	Age	Director Since	Principal Occupation, Business Experience and Director Qualifications
2012 Nominees for Director

Sir Vernon Ellis	64

Sir Vernon Ellis has extensive experience in international management consulting having retired from Accenture Ltd in March 2010, after holding the position of International Chairman, from January 2001 to December 2007, and Senior Advisor from January 2008 to March 2010, and holding major operational roles prior to 2001. Sir Vernon Ellis has been Chair of the British Council, the UK’s international cultural relations body, since March 2010. The British Council employs over 7,000 people in 110 countries and only one-fifth of its $1.2 billion revenues represent government grants.

Sir Vernon Ellis holds directorships with several civic organizations and private companies, including the English National Opera (“ENO”), where he has been Chairman since June 2006 (his term ends in May 2012 when he will assume the position of President). At both ENO and British Council, he has led the Boards of Directors and management through extensive structural changes and strategy appraisals. At both institutions he sits on the Finance and Audit Nomination and Remuneration Committees.

			Director Qualifications:

•       Global Business and Management Leadership – 40 year career at Accenture Ltd in the UK, culminating as International Chairman from 2001 to 2007

•       Industry Sector Experience – Management and financial consulting, finance and accounting, important business focuses of FTI Consulting, as International Chairman and former executive of Accenture Ltd

•       Geographic Diversity – Experience leading Accenture Ltd’s operations in Europe, Middle East, Africa and India throughout the 1990’s and establishing its global corporate citizenship and global foundation activities, as well as developing Accenture Ltd’s relationship with the World Economic Forum

•       Quasi-Governmental and Policy Making Experience –Chairman of the British Council building relationships with senior government ministers and leaders of quasi-governmental organizations in the UK and around the world.

•       Outside Private Board Experience – Chairman of private companies, including Martin Randall Travel Ltd., a leading cultural tours company located in the UK, and One Medicare LLP, a private provider of primary healthcare services.

•       Other Leadership Experience – Chairman of the ENO and director or trustee of non-public arts, educational and charitable institutions, including Young Singers Welfare Foundation, Leopold Trust, Royal College of Music and the Florestan Trust

Name	Age	Director Since	Principal Occupation, Business Experience and Director Qualifications
2012 Nominees for Director

Marc Holtzman	52

Since August 2008, Mr. Holtzman has been Executive Vice Chairman of Barclays Capital, the investment banking division of Barclays Bank PLC. In June 2006, Mr. Holtzman rejoined ABN Amro Bank serving as Executive Vice Chairman of its investment banking division until May 2008, after having previously held various Executive and Non-Executive Vice Chairman positions with the investment banking division of ABN Amro Bank between 1997 and 1998. In 2006, Mr. Holtzman was a candidate for the Republican nomination for Colorado Governor. From May 2003 through June 2005, Mr. Holtzman was president of the University of Denver, until he left to run for Governor of Colorado. Previously from 1999 through May 2003, Mr. Holtzman served in the cabinet of former Colorado Governor Bill Owens, during which time he served as Colorado’s first Secretary of Technology, Chairman of Colorado’s Information Management Commission and Co-Chairman of the Governor’s Commission on Science and Technology. Prior to his tenure in Colorado politics, Mr. Holtzman co-founded MeesPierson EurAmerica, an investment banking boutique specializing in the markets of Central and Eastern Europe (a firm which was acquired by ABN Amro).

Mr. Holtzman serves as a director and member of the Audit Committee of Prospect Global Natural Resources, a company engaged in the exploration and mining of natural resources; a director and member of the Audit Committee of Indus Gas, an Indian oil and gas company listed on the London AIM, and a director of Bank of Kigali, the largest bank in Rwanda listed on the Rwanda Stock Exchange.

			Director Qualifications:

•        Global Business and Management Leadership – Executive Vice Chairman of investment banking division of Barclays Capital, former Executive and Non-Executive Vice Chairman of ABN Amro Banks investment banking division, and co-founder of MeesPierson EurAmerica, an investment banking boutique specializing in the markets of Central and Eastern Europe

•        Industry Sector Experience – Capital markets, mergers and acquisitions, investment banking and technology services, important business and industry focuses of FTI Consulting, as an executive of various investment banking groups and as former Secretary of Technology and former Co-Chairman of the Governor’s Commission on Science and Technology for Colorado

•        Geographic Diversity – Extensive experience leading investment banking and capital markets operations in the UK, Europe and Russia

•        U.S. Governmental and Policy Making Experience in Technology Sector – Former Secretary of Technology for Colorado and former Co-Chairman of the Colorado Governor’s Commission on Science and Technology

Name	Age	Director Since	Principal Occupation, Business Experience and Director Qualifications
2012 Nominees for Director

•        Outside Public Board Experience – Board experience as a director of U.S. and non-U.S. public companies, including Prospect Global Natural Resources, Indus Gas and Bank of Kigali

•        Outside Private Board Experience – Board experience as a director of Kazyna (Kazakhstan) Sovereign Wealth Fund

•        Other Leadership Experience – Director or trustee of non-public educational and charitable institutions, including as a former trustee of the United States Space Foundation

Henrique de Campos Meirelles	66

Mr. Meirelles is currently Chairman of J&F, the holding company that controls JBS S.A. and six other companies. Between December 2010 and assuming his current position in March 2012, Mr. Meirelles was restricted from assuming private employment after leaving his service as Governor of the Central Bank of Brazil, a position he held from January 2003 to December 2010. Prior to January 2003, Mr. Meirelles enjoyed a distinguished 28-year career in the banking and financial sector, first with BankBoston Corporation, and then with its successor entity, FleetBoston Financial Corporation, following BankBoston’s merger with Fleet Financial Group, ultimately serving as the President of Corporate and Global Banking of the merged entity starting in 1999.

			Director Qualifications:

•        Global Business, Management and Finance Leadership – Former President of BankBoston’s Brazilian operations, former President and Chief Operating Officer of BankBoston Corporation, and former President of Global Banking for FleetBoston Financial

•        Foreign Governmental, Regulatory and Policy Making Leadership – Former Governor of the Central Bank of Brazil from January 2003 to December 2010

•        Industry and Business Sector Experience – Banking, finance and accounting, important business and industry focuses of FTI Consulting, as former Governor of the Central Bank of Brazil and former executive of BankBoston Corporation and FleetBoston Financial Corporation

•        Geographic Diversity – Extensive experience leading BankBoston’s operations in Brazil and the banking sector of Brazil

•        Other Leadership Experience – Director or trustee of quasi-governmental institutions

Name	Age	Director Since	Principal Occupation, Business Experience and Director Qualifications
Class II Directors With Terms Expiring at the 2013 Annual Meeting of Stockholders

Brenda J. Bacon	61	2006	Ms. Bacon has extensive experience in the healthcare industry and management experience at the executive officer level. She is currently the President and Chief Executive Officer of Brandywine Senior Living, a company she co-founded in 1996 and which now owns and operates 24 senior living communities in five states. Ms. Bacon became President and Chief Executive Officer of Brandywine Senior Living in July 2004. From May 2003 to July 2004, Ms. Bacon was its President and Chief Operating Officer. From 1989 to 1993, Ms. Bacon served as Chief of Management and Planning, a cabinet-level position under New Jersey Governor James J. Florio. In this capacity, she oversaw all health care and human services reform efforts and departments, and served as a senior advisor to the Governor. Ms. Bacon is Vice Chairman of the Assisted Living Federation of America and is a director on the Executive Board of the American Senior Housing Association.

			Director Qualifications:

•        Business and Management Leadership – Chief Executive Officer of the owner and operator of 24 senior living communities

•        Industry Sector Experience – Healthcare sector experience, an important industry focus of FTI Consulting

•        U.S. Governmental and Policy Making Experience in Healthcare Sector – Former cabinet level position under former New Jersey Governor, James J. Florio

•        Other Leadership Experience – Director or trustee of healthcare policy making associations and charitable institutions

Name	Age	Director Since	Principal Occupation, Business Experience and Director Qualifications
Class II Directors With Terms Expiring at the 2013 Annual Meeting of Stockholders

James W. Crownover	68	2006

Mr. Crownover has extensive global consulting company experience and management experience at the executive level. Mr. Crownover had a 30-year career with McKinsey & Company, Inc., a global management consulting firm, from which he retired in 1998. During his career, he advised leading businesses, governments and institutions, primarily in the energy industry sector. He headed McKinsey’s Southwest practice for many years, and also served as co-head of the firm’s worldwide energy practice, working in Asia, Europe and Latin America, as well as in the U.S. In addition, he served as a member of McKinsey’s Board of Directors. Mr. Crownover also is a Trustee and Chairman of the Board of Trustees of Rice University and a director of the Houston Grand Opera.

Mr. Crownover is a director and a member of the Nominating and Governance, Compensation, and Safety, Health and Environment (Chair) Committees of Chemtura Corporation, a diversified chemical company offering a wide portfolio of products to a number of markets, including agriculture, building and construction, consumer, electrical and electronics, industrial and transportation. He is a director and member of the Governance (Chair) and Compensation Committees of Weingarten Realty, a real estate leasing company offering shopping center and industrial locations across the U.S. Mr. Crownover is also Chairman of the Board of Directors of Republic Services, Inc., a solid waste and environmental services company.

			Director Qualifications:

•        Global Business and Management Leadership – Former leader of McKinsey & Company’s Southwest practice and worldwide energy practice, working in Asia, Europe and Latin America as well as in the U.S.

•        Industry Sector Experience – 30-year career providing consulting services with McKinsey & Company and energy sector experience, important business and industry focuses of FTI Consulting

•        Outside Public Board and Committee Experience – Chairman of the Board of one other public company and director of two other public companies

•        Other Leadership Experience – Former member of Board of Directors of McKinsey & Company and director or trustee of educational and charitable institutions

Name	Age	Director Since	Principal Occupation, Business Experience and Director Qualifications
Class II Directors With Terms Expiring at the 2013 Annual Meeting of Stockholders

Dennis J. Shaughnessy	64	1992

Since October 2004, Mr. Shaughnessy has been our Executive Chairman of the Board. From 1989 to October 2004, Mr. Shaughnessy was a General Partner of Grotech Capital Group, Inc., a private equity firm, which managed approximately $1.0 billion in private equity funds. He headed up Grotech’s “traditional investment group,” which invested in expansion, mid-market buyouts and restructuring opportunities. The group focused on consumer and financial products and services, healthcare, and industrial outsourcing and distribution. Mr. Shaughnessy continues to be a non-voting special general partner of certain partnerships affiliated with Grotech. Prior to becoming a General Partner of Grotech, Mr. Shaughnessy was the Chief Executive Officer of CRI International, Inc., an international petroleum refining service business. He successfully sold its manufacturing subsidiary, the Katalistiks Group, to Union Carbide Corporation in 1984 and sold the entire CRI group to Shell Oil in 1989.

Mr. Shaughnessy is a director and a member of the Compensation, Nominating and Governance, and Risk and Strategy (Chair) Committees of TESSCO Technologies, Inc., an innovative wireless technologies supplier.

			Director Qualifications:

•       Global Business and Management Leadership – Executive Chairman of the Board of FTI Consulting and former chief executive officer of CRI International, Inc.

•       Industry Sector Experience – Capital markets, mergers and acquisitions and financial transactions experience, important business focuses of FTI Consulting, as Executive Chairman of the Board of FTI Consulting, former Chief Executive Officer of CRI International, Inc. and a former general partner of Grotech Capital Group, Inc.

•       Outside Public Board and Committee Experience – Director of TESSCO Technologies, Inc., a U.S. public company

•       Outside Private Board Experience – Director experience at private companies

•       Other Leadership Experience – Director or trustee of charitable institutions

Name	Age	Director Since	Principal Occupation, Business Experience and Director Qualifications
Class II Directors With Terms Expiring at the 2013 Annual Meeting of Stockholders

George P. Stamas	61	1992	Since 2002, Mr. Stamas has been a Partner of the law firm of Kirkland & Ellis LLP, advising leading U.S. and international public and private corporations in planning and structuring complex business transactions, including mergers and acquisitions in numerous industries, including energy, finance, construction, health care, shipping and professional sports, as well as counseling corporations and boards of directors on corporate governance matters and crisis situations. From 1999 to January 2002, Mr. Stamas was Vice Chairman of the Board of Deutsche Banc Securities, Inc. He is a venture consultant of New Enterprise Associates, an international venture capital firm with approximately $10.0 billion under management and on the advisory boards of MidOcean Partners, a private equity firm, and Navios Shipping, a ship management company. Mr. Stamas is active in numerous local and national civic organizations. He is a limited partner of the Baltimore Orioles L.P., the Washington Capitals and the Washington Wizards.

			Director Qualifications:

•       Global Business and Management Leadership – Partner of Kirkland & Ellis LLP

•       Industry Sector Experience – Capital markets, mergers and acquisitions and complex business transactions experience, important business focuses of FTI Consulting, as a partner of Kirkland & Ellis LLP, former Vice Chairman of Deutsche Bank Securities, Inc. and venture consultant of private equity firm

•       Outside Board Experience – Director of private and former director of other public companies and former Vice Chairman of investment bank

•       Other Leadership Experience – Director or trustee of charitable organizations

DIRECTOR ATTENDANCE AT MEETINGS

Director Attendance at Board and Committee Meetings

Our policy is that each director should attend all meetings of the Board and each Committee on which he or she serves, unless excused for reasons of serious illness or extreme hardship. During 2011, the Board held six regular and two special meetings for a total of eight meetings. During 2011, each director attended at least 75% of the regular and special meetings of the Board.

During 2011, our Board had three standing committees – Audit, Nominating and Corporate Governance and Compensation. The Audit Committee held seven regular and two special meetings for a total of nine meetings, the Nominating and Corporate Governance Committee held six regular meetings and two special meetings for a total of eight meetings, and the Compensation Committee held six regular and eight special meetings for a total of 14 meetings. For purposes of presenting this information, each joint meeting of the Board and any Committee has been counted as a separate meeting of the Board and the applicable Committee, and meetings that were adjourned one day and reconvened on another day have been counted as one meeting. During 2011, each director attended at least 75% of the regular and special meetings of each Committee held during the time period he or she served as a Committee member.

Director Attendance at Other Meetings

Our non-management and independent directors met in closed (executive) sessions without the presence of management periodically throughout the year. The Presiding Director chairs the meetings of the non-management and independent directors. During 2011, our non-management directors (which consist of our independent non-employee directors and Mr. Stamas) met in closed (executive) session five times without management and our independent directors met in closed (executive) session five times without management and Mr. Stamas. Each of the non-management directors attended at least 75% of the meetings of the non-management directors and each of the independent directors attended at least 75% of the meetings of the independent directors.

The Company’s policy is that all directors should attend the annual meeting of stockholders each year absent a good reason. All continuing directors attended our 2011 annual meeting of stockholders.

COMMITTEES OF THE BOARD OF DIRECTORS

Committee Membership

The members of the Company’s Committees are:

Name	Audit	Nominating and Corporate Governance	Compensation
Brenda J. Bacon		X	X
Mark H. Berey (1)	X	X
Denis J. Callaghan	X	X
James W. Crownover		X	Chair
Gerard E. Holthaus	Chair		X
Matthew F. McHugh (2)		Chair	X

(1)	Mr. Berey will be a member of the Audit Committee and Governance Committee until the Annual Meeting.

(2)	Mr. McHugh will be a member and Chair of the Governance Committee and member of the Compensation Committee until the Annual Meeting.

Committee Charters

The Audit Committee, Governance Committee and Compensation Committee operate under written charters. The Charter of the Audit Committee was last amended and restated effective February 23, 2011. The Charter of the Governance Committee was last amended and restated effective December 16, 2009. The Charter of the Compensation Committee was last amended and restated effective February 23, 2011. The Charters are reviewed annually, and more frequently as necessary, to address any new, or changes to, rules or best practices relating to the responsibilities of the applicable Committee. The applicable Committee approves its own charter amendment, and submits it to the Governance Committee who recommends action by the Board. All charter amendments are then submitted to the Board for approval.

Copies of the Charter of the Audit Committee, Charter of the Nominating and Corporate Governance Committee and Charter of the Compensation Committee (together, the “Charters”) are available on our website under “Our Firm – Governance” at http://www.fticonsulting.com, as follows:

Name of Committee	Website Link
Audit Committee	http://fticonsulting.com/global2/media/collateral/united-states/charter-of-the-audit-committee-of-the-board-of-directors.pdf

Nominating and Corporate Governance Committee	http://fticonsulting.com/global2/media/collateral/united-states/charter-of-the-nominating-and-corporate-governance-committee-of-the-board-of-directors.pdf

Compensation Committee	http://fticonsulting.com/global2/media/collateral/united-states/charter-of-the-compensation-committee-of-the-board-of-directors.pdf

Audit Committee

The Audit Committee is comprised solely of non-employee directors, none of whom sits on more than three other audit committees. The Board has determined that all Audit Committee members are independent pursuant to our Categorical Standards of Director Independence and the rules of the NYSE and the SEC and otherwise qualify as audit committee members. The Board has determined that all the members of the Audit Committee qualify as “audit committee financial experts” within the meaning stipulated by the SEC.

Functions of the Audit Committee

•	selects, oversees and approves our independent registered public accounting firm;

•	reviews and discusses the scope of the annual audit and written communications to the Audit Committee and management;

•	oversees our financial reporting activities, including the annual audit and accounting standards and principles we follow;

•	approves audit and non-audit services by our independent registered public accounting firm and applicable fees;

•	reviews and discusses our periodic reports filed with the SEC;

•	reviews and discusses our earnings press releases and communications with financial analysts and investors;

•	oversees our internal audit activities;

•	oversees our disclosure controls and procedures;

•	reviews Section 404 of the Sarbanes-Oxley Act of 2002 – internal controls over financial reporting;

•	oversees and monitors our Whistleblower Policy and related reports;

•	reviews and discusses risk assessment and risk management policies and practices;

•	oversees the administration of the Company’s Code of Ethics and Business Conduct and other ethics policies;

•	reviews, discusses and approves insider and affiliated party transactions;

•	administers the policy with respect to the hiring of former employees of the Company’s independent registered public accounting firm;

•	performs an annual self-evaluation of the Audit Committee;

•	reviews its Charter and recommends changes to the Governance Committee for submission to the Board for approval; and

•	prepares the disclosure required by Item 407(d)(3)(i) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”), in the annual proxy statement.

Compensation Committee

The Compensation Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to our Categorical Standards of Director Independence and rules of the SEC and NYSE. All of the members of the Compensation Committee qualify as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code Section 162(m)”). All of the members of the Compensation Committee qualify as “non-employee” directors under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Jack B. Dunn, IV, our President and Chief Executive Officer (“CEO”), and Dennis J. Shaughnessy, our Executive Chairman of the Board (“Chairman”), attend substantially all Compensation Committee meetings but do not attend executive sessions and specially scheduled meetings of the Compensation Committee to which they have not been invited. They do not vote on matters before the Compensation Committee; however, the Compensation Committee and Board solicit recommendations from the CEO and Chairman on compensation matters, including as they relate to their own compensation and the compensation of the other executive officers and key employees of the Company. They also assist the Compensation Committee by providing information such as financial results, short-term and long-term business and financial plans and strategic objectives and their views on current compensation programs and levels, and by recommending individual annual performance measures and/or target award levels under the Company’s incentive compensation plans and programs for executive officers and key employees.

In 2011, the Compensation Committee engaged outside compensation consultants for advice regarding select compensation matters considered by the Compensation Committee during the year. See “Executive Officers and Compensation – Compensation Discussion and Analysis – Use of Compensation Consultant.”

Functions of the Compensation Committee

•	approves the compensation of the CEO and Chairman;

•	approves the compensation of other executive officers;

•	administers our equity-based compensation plans;

•	establishes objective performance goals, individual target awards, subjective criteria and oversees all aspects of executive officer incentive compensation;

•	approves awards of stock options and other forms of equity-based compensation under our equity compensation plans;

•	reviews and approves, or recommends that the Board approve, employment, consulting and other contracts or arrangements with present and former executive officers;

•	reviews the Company’s compensation disclosures in its annual proxy statement and its Annual Report on Form 10-K filed with the SEC and discusses the Company’s disclosure with management;

•	performs annual performance evaluations of our CEO and Chairman in conjunction with the Presiding Director and Chair of the Governance Committee;

•	performs an annual self-evaluation of the Compensation Committee;

•	reviews its Charter and recommends changes to the Governance Committee for submission to the Board for approval;

•	prepares the disclosures required by Item 407(e)(5) of Regulation S-K promulgated under the Securities Act in the annual proxy statement; and

•

insures that stockholders of the Company have the opportunity to vote on (i) an advisory (non-binding) resolution to approve the compensation of the Company’s named executive officers (“Say-on-Pay”) and (ii) an advisory (non-binding) resolution to approve the frequency of stockholder voting on Say-on-Pay at least once every six years.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2011, no director who served as a member of the Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the board or compensation committee of any other company that has an executive officer serving as a member of our Board or Compensation Committee.

Nominating and Corporate Governance Committee

The Governance Committee consists of only non-employee directors, who qualify as independent directors under our Categorical Standards of Director Independence and the NYSE corporate governance rules.

Functions of the Nominating and Corporate Governance Committee

•	identifies and qualifies the annual slate of directors for nomination by the Board;

•	reviews non-employee director compensation and recommends changes to the Board for approval;

•	assesses the independence of directors for the Board;

•	identifies and qualifies the candidates for membership and chairmanship of the Board Committees for appointment by the Board;

•	identifies and qualifies candidates to fill vacancies occurring between annual stockholder meetings for appointment by the Board;

•

monitors compliance with, and reviews proposed changes to, our Corporate Governance Guidelines, the Committee Charters and other policies and practices relating to corporate governance and responsibility, for approval by the Board;

•	monitors and reviews responses to stockholder communications with non-management directors together with the Presiding Director;

•	oversees the process for director education;

•	oversees the process for Board and Committee annual self-evaluations;

•	oversees the process for performance evaluations of our CEO and Chairman in conjunction with the Presiding Director and Compensation Committee;

•	oversees the process relating to succession planning for the CEO, Chairman and other executive officer positions;

•	reviews directors’ and officers’ liability insurance terms and limits;

•	reviews its Charter and recommends changes to the Board for approval; and

•	performs an annual self-evaluation of the Governance Committee.

COMPENSATION OF NON-EMPLOYEE DIRECTORS AND NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP GUIDELINES

General

Non-employee directors receive an annual retainer payment and equity compensation as described below pursuant to the Company’s Non-Employee Director Compensation Plan, as amended and restated as of February 20, 2009, as further amended (the “Director Plan”). We reimburse our non-employee directors for their out-of-pocket expenses incurred in the performance of their duties as our directors (including expenses related to spouses when spouses are invited to attend Board events). Non-employee directors may travel on the corporate aircraft to director events. We do not pay fees for attendance at Board and Committee meetings.

Non-Employee Director Compensation Plan

Annual Retainer

The annual retainer payment (the “Annual Retainer”) to non-employee directors for 2011 was $50,000, plus the following additional annual retainer payments to Chairs of Committees and the Presiding Director: Chair of the Audit Committee – $10,000, Chair of the Compensation Committee – $7,500, Chair of the Nominating and Corporate Governance Committee – $5,000 and Presiding Director – $15,000.

Following each annual meeting of stockholders, continuing non-employee directors will be eligible to receive payment of the Annual Retainer as of the date of such annual meeting (the “Non-Employee Director Compensation Payment Date”). A new non-employee director will be eligible to receive a prorated Annual Retainer upon first being appointed to the Board, unless he or she is first elected at an annual meeting of stockholders, in which case he or she will be eligible to receive payment of his or her first Annual Retainer on the date of such annual meeting.

The Annual Retainer will be paid in the form of cash, unless a non-employee director who is a U.S. citizen (a “U.S. non-employee director”) elects to defer payment of the Annual Retainer as described below under “– U.S. Non-Employee Director Deferred Compensation Election.” Non-U.S. non-employee directors who are not U.S. citizens will receive the applicable foreign currency equivalent of the U.S. Dollar value of the Annual Retainer based on the conversion rate in effect for the applicable payment date.

Annual Equity Award

All non-employee directors receive an annual equity award denominated at a fixed value of $250,000 U.S. dollars per year (the “Annual Director Equity Award”). Annual Director Equity Awards to U.S. non-employee directors will be awarded in the form of restricted stock (the “Annual Restricted Stock Award”), unless a U.S. Non-Employee Director elects to defer payment of the Annual Director Equity Award as described below under “– U.S. Non-Employee Director Deferred Compensation Election.” The date of grant of each Annual Director Equity Award is the applicable Non-Employee Director Compensation Payment Date.

Non-employee directors who are not U.S. citizens (“Non-U.S. non-employee directors”) will receive the Annual Director Equity Award in the form of restricted stock units (the “Annual Restricted Stock Unit Award”). The Annual Restricted Stock Unit Award will be settled in shares of common stock on a one-for-one basis, to the extent vested. Non-employee directors holding restricted stock units pursuant to the Annual Restricted Stock Unit Award will have no voting or other rights as a stockholder until shares of our common stock are issued to the holder upon vesting. Dividend equivalents will be credited to non-U.S. non-employee directors in the form of additional restricted stock units, should the Company declare and pay dividends on our common stock, subject to vesting of the applicable Annual Restricted Stock Unit Award. Restricted stock units are awarded pursuant to our 2009 Omnibus Incentive Compensation Plan, as amended and restated (the “2009 Plan”).

The number of shares of restricted stock or restricted stock units, as the case may be, subject to the Annual Restricted Stock Award or Annual Restricted Stock Unit Award, as applicable, will be determined by dividing (a) $250,000 U.S. Dollars by (b) the closing price per share of FTI Consulting common stock reported on the NYSE for the Non-Employee Director Compensation Payment Date (the “Fair Market Value”).

The Annual Restricted Stock Award or Annual Restricted Stock Unit Award, as applicable, will be nontransferable and will vest in full on the first anniversary of the date of grant. Vesting of restricted stock or restricted stock units, as applicable, will accelerate upon the non-employee director’s death or “Disability”

(as defined in the Director Plan), immediately prior to a “Change of Control” (as defined in the Director Plan) of the Company, and in the event of a non-employee director’s cessation of service at the expiration of his or her then current term as a director of the Company due to (i) the Company’s failure to renominate such non-employee director for service on the Board, (ii) the request of such non-employee director to not stand for re-election or as a result of voluntary resignation, or (iii) the failure of the Company’s stockholders to re-elect such director for service on the Board, in each case other than for “Cause” (as reasonably determined by the Board in its good faith discretion).

A new non-employee director will be eligible to receive a prorated Annual Director Equity Award upon first being appointed to the Board, unless he or she is first elected at an annual meeting of stockholders, in which case he or she will be eligible to receive his or her first Annual Director Equity Award on the date of such annual meeting.

If no authorized shares of common stock of the Company are then available under a stockholder approved equity compensation plan, the non-employee director will receive payment of the Annual Director Equity Award in cash in U.S. Dollars or the applicable foreign currency based on the applicable conversion rate in effect on the payment date, subject to the vesting terms described above.

U.S. Non-Employee Director Deferred Compensation Election

U.S. non-employee directors may elect to defer all or a portion of their Annual Retainer and/or Annual Director Equity Award. Deferred Annual Retainers will be designated as a number of stock units (the “Deferred Stock Units”) determined by dividing (a) the applicable Annual Retainer value by (b) the Fair Market Value. All stock units will be (i) immediately vested, (ii) nontransferable, and (iii) settled in shares of common stock on a one-for-one basis. Each director who elects to defer his or her Annual Director Equity Award will receive a number of restricted stock units (the “Deferred Restricted Stock Units”) determined by dividing (i) $250,000 by (ii) the Fair Market Value. Deferred Restricted Stock Units will be (i) subject to vesting on the first anniversary of the date of grant, (ii) nontransferable, and (iii) settled in shares of common stock on a one-for-one basis, to the extent vested.

U.S. non-employee directors may elect a payment date for a year’s Deferred Stock Units or Deferred Restricted Stock Units, as applicable, in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (“Code Section 409A”). The common stock represented by the Deferred Stock Unit or Deferred Restricted Stock Units will be paid out to the applicable non-employee director or his or her estate on the earlier to occur of (i) the elected payment date (if one has been elected) or (ii) a separation from service event as defined in Code Section 409A, such as the non-employee director’s death, permanent disability, other date that he or she is no longer a director of the Company, or upon a change of control of the Company. Non-employee directors holding Deferred Stock Units and Deferred Restricted Stock Units will have no voting or other rights as a stockholder until shares of our common stock are issued to the holder upon settlement.

Vesting of Deferred Restricted Stock Units will accelerate upon the non-employee director’s death or “Disability” (as defined in the Director Plan), immediately prior to a “Change of Control” (as defined in the Director Plan) of the Company, and in the event of a non-employee director’s cessation of service at the expiration of his or her then current term as a director of the Company due to (i) the Company’s failure to renominate such non-employee director for service on the Board, (ii) the request of such non-employee director to not stand for re-election, or as a result of a voluntary resignation, or (iii) the failure of the Company’s stockholders to re-elect such director for service on the Board, in each case other than for “Cause” (as reasonably determined by the Board in its good faith discretion).

If a U.S. non-employee director elects to defer his or her Annual Retainer in the form of Deferred Stock Units and/or Annual Director Equity Award in the form of restricted stock units, dividend equivalents will be credited in the form of additional Deferred Stock Units or Deferred Restricted Stock Units, as the case may be, should the Company declare and pay dividends on our common stock. Deferred Stock Units and Deferred Restricted Stock Units, as the case may be, are awarded pursuant to the 2009 Plan.

Director Summary Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors for the year ended December 31, 2011:

Name of Non-Employee Director	Fees Earned or Paid in Cash ($) (1) (a)	Stock Awards ($) (1)(2) (b)	Option Awards ($) (3) (c)	All Other Compensation ($) (4) (d)	Total ($) (e)
Current Non-Employee Directors:
Brenda J. Bacon	50,000	249,979	—	—	299,979
Mark H. Berey	50,000	249,979	—	—	299,979
Denis J. Callaghan	—	299,945	—	—	299,945
James W. Crownover	57,500	249,979	—	—	307,479
Gerard E. Holthaus	75,000	249,979	—	—	324,979
Matthew F. McHugh	55,000	249,979	—	—	304,979
George P. Stamas	50,000	249,979	—	—	299,979

(1)

Includes additional Annual Retainer payments in excess of $50,000 per annum that were paid to the Chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, in the amounts of $10,000, $7,500 and $5,000, respectively, and the Presiding Director in the amount of $15,000. All non-employee directors elected to receive their Annual Retainers in cash, other than Mr. Callaghan who elected to receive the 2011 Annual Retainer in the form of 1,331 Deferred Stock Units.

(2)

For awards of stock, the aggregate grant date fair value has been computed in accordance with FASB ASC Topic 718. As of December 31, 2011, each non-employee director has the following aggregate number of unvested restricted stock awards or unreleased Deferred Stock Unit and Deferred Restricted Stock Unit awards: Ms. Bacon – 6,659; Mr. Berey – 12,458; Mr. Callaghan – 16,823; Mr. Crownover – 53,028; Mr. Holthaus – 44,159; Mr. McHugh – 6,659; and Mr. Stamas – 12,538, pursuant to the FTI Consulting, Inc. 2004 Long-Term Incentive Plan, as amended (the “2004 Plan”), the 2006 Global Long-Term Incentive Plan (the “2006 Plan”) or the 2009 Plan, as applicable. Restricted stock awards have been included in the table reporting “Security Ownership of Certain Beneficial Owners and Management.”

(3)

There were no stock options granted to non-employee directors in 2011. As of December 31, 2011, each non-employee director has unexercised stock options outstanding and exercisable for the following number of shares of common stock: Ms. Bacon – 7,206; Mr. Berey – 43,000; Mr. Callaghan – 82,648; Mr. Crownover – 0; Mr. Holthaus – 107,700; Mr. McHugh – 0; and Mr. Stamas – 102,945, pursuant to the 1997 Stock Option Plan, as amended (the “1997 Plan”), the 2004 Plan or the 2006 Plan, as applicable. These stock option awards have been included in the table reporting “Security Ownership of Certain Beneficial Owners and Management,” to the extent they have vested or will vest within 60 days of March 26, 2012.

(4)	No non-employee director received perquisites or other benefits aggregating more than $10,000 in 2011.

Non-Employee Director Equity Ownership Guidelines

We have adopted equity ownership guidelines applicable to all non-employee directors. Under these guidelines, non-employee directors are encouraged to attain an investment level in our equity securities having a cumulative value as of the Equity Ownership Compliance Date (as defined below) equal to at least $100,000, which is two times the amount of the base annual retainer. Each non-employee director is encouraged to attain this investment level by the third anniversary of the date the first equity compensation award is received by him or her (the “Equity Ownership Compliance Date”). Shares of common stock owned by the non-employee director and shares of common stock held in trust over which the non-employee director has or shares investment and/or voting power are counted towards attaining the equity ownership level. Option holdings, whether or not vested, do not count. However, restricted stock, deferred stock units, deferred restricted stock units and restricted stock units, to the extent vested, will be counted towards such director’s equity ownership. All incumbent non-employee directors currently have FTI Consulting common stock holdings that meet or exceed the non-employee director equity ownership guidelines.

CORPORATE GOVERNANCE

GOVERNANCE PRINCIPLES

We have long believed that sound principles of corporate governance are required to build stockholder value. Our governance policies, including Categorical Standards of Director Independence, Corporate Governance Guidelines, Code of Ethics and Business Conduct, Anti-Corruption Policy, Whistleblower Policy, Policy on Disclosure Controls, Committee Charters and Policy on Inside Information and Insider Trading, can be found on our website at http://www.fticonsulting.com, under Our Firm –Governance. The Nominating and Corporate Governance Committee regularly reviews corporate governance developments and recommends modifications or new policies for adoption by the Board and the Committees, as appropriate, to enhance our corporate governance policies and practices and to comply with laws and rules of the SEC, the NYSE and other applicable governmental and regulatory authorities.

In January 2012, the Board and each Committee conducted their 2011 self-assessments. The Presiding Director compiled the data. At a February 2012 meeting, the Board and each of the Committees discussed its own assessment, and the Board reviewed the assessments of the Board and the Committees and determined that no revisions to existing practices or policies or new practices or policies were necessary at this time.

BOARD LEADERSHIP STRUCTURE AND PRESIDING DIRECTOR

Pursuant to the Corporate Governance Guidelines, our Board is free to choose its Chairman of the Board in any way that it deems best for the Company at any time and we believe that this flexibility allows our Board to reevaluate the particular leadership needs of the Company at any point in time based on the particular facts and circumstances then affecting our business. Currently, the Chairman of the Board and CEO positions are separated, with Dennis J. Shaughnessy holding the position of Chairman.

To ensure independence and the breadth of needed expertise and diversity of our Board, on March 28, 2012 the Board authorized increasing the size of the Board from nine to 11 directors immediately effective upon the election of directors at the Annual Meeting. The Board also amended the Corporate Governance Guidelines of the Company to provide that the Board should have no less than seven and no more than 13 directors. The Board believes that in light of the growth of the Company, its expanded geographic footprint and the increased complexity in doing business globally, this size permits a full range of experience and global diversity and fosters effective interaction and productivity. Our Charter and By-Laws permit directors to increase the size of the Board up to 15.

In August 2010, the Board adopted a director retirement policy and amended the Corporate Governance Guidelines to provide that a director generally will not be nominated for re-election at any annual meeting of stockholders to be held on or following his or her 72nd birthday.

The Board has established the role of independent Presiding Director as an integral part of our Board leadership structure to serve as the liaison between the independent and non-management directors and the executive Chairman and CEO. Gerard E. Holthaus is currently the Presiding Director and held that position throughout 2011. Our Presiding Director is elected by and from our non-management Board members. The role of our Presiding Director includes (i) presiding over meetings of non-management and independent directors and providing feedback regarding those meetings to the Chairman and CEO, (ii) assuring that the Board and the Chairman and CEO understand each other’s views on critical matters, (iii) monitoring significant issues occurring between Board meetings and assuring Board involvement when appropriate, (iv) serving as a sounding board for our Chairman and CEO, (v) ensuring, in consultation with our Chairman and CEO, the adequate and timely exchange of information and supporting data between the Company’s management and the Board, (vi) overseeing the Board and Committee annual self-assessments, (vii) overseeing the CEO and Chairman annual performance assessments, and (viii) receiving stockholder communications to the non-management directors.

OVERSIGHT OF RISK MANAGEMENT

The Audit Committee is responsible for oversight of the Company’s risk management policies and procedures. The Company is exposed to a number of risks, including financial risks, operational risks, strategic risks, competitive risks, risks relating to operating in foreign countries, day-to-day management risks and general economic and business risks. Our Executive Vice President, General Counsel and Chief Risk Officer (“CRO”)

manages our internal enterprise risk management function. Our CRO works closely with members of our Enterprise Risk Management Committee and our executive management, business segments and corporate functions to identify and assess risks and mitigate exposures. Our CRO and Director of Internal Audit regularly report to and discuss with our executive management and Audit Committee our policies and procedures to assess risk exposure and identify areas of risk, and plans and actions that have been identified or taken to mitigate risks facing the Company. Directors who are not members of the Audit Committee attend these meetings as well. The Audit Committee periodically requests additional reports on risk areas identified by management, such as the Foreign Corrupt Practices Act and the UK Anti-Bribery Act. The Audit Committee also reports to the Board on a regular basis to apprise them of discussions with our executive management, CRO and Director of Internal Audit regarding the Company’s risk profile and risk management efforts.

CODE OF CONDUCT

Our written Code of Ethics and Business Conduct (the “Code of Ethics” and, together with the Anti-Corruption Policy, the “Ethics Policy”) reflects our longstanding ethics policies. The Ethics Policy applies to financial professionals, including our Executive Vice President and Chief Financial Officer (“CFO”), Corporate Controller and Corporate Treasurer, as well as our Chairman and President and CEO and all other officers, directors, employees and independent contractors. We require that they avoid conflicts of interest, comply with applicable laws, including the Foreign Corrupt Practices Act, and other legal requirements, protect company assets, and conduct business in an honest and ethical manner, and otherwise act with integrity, in our best interest, and in accordance with the Ethics Policy. The Ethics Policy prohibits insiders from knowingly taking advantage of corporate opportunities for personal benefit, and taking unfair advantage of our business associates, competitors and employees through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other practice of unfair dealing. Our Code of Ethics and Anti-Corruption Policy are publicly available and can be found on our website at http://www.fticonsulting.com, under Our Firm – Governance. If we make substantive amendments to the Code of Ethics or grant any waiver, including any implicit waiver, from a provision of the Ethics Policy to our Chairman, President and CEO, CFO, Corporate Controller, Corporate Treasurer or any of our other officers, financial professionals or persons performing similar functions, we will disclose the nature of such amendment or waiver on our website or in a report filed with the SEC on Form 8-K.

STOCKHOLDER NOMINEES FOR DIRECTOR

We did not receive any notices of stockholder nominees for director prior to the deadline for 2011 nominations described in our 2011 proxy statement. Under our By-Laws, nominations for director may be made by a stockholder who is a stockholder of record on the date of the giving of the notice of a meeting and on the record date for the determination of stockholders entitled to vote at such meeting and who delivers notice along with the additional information and materials required by our By-Laws, including, as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required by the SEC’s proxy rules to be disclosed in connection with solicitations of proxies for election of directors, to the Corporate Secretary at the principal executive office of the Company at 777 South Flagler Drive, Phillips Point, Suite 1500 West Tower, West Palm Beach, Florida 33401, not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting of stockholders. For the annual meeting of stockholders in 2013, you must deliver this notice no earlier than November 21, 2012 and no later than December 21 2012. In the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting of stockholders, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. In the event that the number of directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, a stockholder’s notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Corporate Secretary at the principal executive office of the Company not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Company. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

You may obtain a copy of our By-Laws, without charge, or submit a nominee for director, by writing to our Corporate Secretary at the principal executive office of the Company at 777 South Flagler Drive, Phillips Point, Suite 1500 West Tower, West Palm Beach, Florida 33401, telephone no. (561) 515-1900. We filed a copy of our By-Laws, as amended and restated through June 1, 2011, with the SEC on June 2, 2011 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated June 1, 2011.

COMMUNICATIONS WITH NON-MANAGEMENT DIRECTORS

Our Whistleblower Policy covers communications with the non-management directors. It is available on our website at http://www.fticonsulting.com, under Our Firm – Governance. Stockholders, employees and other interested persons may communicate with an individual director, the Chair of the Audit Committee, the Presiding Director or the non-management directors as a group, using the EthicsPoint system, which allows interested persons to place confidential and anonymous reports by either telephone or the Internet, without divulging their names or other personal information. The reporting website may be accessed from any Internet-enabled computer at www.ethicspoint.com. Telephone reports may be placed by calling toll free (866) 294-3576 in the United States. EthicsPoint will send reports to designated recipients within the Company, which includes our CRO and Associate General Counsel and Corporate Secretary. If interested persons do not feel comfortable using the EthicsPoint system, they may communicate with non-management directors by telephone to our CRO at (410) 951-4800, by mail to FTI Consulting, Inc., 500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202, or by e-mail to eric.miller@fticonsulting.com. The designated recipients will forward communications directed to non-management directors, depending upon the subject matter, to the Chair of the Nominating and Corporate Governance Committee or Audit Committee, the Presiding Director, or other appropriate person who is responsible for ensuring that the concerns expressed are investigated and appropriately addressed. The designated recipients of the reports will not filter the communications. Communications to non-management directors relating to our business will be retained for seven years.

OTHER PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

In addition to Proposal No. 1 to elect the seven nominees as directors of the Company, we will present the following two additional proposals at the Annual Meeting. We have described in this proxy statement all the proposals that we expect will be made at the Annual Meeting. We do not know of any other matters to come before the Annual Meeting. If, however, any other matters do come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.

PROPOSAL NO. 2 — RATIFY THE RETENTION OF KPMG LLP AS FTI CONSULTING, INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2012

The firm of KPMG LLP (“KPMG”) has served as the Company’s independent registered public accounting firm since 2006. KPMG has confirmed to the Audit Committee and us that it complies with all rules, standards and policies of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC governing auditor independence.

The Audit Committee has retained KPMG as the independent registered public accounting firm to audit the Company’s books and accounts for the year ending December 31, 2012. We are seeking stockholder ratification of that action. Although stockholder ratification of the retention of our independent registered public accounting firm is not required, we are submitting the selection of KPMG for ratification as a matter of good corporate governance practice. Even if the retention is ratified, the Audit Committee in its discretion may appoint an alternative independent registered public accounting firm if it deems such action appropriate. If the Audit Committee’s selection is not ratified, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its retention of an independent registered public accounting firm.

KPMG’s representative will be present at the Annual Meeting and will have the opportunity to make a statement if he desires to do so and to respond to appropriate questions asked by stockholders. See “Principal Accountant Fees and Services” for a description of the fees paid to KPMG for the fiscal years ended December 31, 2010 and December 31, 2011, and other matters relating to the procurement of services.

Stockholder Approval Required. The approval of KPMG as the Company’s independent registered public account firm for the year ending December 31, 2012 requires a majority of the votes cast at the Annual Meeting to be voted “FOR” this proposal.

The Board of Directors Unanimously Recommends That You Vote FOR Proposal 2.

PROPOSAL NO. 3 — APPROVE, IN AN ADVISORY (NON-BINDING) VOTE, THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT

We are providing our stockholders with the opportunity to cast an advisory (non-binding) vote on the executive compensation of our named executive officers as disclosed in this proxy statement. The Compensation Discussion and Analysis, beginning on page 37 of this proxy statement, identifies the named executive officers of the Company for the year ended December 31, 2011, and describes the Company’s 2011 compensation programs. The Compensation Discussion and Analysis section should be read in conjunction with the descriptions of executive compensation under “Executive Officers and Compensation – Summary Compensation Table,” “Executive Officers and Compensation – Equity Compensation Plans,” and “Executive Officers and Compensation – Employment Agreements and Potential Termination and Change of Control Payments.” This advisory (non-binding) vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation policies and practices described in this proxy statement.

At the Company’s annual meeting of stockholders held on June 1, 2011, over 93% of votes cast on the say-on-pay proposal were voted in favor of the proposal. The Compensation Committee believes this affirms stockholders’ support of the Company’s approach to executive compensation.

The Company rewards executive performance using quantitative and qualitative performance goals. A substantial percentage of the compensation of our named executive officers is tied to the achievement of financial and other performance goals that drive the success of the Company and promote the creation of stockholder wealth. The terms of our written employment agreements and the mix of long- and short-term, and fixed and variable compensation elements, are central to motivating our named executive officers to achieve superior financial results and position the Company for long-term success. We believe that our compensation programs provide a competitive total pay opportunity to retain, motivate and attract talented executives who will spearhead the Company’s worldwide expansion and growth. The Company seeks to accomplish these goals by rewarding performance on a quantitative and qualitative basis and aligning the interests of our executives with those of our stockholders. See “Compensation Discussion and Analysis – 2011 NEO Compensation Considerations” for a discussion of the important events during 2011 that influenced the Compensation Committee’s decisions on named executive officer compensation.

This vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board. Although the vote is non-binding, the Compensation Committee will review the voting results in connection with its on-going evaluation of the Company’s compensation programs.

We are asking our stockholders to approve, in a non-binding vote, the following resolution in respect of this Proposal No. 3.

“RESOLVED, that the stockholders advise, in a non-binding vote, that they approve the compensation of the Company’s named executive officers as disclosed pursuant to the rules of the SEC in this Proxy Statement.”

Stockholder Approval Required. The Board and the Compensation Committee will consider the affirmative vote of a majority of the votes cast “FOR” the proposal at the Annual Meeting as advisory approval of the compensation paid to the Company’s named executive officers.

The Board of Directors Unanimously Recommends that You Vote FOR Proposal 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

There were 41,585,622 shares of our common stock issued and outstanding as of the close of business on March 26, 2012, the record date for this Annual Meeting. The following table shows the beneficial ownership of our common stock as of the close of business on March 26, 2012, by:

•	each of the named executive officers in this proxy statement;

•	each person known to own beneficially more than 5% of our outstanding common stock;

•	each of our directors and director nominees; and

•	all of our executive officers and directors as a group.

The amounts and percentages of shares of common stock beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities with respect to which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)
Jack B. Dunn, IV (2)	615,433	1.48
Dennis J. Shaughnessy (3)	394,472	*
David G. Bannister (4)	136,829	*
Roger D. Carlile (5)	148,412	*
Dominic DiNapoli (6)	259,748	*
Eric B. Miller (7)	94,629	*
Catherine M. Freeman (8)	38,548	*
Brenda J. Bacon (9)	40,848	*
Mark H. Berey (10)	84,083	*
Denis J. Callaghan (11)	93,171	*
James W. Crownover (12)	11,259	*
Gerard E. Holthaus (13)	116,349	*
Matthew F. McHugh (14)	21,078	*
George P. Stamas (15)	132,840	*
Claudio Costamagna	—	—
Sir Vernon Ellis	—	—
Marc Holtzman	—	—
Henrique de Campos Meirelles	—	—
FMR LLC (16)
82 Devonshire Street
Boston, Massachusetts 02109	4,361,499	10.49
BlackRock, Inc. (17)
40 East 52nd Street
New York, New York 10022	3,003,195	7.22
Artisan Partners Holdings LP (18)
875 East Wisconsin Avenue, Suite 800
Milwaukee, Wisconsin 53202	2,468,765	5.94
The Vanguard Group (19)
100 Vanguard Blvd.
Malvern, Pennsylvania 19355	2,050,106	4.93
All directors and executive officers as a group (14 persons)	2,187,699	5.26

*	Less than 1%

(1)

Unless otherwise specified, the address of these persons is c/o FTI Consulting, Inc.’s executive office at 777 South Flagler Drive, Phillips Point, Suite 1500 West Tower, West Palm Beach, Florida 33401.

(2)

Includes 97,933 shares of restricted stock and 13,505 performance-based shares, subject to vesting conditions, 329,097 shares of common stock issuable upon the exercise of stock options, 18,000 shares of common stock held by Mr. Dunn’s spouse, and 450 shares of common stock over which Mr. Dunn and his son share voting and investment power.

(3)	Includes 144,817 shares of restricted stock, subject to vesting conditions, and 169,333 shares of our common stock issuable upon exercise of stock options.

(4)	Includes 40,533 shares of restricted stock, subject to vesting conditions, and 8,000 shares of our common stock issuable upon exercise of stock options.

(5)	Includes 34,383 shares of restricted stock, subject to vesting conditions, and 50,685 shares of our common stock issuable upon exercise of stock options.

(6)	Includes 48,075 shares of restricted stock, subject to vesting conditions, and 150,000 shares of our common stock issuable upon exercise of stock options.

(7)	Includes 33,010 shares of restricted stock, subject to vesting conditions, and 48,334 shares of our common stock issuable upon exercise of stock options.

(8)	Includes 9,167 shares of restricted stock, subject to vesting conditions, and 23,000 shares of our common stock issuable upon exercise of stock options.

(9)	Includes 6,659 shares of restricted stock, subject to vesting conditions, and 7,206 shares of our common stock issuable upon exercise of stock options.

(10)	Includes 43,000 shares of our common stock issuable upon exercise of stock options, and excludes 6,659 unvested deferred restricted stock units.

(11)	Includes 82,648 shares of our common stock issuable upon exercise of stock options, and excludes 16,823 vested and unvested deferred restricted stock units.

(12)	Includes 6,659 shares of restricted stock, subject to vesting conditions, and excludes 46,369 vested and unvested deferred restricted stock units.

(13)	Includes 107,700 shares of restricted stock, subject to vesting conditions, and excludes 44,159 vested and unvested deferred restricted stock units.

(14)	Includes 6,659 shares of restricted stock, subject to vesting conditions.

(15)

Includes 102,945 shares of our common stock issuable upon exercise of stock options and 12,419 shares of our common stock over which Mr. Stamas and his spouse share voting and investment power, and excludes 12,538 vested and unvested deferred restricted stock units.

(16)

Based on Schedule 13G filed on February 14, 2012, the reporting person reported sole power to vote or direct the vote of 158,899 shares and sole power to dispose or direct the disposition of 4,361,499 shares of the Company’s common stock. These securities are owned by various investment funds affiliated with FMR LLC, which have the right to direct the voting and disposition of shares of our common stock and the right to receive or the power to direct the receipt of dividends or the proceeds from the sale of our common stock. For purposes of the reporting requirements of the Exchange Act, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 4,186,900 shares of the common stock outstanding of the Company, as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

(17)

Based on Schedule 13G/A filed on February 13, 2012, the reporting person reported sole power to vote and dispose of 3,003,195 shares of the Company’s common stock. These securities are owned by various investment funds affiliated with Blackrock, Inc., which have the right to receive or the power to direct the receipt of dividends or the proceeds from the sale of our common stock.

(18)

Based on Schedule 13G filed on February 7, 2012, the reporting person reported shared power to vote or to direct the vote of 2,468,765 shares and shared power to dispose or to direct the disposition of 2,581,765 shares of the Company common stock. These securities are owned by various discretionary clients of Artisan Partners. For purposes of the reporting requirements of the Exchange Act, Artisan Partners is an investment adviser registered under section 230 of the Investment Advisers Act of 1940. Persons other than Artisan Partners are entitled to receive all dividends from, and proceeds of the sale of, the shares.

(19)

Based on Schedule 13G filed on February 10, 2012, the reporting person reported sole power to vote or direct the vote of 64,032 shares and sole power to dispose or direct the disposition of 1,986,074 shares and shared power to dispose or direct the disposition of 64,032 shares of the Company’s common stock.

EXECUTIVE OFFICERS AND COMPENSATION

EXECUTIVE AND KEY OFFICERS

We have set forth below information as of March 26, 2012 about other executive officers and key employees of the Company who are not also directors:

Name	Age	Officer Since	Position	Principal Business Experience For Past Five Years
David G. Bannister	56	2005	Executive Vice President and Chairman of the North American Region	Effective April 1, 2011, Mr. Bannister assumed the new position of Executive Vice President and Chairman of the North American Region. In this capacity, Mr. Bannister has responsibility for the Company’s North American operations and all the Company’s business segments. Mr. Bannister served as our Executive Vice President and Chief Financial Officer from March 2010 to April 1, 2011. Mr. Bannister served as our Executive Vice President – Corporate Development and Chief Administrative Officer from December 2008 to March 2010, our Executive Vice President – Corporate Development from June 2006 to December 2008, and our Senior Vice President – Business Development from May 2005 to June 2006. From 1998 to 2004, Mr. Bannister was a General Partner of Grotech Capital Group. Mr. Bannister is a director of Landstar System, Inc., the Chairman of its Audit Committee and a member of other committees.

Roger D. Carlile	49	2009	Executive Vice President and Chief Financial Officer	Effective April 1, 2011, Mr. Carlile assumed the position of Executive Vice President and Chief Financial Officer. From March 2010 to April 2011, Mr. Carlile served as Executive Vice President and Chief Administrative Officer of the Company. From January 2009 to March 2010, Mr. Carlile served as Executive Vice President and Chief Human Resources Officer. From November 2003 to January 2009, Mr. Carlile was a Senior Managing Director and the Global Leader of our Forensic and Litigation Consulting segment. Prior to joining the Company, Mr. Carlile was a partner of KPMG LLP serving as its Global Leader of Forensic Services.

Name	Age	Officer Since	Position	Principal Business Experience For Past Five Years
Eric B. Miller	52	2006	Executive Vice President, General Counsel and Chief Risk Officer	Effective January 1, 2012, Mr. Miller assumed the position of Chief Risk Officer of the Company, which is in addition to his position as Executive Vice President and General Counsel of the Company. In May 2008, Mr. Miller was elected an Executive Vice President of the Company. He assumed the Chief Legal Officer role in February 2008, and was elected Chief Ethics Officer effective March 2010. Mr. Miller joined the Company in May 2006 and was elected Senior Vice President and General Counsel in June 2006. From 1995 to May 2006, Mr. Miller was a Partner with DLA Piper.

Catherine M. Freeman	56	2007	Senior Vice President, Controller and Chief Accounting Officer	Ms. Freeman has been Senior Vice President, Controller and Chief Accounting Officer since November 2007. From April 2004 to July 2007, Ms. Freeman held the position of Vice President, Corporate Controller, and from July 2007 to November 2007 held the position of Vice President and Deputy Chief Financial Officer, of AES Corporation. From August 2001 to March 2004, Ms. Freeman was Vice President and Corporate Controller of World Kitchen, Inc., and from 1983 to March 2001, held various finance and accounting positions with Fort James Corporation. During Ms. Freeman’s term as an officer of World Kitchen, Inc., World Kitchen, Inc. filed for Chapter 11 bankruptcy protection.

Dominic DiNapoli	57	2004	Vice Chairman of Business Segments	Effective March 21, 2011, Mr. DiNapoli accepted a new senior non-corporate officer position as Vice Chairman. Mr. DiNapoli focuses on large client projects and opportunities for all of our business segments, with a particular emphasis on our Corporate Finance/Restructuring segment. From February 2004 to March 2011, Mr. DiNapoli was Executive Vice President and Chief Operating Officer of the Company. From August 2002 to February 2004, Mr. DiNapoli was a Senior Managing Director and the Global Leader of our Corporate Finance/Restructuring segment. From 1998 to 2002, Mr. DiNapoli was a Managing Partner of PricewaterhouseCoopers LLP’s U.S. Business Recovery Services practice.

Our executive officers are appointed by, and serve at the pleasure of, our Board, subject to the terms of written employment arrangements that we have with some of them.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion of named executive officer compensation contains descriptions of various employment related agreements and employee compensation plans. These descriptions are qualified in their entirety by reference to the full text or detailed descriptions of the agreements and plans that we have filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on February 24, 2012.

Strong Stockholder Support for our Compensation Decisions

At our 2011 annual meeting of stockholders last year, our stockholders approved the compensation of our 2010 NEOs, with an over 93% approval rating, a sign of strong overall support for our executive compensation programs.

Executive Summary

This compensation discussion and analysis (“CD&A”) describes the Company’s compensation philosophy and policies and the elements of compensation paid or awarded to, or earned by, our named executive officers for the year ended December 31, 2011. The following is an overview of the more detailed discussion and analysis set forth in this CD&A and the tables following this discussion. In accordance with SEC rules relating to the determination of named executive officers, the Company’s named executive officers for 2011 consist of our CEO, all officers who held the position of CFO during the year, our next three most highly compensated officers, and an employee who would have been included as one of the three most highly compensated officers during the year if he had not assumed another position with the Company and had remained an officer of the Company as of the last day of the year (collectively, the “NEOs”), as follows:

Dennis J. Shaughnessy	Chairman

Jack B. Dunn, IV	CEO

Roger D. Carlile	CFO

David G. Bannister	Executive Vice President and Chairman of the North American Region (“Regional Chairman”) and Former CFO

Eric B. Miller	CRO, and together with our Chairman, CEO, CFO and Regional Chairman, our “Executive NEOs”)

Catherine M. Freeman	Senior Vice President, Controller and Chief Accounting Officer (“CAO”)

Dominic DiNapoli	Vice Chairman of our business segments (“Segment Vice Chairman”) and Former Executive Vice President and Chief Operating Officer

Overview

The Compensation Committee reviews and determines compensation for the CEO and Chairman, and determines the compensation of other officers based on the recommendations of management. In determining annual cash base salaries, annual and long-term incentive targets and all other matters related to executive compensation, the Compensation Committee relies on its general experience and subjective considerations of various factors, including our strategic business goals, employment period extensions and other changes to employment contract terms and such NEO’s position, experience, level of responsibility, individual job performance, contributions to our corporate performance, job tenure and future potential. The Compensation Committee does not set specific targets or benchmarks for overall compensation or for allocations between fixed and performance-based compensation, cash and non-cash compensation or short-term and long-term compensation.

Our primary compensation philosophy is to deliver opportunities for our NEOs to earn compensation that will incentivize them to build stockholder value through a program that puts a substantial portion of compensation at risk and makes a substantial percentage of compensation variable based on performance such that such compensation is subject to increase when performance targets are achieved and exceeded and reduced when targets are not achieved. In addition, we believe that our compensation programs incentivize our leaders to remain with the Company for the long-term. In 2011, the Compensation Committee took the following actions to implement those goals:

•	Executive LTIP. In 2011, the Compensation Committee approved an Executive and Key Employee Long-Term Incentive Program (the “Executive LTIP”), which is designed as an annual program to:

•	increase the long-term and performance-based elements of each Executive NEO’s compensation as a proportion of his total compensation;

•	link executive officer and key employee financial returns with the long-term success of the Company;

•	increase the equity stake of the executive officers and key employees in the Company; and

•	serve as a meaningful retention incentive to encourage management long-term stability.

Our Executive NEOs participate in the Executive LTIP. The Executive LTIP is intended to serve as the basis for recurring annual equity awards that will serve as a long-term performance-based component of total compensation opportunity. See “– 2011 Equity Compensation – 2011 Executive LTIP Awards” for a discussion of the performance-based and time-based equity awards to Executive NEOs in 2011.

•

2011 Incentive Compensation. The Company’s Executive NEOs participate in the Company’s Incentive Compensation Plan. To further its goal of increasing the proportion of Executive NEO overall compensation paid in the form of equity of the Company and to put a substantial portion of Executive NEO overall compensation at risk, the Compensation Committee increased the percentage of 2011 Executive NEO incentive compensation deferred through the award of shares of restricted stock to 50% of the total incentive compensation award. In addition, such restricted stock awards are subject to pro rata vesting on December 31, 2012, December 31, 2013 and December 31, 2014.

•

Leadership Changes. In order to utilize our NEOs to the maximum advantage of the Company and to promote their long-term retention, during 2011, the Board approved the following leadership changes and the Compensation Committee approved the following employment contract amendments:

•

Our Chairman. In December 2011, our Chairman entered into an amendment (the “2011 Chairman Amendment”) to his employment agreement dated as of September 20, 2004, as amended (the “Chairman Employment Agreement”), which extended the term of his full-time employment until and including December 31, 2013, and, among other things:

•

eliminated the tax “gross-up” obligation requiring FTI Consulting to indemnify the Chairman for any excise taxes that may be imposed on him by reason of the application of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) for payments and benefits that he may receive in connection with a “Change of Control” of FTI Consulting;

•

eliminated the Chairman’s voluntary “walk-away” right during the 12-month period following a “Change of Control” of FTI Consulting, which would have allowed him to voluntarily resign his employment during such 12-month period and collect the enhanced “Change of Control” severance benefits under the Chairman Employment Agreement; and

•

enhanced the definition of “Good Reason” under the Chairman Employment Agreement generally to include (i) the assignment of duties materially and adversely inconsistent with Mr. Shaughnessy’s position as Executive Chairman of the Board of Directors and (ii) the material diminution in Mr. Shaughnessy’s titles, duties, responsibilities or status, in each case, which will expressly include diminutions resulting from FTI Consulting ceasing to be a publicly traded company.

•

Our CFO. Roger Carlile succeeded Mr. Bannister as the Company’s Executive Vice President and Chief Financial Officer after having been Executive Vice President and Chief Administrative Officer since March 2010.

•

Our Regional Chairman. David Bannister assumed the position of Executive Vice President and Chairman of the North American Region, a new officer position, with responsibility for the Company’s North American operations after having been Executive Vice President and Chief Financial Officer of the Company since March 2010.

•

Our CRO. In December 2011, the Board appointed Eric Miller to the additional position of Chief Risk Officer of the Company effective January 1, 2012, in addition to his positions as Executive Vice President and General Counsel of the Company.

•

Our Segment Vice Chairman. Dominic DiNapoli assumed the segment level position of Vice Chairman of Business Segments after having been Executive Vice President and Chief Operating Officer of the Company since February 2004.

2011 NEO Compensation Considerations

The Company provides its stockholders with the opportunity to cast an annual advisory vote on named executive officer compensation (the “Say-on-Pay Proposal”). At the Company’s 2011 annual meeting of stockholders, over 93% of the votes cast on the Say-on-Pay Proposal at that meeting were voted in favor of the proposal. The Compensation Committee believes this affirms stockholders’ support of the Company’s approach to executive compensation, and did not change its approach in 2011. The Compensation Committee will continue to consider the outcome of the Company’s Say-on-Pay Proposal when making future compensation decisions for the NEOs.

2011 was a strong year for FTI Consulting, financially and operationally. Overall, we delivered solid financial results and continued to move our businesses forward. In determining overall compensation for the year ended December 31, 2011, the Compensation Committee considered the following notable achievements:

Financial highlights include:

•	the Company reported its 29th consecutive year of profitable revenue growth to another new annual revenue record for the year ended December 31 2011, with revenues increasing 11.8% to $1.6 billion;

•	Net income increased 57.5% to $104 million as compared to 2010;

•	Fully diluted earnings per share grew 72.6% to $2.39 as compared to 2010;

•

We returned approximately $209 million to stockholders, through the repurchase of approximately 5.7 million shares of common stock of the Company, completing in 2011 the $500.0 million stock repurchase program announced by the Company in 2009; and

•	the Company derived 24.2% of its 2011 revenues from outside of the U.S.

Business highlights include:

•

through a combination of acquisitions and group hires, the Company acquired the former competition policy, financial advisory, international arbitration, tax advisory, electric power, airline competition and environmental solutions practices of LECG Corporation, which expanded our operations in Europe, the U.S. and Latin America, and added approximately 200 professionals who now benefit from the strength of the FTI Consulting platform and in 2011 generated annualized revenue in excess of $100 million;

•	we now operate in 92 offices with over 3,800 employees around the world;

•	we successfully completed our 2011 legal subsidiary restructuring plan to take advantage of non-U.S. tax efficiencies;

•

we implemented our matrix organizational structure to manage the business segments within four geographic regions to promote our vision to drive cross-segment client engagements and cross-border cooperation;

•	we completed the consolidation of our worldwide service offerings under the one “FTI Consulting” brand;

•

we enhanced retention of our executive officers and key personnel by subjecting significant compensation opportunities to multi-year performance testing and multi-year vesting through the Company’s Executive LTIP;

•	through the Executive LTIP, we increased the overall levels of executive officer and key employee compensation derived from stock-based compensation; and

•	we secured the services of our Chairman until and including December 31, 2013.

The Compensation Committee also considered the challenges encountered by the Company’s business segments during the year, including the continuing decrease in demand for restructuring (and bankruptcy) services that began in 2010, primarily due to lower corporate default rates as a result of the availability of debt modifications prior to default and maturity and the increased availability of financing at lower interest rates and on more advantageous terms, fewer large corporate bankruptcies and a shift to pre-planned/pre-packaged restructurings or bankruptcies, which limits the constituencies who have a need for advisory services. The Compensation Committee also considered the recovery of capital markets and merger and acquisition transactions, which favorably impacted our Economic Consulting and Strategic Communications segments.

2011 Non-Executive NEO Compensation

The Segment Vice Chairman and the CAO are compensated on a different basis than the Executive NEOs. The Segment Vice Chairman is compensated pursuant to the terms of his negotiated employment agreement, which was entered into as of November 1, 2005 (the “DiNapoli Employment Agreement”), which was amended as of March 21, 2011 (the “March 2011 DiNapoli Amendment”) and October 31, 2011 (the “October 2011 DiNapoli Amendment,” and together with the DiNapoli Employment Agreement and the March 2011 DiNapoli Amendment, the “DiNapoli Agreement”) in connection with his assuming the position of Vice Chairman of our business segments. The DiNapoli Agreement provides for an annual cash base salary, an annual discretionary bonus, which is subject to a minimum guaranteed annual cash payment of $1,000,000 (the “Guaranteed Bonus”), and an additional annual performance bonus opportunity based on the value of the new client engagements that he secures for the Company and the fees collected from those engagements (the “Origination Bonus”) (subject to a maximum annual value of $3,000,000). See “Executive Officers and Compensation – Employment Agreements and Potential Termination and Change of Control Payments – Employment Agreements – Dominic DiNapoli.” Our CAO, who is a Senior Vice President, receives an annual cash base salary and is eligible to receive an annual discretionary performance bonus based on goals established by the CEO and CFO.

In evaluating the compensation of our NEOs, the Compensation Committee also considers the opportunities they are given to earn various types and components of compensation based on a variety of factors, including meeting or exceeding short-term and long-term company-wide objectives and individual subjective goals established by the Compensation Committee or management, as well as an NEO’s day-to-day responsibilities, experience, time employed by the Company, position within the organization, skills and abilities. The Compensation Committee believes that these concepts are important to understanding its approach to decisions regarding the overall compensation of each NEO.

The compensation of our Executive NEOs ties a substantial percentage of their compensation opportunity to the attainment of financial goals that promote the creation of stockholder wealth. Our pay-for-performance compensation programs are designed to reward short- and long-term performance and encourage actions that drive the success of the Company. The terms of our written employment agreements and the mix of fixed and variable compensation elements are central to our ability to attract and retain our Executive NEOs. We believe that our compensation programs motivate our Executive NEOs to achieve superior financial results and position the Company for long-term success. See “– NEO Compensation – Incentive Compensation” and “– NEO Compensation – 2011 Equity Compensation.”

2011 Overall NEO Compensation

To illustrate the difference between the overall compensation opportunity provided to each NEO and the actual compensation such NEO received or could have earned as a result of individual or Company performance as of December 31, 2011, the following table sets forth the value of the compensation “opportunity” – or the amount the NEO was eligible to receive based on the applicable 2011 performance targets or other factors, and “actual” compensation – or the amount of compensation the NEO received or could have earned as a result of individual or Company performance or other factors as of December 31, 2011. The table includes annual cash base salary and performance-based and non-performance-based components of compensation for our NEOs for the year ended December 31, 2011. The performance-based compensation opportunities of certain NEOs varied from the amounts paid or which could have been earned based on individual performance and/or the performance of the Company in 2011. The Compensation Committee believes that the presentation of this information clearly demonstrates its commitment to a significant pay-for-performance orientation in the compensation packages provided to our NEOs.

2011 Compensation Elements (a)	Jack B. Dunn, IV (b)	Roger D. Carlile (c)	David G. Bannister (d)	Dennis J. Shaughnessy (e)	Eric B. Miller (f)	Catherine M. Freeman (g)	Dominic DiNapoli (h)
2011 Annual Cash Base Salary ($)
Opportunity	1,550,000	1,085,385	807,308	1,050,000	750,000	400,000	2,022,077
Actual	1,550,000	1,085,385	807,308	1,050,000	750,000	400,000	2,022,077

Equity Awards ($)(1)
2011 Stock Awards Solely Subject to Time-Based Vesting Conditions
Opportunity	1,334,000 (2)(3)	400,800 (3)	400,800 (3)	2,467,600 (3)(4)	250,500 (3)	—	—
Actual	1,333,946 (2)(3)	400,800 (3)	400,800 (3)	2,467,593 (3)(4)	250,500 (3)	—	—

2011 Stock Option Awards under Executive LTIP Solely Subject to Time-Based Vesting Conditions (3)
Opportunity	345,663	414,800	414,800	483,926	259,250	—	—
Actual	345,663	414,800	414,800	483,926	449,965	—	—

Time-Based Stock Awards on Account of 2011 Incentive Compensation Paid in 2012 (5)
Opportunity	577,500	341,250	402,500	577,500	210,000	—	—
Actual	1,074,974	637,464	774,984	1,074,974	259,250	—	—

2011 Performance-Based Stock Awards Under Executive LTIP
Three-Year Return on Equity Awards (6)
Opportunity	275,475	330,570	330,570	385,665	206,606	—	—
Actual	318,150	381,780	381,780	445,410	283,613	—	—

Three-Year Total Shareholder Return Awards (7)
Opportunity	307,800	369,360	369,360	430,920	230,850	—	—
Actual	477,225	572,670	572,670	668,115	357,898	—	—

Other Performance-Based Stock Awards (8)
Opportunity	999,971	—	—	500,004	—	—	—
Actual	—	—	—	—	—	—	—

Special Payments
2011 Cash Chairman Retention Payment (9)
Opportunity	—	—	—	1,500,000	—	—	—
Actual	—	—	—	1,500,000	—	—	—

Non-Equity Incentive Compensation ($)
Non-Equity Incentive Plan Compensation – Cash Payment on Account of 2011 Incentive Compensation Paid in 2012 (5)
Opportunity	1,072,500	633,750	747,500	1,072,500	390,000	—	—
Actual	1,075,000	637,500	775,000	1,075,000	450,000	—	—

Discretionary Annual Cash Bonus
Opportunity	—	—	—	—	—	225,000 (10)	—
Actual	—	—	—	—	—	225,000	—

Annual Cash Performance Bonus
Opportunity	—	—	—	—	—	—	1,000,000 (11)
Actual	—	—	—	—	—	—	1,000,000 (11)

Annual Origination Cash Bonus
Opportunity	—	—	—	—	—	—	3,000,000 (12)
Actual	—	—	—	—	—	—	1,945,852 (12)

Total ($)
Opportunity	6,462,909	3,575,915	3,472,838	8,468,115	2,297,206	625,000	6,022,077
Actual	6,174,958	4,130,399	4,127,342	8,765,225	2,756,225	625,000	4,967,929

(1)

In the event that the Compensation Committee determines that there are insufficient shares of FTI Consulting common stock available for award under a stockholder approved equity compensation plan as of a vesting date, in lieu of common stock issuable upon the vesting thereof, the Compensation Committee, in its discretion, may distribute cash with an equivalent value.

(2)

On July 31, 2008, the Compensation Committee authorized a standing automatic restricted stock award to our CEO with a value equivalent to $250,000 on the day following the Company’s quarterly and annual public earnings release each year (the “Standing Stock Award”), without the necessity of further action of the Compensation Committee. The number of shares of restricted stock awarded to our CEO pursuant to the Standing Stock Award will be determined by dividing (i) $250,000, by (ii) the closing price per share of the Company’s common stock as reported on the NYSE for the day following the date of each relevant quarterly and annual earnings release. Each Standing Stock Award made in 2011 vests pro rata on the first, second and third anniversary of the applicable date of grant.

(3)

In February 2011, the Compensation Committee implemented the Executive LTIP, which contemplates recurring annual equity awards in the first quarter of each year to Executive NEOs who participate in that program. The Executive NEOs were awarded stock option and restricted stock awards under the Executive LTIP in February 2011, subject solely to time-based pro rata vesting conditions over a five year period from the date of grant. The stock award “opportunity” reports the grant date fair market values of such restricted stock awards computed in accordance with FASB ASC Topic 718.

The stock option award “opportunity” reports the grant date fair value of such stock option awards computed in accordance with FASB ASC Topic 718.

(4)

The 2011 Chairman Amendment extended Mr. Shaughnessy’s full-time employment period until and including December 31, 2013. In consideration for such extension, the Compensation Committee awarded the Chairman a restricted stock award with a grant date value equal to $2,000,000 (the “Chairman Restricted Stock Award”), subject to vesting in equal annual installments over seven years beginning on the first anniversary of the grant date through the Chairman’s transition period and period during which Mr. Shaughnessy continues to serve as a member of the Board of Directors of FTI Consulting.

(5)

On February 23, 2011, the Compensation Committee established a range of objective performance goals based on fully diluted earnings per share as adjusted for items specified by the Compensation Committee at the time of adoption of the 2011 incentive compensation plan (“EPS”) and maximum target award amounts for the individual Executive NEOs for the 2011 bonus-year pursuant to the Incentive Compensation Plan of the Company approved by stockholders at the 2006 annual meeting of stockholders (the “2006 Incentive Plan”). At that time the Compensation Committee indicated its intention to pay any incentive compensation for the 2011 bonus year (i) 65% in cash and (ii) 35% through deferral in the form of shares of restricted stock. In order to further align the interests of the Executive NEOs with the interests of the Company’s stockholders, the Compensation Committee took action on February 21, 2012 to increase the percentage of 2011 incentive compensation awarded as equity by authorizing payment of 50% of the “realized” non-equity based incentive compensation in the form of cash and 50% of the 2011 incentive compensation in the form of shares of restricted stock.

Each Executive NEO’s time-based stock award “opportunity” represents 35% of such executive’s maximum individual incentive compensation amount established for the “target” EPS level of $2.25.

The Company outperformed the 2011 “target” EPS level established by the Compensation Committee for the year ended December 31, 2011. Based on 2011 adjusted EPS of $2.60 reported by the Company, effective February 24, 2012, the Compensation Committee certified that the 2011 “maximum” EPS performance goal of $2.55 was met. Each Executive NEO’s “realized” time-based stock award reported in this table represents 50% of such executive’s maximum individual incentive compensation amount established for the “maximum” EPS level of $2.55. Shares of restricted stock awarded as partial payment of the executive’s 2011 incentive compensation are subject to pro rata three-year vesting on December 31, 2012, December 31, 2013 and December 31, 2014.

Pursuant to the compensation reporting rules of the SEC, the 2011 stock award information reported in Column (d) of the “Summary Compensation Table” beginning on page 58 excludes the fair market value of the shares of restricted stock awarded to each Executive NEO on account of 2011 incentive compensation because those restricted stock awards were authorized by the Compensation Committee on February 21, 2012 and granted on March 1, 2012. The grant date fair market value of such awards of restricted stock computed in accordance with FASB ASC Topic 718 will be included in the stock awards reported in Column (d) of the Summary Compensation Table for 2012.

Pursuant to the compensation reporting rules of the SEC, the 2011 non-equity incentive plan compensation reported in Column (f) of the “Summary Compensation Table” beginning on page 58 includes the value of the cash portion of the non-equity incentive plan compensation earned for the 2011 bonus year, which was paid on March 1, 2012. See “Executive Officers and Compensation – Summary Compensation Table.”

(6)

Pursuant to the Executive LTIP, each Executive NEO received a restricted stock unit award (each unit equating to one share of common stock on vesting) authorized by the Compensation Committee on March 21, 2012, subject to both (a) performance conditions over a three-year performance measurement period and (b) time-based vesting conditions over an additional two-year period, from grant date to grant date, upon the achievement of specified performance conditions. The performance conditions established by the Compensation Committee are designed to reward increased stockholder value for the three-year period ending December 31, 2012 based on the achievement by the Company of a return on equity (“ROE”) within specified ranges from the beginning to the end of the three-year performance measurement period.

Each Executive NEO’s ROE award “opportunity” has been measured on the grant date using the closing price of the Company’s common stock on the grant date pursuant to FASB Topic ASC 718. The ROE award “opportunity” is reported in this table at the “target” level. The “actual” value reported in this table is based on the number shares of common stock of the Company that would have been awarded to such Executive NEO if the ROE performance of the Company for the three-year performance measurement period ending December 31, 2013 was equal to the ROE performance for the year ended December 31, 2011. If the performance measurement period had ended December 31, 2011, the Company would have achieved ROE performance at the “target” level. The “actual” value reported in this table has been determined by multiplying (i) the number of shares of common stock that would have been awarded to such Executive NEO under the terms of the award at “target” by (ii) $42.42 per share (the closing price per share of FTI Consulting common stock reported on the NYSE for December 31, 2011). “See “Executive Officers and Compensation – Equity Compensation Plans – Grants of Plan Based Awards for Fiscal Year Ended December 31, 2011.” The “actual” value, if any, that an executive will receive under the ROE award will not be determinable until after December 31, 2013.

(7)

Pursuant to the Executive LTIP, each Executive NEO received a restricted stock unit award (each unit equating to one share of common stock on vesting) authorized by the Compensation Committee on March 21, 2011, subject to both (a) performance conditions over a three-year performance measurement period and (b) time-based vesting conditions over an additional two-year period, from grant date to grant date, upon the achievement of the performance conditions. The performance conditions established by the Compensation Committee are designed to reward increased stockholder value over the three-year period based on the Company’s total shareholder return (“TSR”) relative to the total shareholder return of the S&P 500, as adjusted, within specified ranges from the beginning to the end of the three-year performance measurement period.

Each Executive NEO’s TSR award “opportunity” has been measured on the grant date using a Monte Carlo simulation technique that assesses probabilities of various outcomes of the market conditions pursuant to FASB Topic ASC 718. The TSR award “opportunity” is reported in this table at the “target” level. The “actual” value reported in this table is based on the number of shares of common stock of the Company that would have been awarded to such Executive NEO if the TSR performance of the Company for the three-year performance measurement period ending December 31, 2013 was equal to the TSR performance for the year ended December 31, 2011. If the performance measurement period had ended December 31, 2011, the Company would have achieved TSR performance relative to the S&P 500, as adjusted, at the “maximum” level. The “actual” value reported in this table has been determined by multiplying (i) the number of shares of common stock that would have been awarded to such Executive NEO under the terms of the award at “maximum” by (ii) $42.42 per share (the closing price per share of FTI Consulting common stock reported on the NYSE for December 31, 2011). “See “Executive Officers and Compensation – Equity Compensation Plans – Grants of Plan Based Awards for Fiscal Year Ended December 31, 2011.” The “actual” value, if any, that an executive will receive under the TSR award will not be determinable until after December 31, 2013.

(8)

For 2011, the CEO had the “opportunity” to vest in up to 13,504 (20%) of the 67,521 performance-based shares of restricted stock granted by the Compensation Committee on August 11, 2008 (the “2008 Award”). The stock award “opportunity” reports the grant date fair value of the shares of restricted stock subject to 2011 performance conditions, computed in accordance with FASB ASC Topic 718. The applicable performance goals for the year ended December 31, 2011 were based on annual revenue and EPS targets, none of which were achieved. As a result, the 13,504 shares of restricted stock pursuant to the 2008 Award were not earned in 2011 and were forfeited as of February 24, 2012, after certification that the performance goals were not achieved.

For 2011, the Chairman had the “opportunity” to vest in up to 11,231 (one-third) of the 33,692 performance-based shares of restricted stock granted by the Compensation Committee on January 2, 2009 (the “2009 Award”). The stock award “opportunity” reports the grant date fair value of the shares of restricted stock subject to 2011 performance conditions, computed in accordance with FASB ASC Topic 718. The applicable performance goals for the year ended December 31, 2011 were based on annual revenue and EPS targets, none of which were achieved. As a result, the 11,231 shares of restricted stock pursuant to the 2009 Award were not earned in 2011 and were forfeited as of February 24, 2012, after certification that the performance goals were not achieved.

(9)

The 2011 Chairman Amendment provided for a lump-sum cash payment of $1,500,000 (the “Chairman Retention Award”), subject to the Chairman’s obligation to repay a pro rata portion of the Chairman Retention Award upon termination of his employment (i) by the Company for “Cause” or (ii) by the Chairman without “Good Reason” (each, as defined in the Chairman Employment Agreement), in each case prior to December 31, 2013.

(10)

The CAO is eligible to receive a discretionary annual bonus based on the recommendation of the Chairman and CEO and subject to Compensation Committee approval. The discretionary bonus “opportunity” reported for the CAO represents the discretionary annual cash bonus paid in 2012 for the 2011 bonus year.

(11)

The Segment Vice Chairman is eligible to participate in the discretionary Corporate Finance/Restructuring EBITDA Bonus Plan for Senior Managing Directors (the “Corporate Finance/Restructuring Bonus Plan”). The annual discretionary bonus under the Corporate Finance/Restructuring Bonus Plan, if any, is subject to the recommendations of the leaders of the Corporate Finance/Restructuring business segment and the approval of the Chairman and CEO. Because the Segment Vice Chairman is a former executive officer of the Company, such bonus is also subject to the approval of the Compensation Committee. The bonus “opportunity” in this table has been reported as the minimum Guaranteed Bonus, which is in addition to the “Origination Bonus” described in footnote (12).

(12)

The Origination Bonus “opportunity” in this table has been reported as the maximum Origination Bonus that the Segment Vice Chairman is eligible to receive each year. The “actual” Origination Bonus is the amount authorized by the Compensation Committee on February 21, 2012.

Use of Compensation Consultant

During 2011, the Compensation Committee engaged Frederic W. Cook & Co. (“FWC”) as its compensation consultant. The work performed by FWC for the Compensation Committee is documented in a formal scope of work and contract which has been executed by the consultant and the Compensation Committee. FWC is directed by, and reports to the Compensation Committee, on an independent basis. FWC interacts with the Company to obtain information that is needed for reports and advice requested by the Compensation Committee. During 2011, the Compensation Committee requested FWC’s advice on a variety of issues, including the Incentive Compensation Plan of the Company, which was approved by stockholders at the June 1, 2011 annual meeting (the “Executive Incentive Plan”), the design of the Executive LTIP and the types and terms of the equity award made pursuant to that program, compensation best practices, executive officer retention and retention payments, amendments to select NEO employment agreements, and the analyses of potential risks arising from our compensation programs. FWC also reviewed and commented on recommendations regarding NEO compensation adjustments, reviewed the NEO compensation disclosures included in this proxy statement for the Annual Meeting, and advised on Say-on-Pay proposal considerations under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”).

Our Compensation Philosophy

Our compensation philosophy is to deliver opportunities for our NEOs to earn compensation that will incentivize them to build stockholder value, maintain the continuity of management and attract new candidates through competitive compensation opportunities that are appropriate to our business, size and geographic diversity, using a combination of short- and long-term compensation vehicles. We implement that philosophy by (i) compensating executives based on the Company’s current financial and operational performance and individual performance of the executive, primarily through annual cash base salary and incentive compensation payments, (ii) motivating executives to continue to excel in the future, primarily through long-term equity awards, which are subject to performance conditions tied to increases in stockholder value and other growth drivers, and equity awards with long-term time-based vesting conditions, and (iii) incentivizing the executives to manage risks appropriately through a variety of fixed and at-risk and short- and long-term compensation opportunities.

Our compensation programs are designed to pay-for-performance by:

•

evaluating performance on both an individual and company-wide basis reflecting our progress in meeting short-term and long-term growth objectives based on designated performance metrics, including stockholder return, return on equity, revenue and earnings per share targets;

•	linking short-term compensation to individual performance goals set at the beginning of the year;

•	linking significant incentive compensation to company-wide financial and operating metrics to align a significant portion of NEO compensation to the long-term success of the Company;

•	balancing short-term and long-term goals by delivering compensation through short-term and long-term incentives;

•	maintaining annual cash base salary at a competitive market level during times of growth as well as contraction;

•	delivering a mix of fixed and at-risk compensation; and

•	using equity-based awards that are linked to increases in stockholder value.

In designing the compensation program and in determining NEO compensation, we also consider the following factors:

•	our size and complexity;

•	our projected growth and expansion into other businesses;

•	our long-term strategic goals;

•	our operating and financial performance compared with targeted goals;

•	our current compensation levels;

•	the level of responsibility, experience and longevity of our current executive officers; and

•	the competition for strong senior executives.

NEO Compensation

General

We pay our NEO’s an annual cash base salary and we also put a significant portion of the executive’s compensation at risk using annual cash bonus and equity awards by tying those elements to Company and/or individual performance for the year and longer periods of time. The elements of compensation paid to our NEOs are intended to reward performance as follows:

•

Annual Cash Base Salary. Annual cash base salary is a fixed annual rate of pay received by the NEO. Annual cash base salary rewards the NEO for his or her day-to-day responsibilities, experience, time employed by the Company, position within the organization, skills and abilities. The complexity and growth of the Company’s businesses are also considered when setting annual cash base salary. The Compensation Committee reviews the annual cash base salary of our CEO and Chairman at least annually and sometimes more often. The Compensation Committee also considers our CEO’s and Chairman’s recommendations regarding the annual cash base salary of other NEOs. The Compensation

Committee will adjust annual cash base salary on a case-by-case basis after considering any changes to the NEO’s employment terms, the NEOs responsibilities and whether those responsibilities have increased or decreased, corporate performance, the results of annual individual performance evaluations as measured against the subjective performance criteria established for the NEO, the NEO’s employment contract terms, if applicable, and the NEO’s total compensation package. The Compensation Committee does not necessarily assign more importance to any factor over another. See “– 2011 NEO Annual Cash Base Salary Adjustments.”

•

Annual Incentive Compensation. Annual incentive compensation, which is in addition to annual cash base salary, is intended to reward an NEO for meeting or exceeding short-term company-wide objectives and individual subjective goals established each year by the Compensation Committee. As a result, a substantial portion of an NEO’s annual incentive compensation is at risk. The annual incentive compensation may take the form of discretionary payments, which measure performance against objective and/or subjective goals established by the Company. On a case-by-case basis, the Compensation Committee may also authorize guaranteed annual bonus payments.

Other performance-based payments reward Executive NEOs for organization-wide or business specific performance as measured against financial or qualitative goals for the year and individual performance as measured against individual subjective goals established by the Compensation Committee. Incentive compensation set by the Compensation Committee pursuant to the Executive Incentive Plan is designed to meet the requirements of Code Section 162(m) to allow the Company to receive a deduction for that compensation; therefore, individual subjective performance goals can only be considered to reduce but not increase an individual’s bonus payment. Starting in 2009, the Compensation Committee began awarding annual incentive compensation pursuant to the Executive Incentive Plan (and its predecessor plan) to Executive NEOs through a combination of cash and shares of restricted stock. The shares of restricted stock are subject to significant time-based vesting conditions, which the Compensation Committee believes act as a meaningful retention tool. The Compensation Committee intends to continue to pay annual incentive compensation through a combination of cash and equity in future years. The use of restricted stock places a portion of the Executive NEO annual incentive compensation into longer-term compensation, which links Executive NEO compensation to the creation of stockholder value and serves as an additional retention tool. See “– Incentive Compensation – FTI Consulting, Inc. Executive Incentive Plan.”

•

Equity Compensation. In general, the Company believes that stock options and restricted stock link the NEO’s compensation to stockholder return and value. Stock options and restricted stock, the value of which increase as our stock price increases, provide a strong incentive for the NEO to remain with the Company. The Compensation Committee is currently the administrator of our long-term equity compensation plans and determines the type, number of shares, other terms and timing of equity awards granted to NEOs. The Compensation Committee primarily uses equity awards to provide continuing incentives that will keep NEOs engaged and focused on the interests of stockholders. All equity awards have time-based vesting conditions of three- to five-years. In addition, the Compensation Committee may impose performance conditions of one-year or shorter, such as revenue and earnings per share targets. The Compensation Committee generally considers the NEO’s total compensation and individual responsibilities and performance, as well as the Company’s corporate performance and stock price, to determine whether to make an award, when to make an award and what kind and how many equity incentives to grant to an NEO.

•

LTIP Awards. Long-term incentive program (“LTIP”) awards represent stock option, restricted stock and restricted stock unit awards that vest upon meeting variable, specified financial-based performance goals longer than one year. We believe that performance-based equity awards link the NEO’s compensation to financial metrics that are important to the Company and its stockholders. Performance-based awards reward long-term financial goals established internally for the Company, such as long-term improvement of revenue growth, EBITDA, earnings per share, financial ratios, return on equity and business mix. They may also measure the Company’s performance against the long-term performance of industry or peer groups, such as relative total stockholder return. Because of the Company’s rapid expansion internationally and through the expansion of its service offerings, the establishment of longer term goals allows the Company to reward the positive results of decisions and actions undertaken by the NEOs today or in the past, including decisions made to position the Company for future growth or to manage risk. They also allow executives to earn more if the Company achieves superior performance or earn less if all or some of the performance goals are not met. The Compensation Committee primarily uses performance-based equity awards to provide continuing incentives to NEOs to drive the long-term performance of the Company. Our general forms of performance-based award documents do not grant discretion to the Compensation Committee to vest the awards if the applicable performance goals have not been met.

•

Transition Payments. Because of professional relationships with our client facing employees, the complexity of the services we provide, and our rapid growth and geographic expansion, the Compensation Committee determined that it is in the Company’s best interests to contractually require our CEO, Chairman and the Segment Vice Chairman (in each case, other than in the event of termination due to death, “Disability” or by the Company with “Cause”) to provide part-time employment services, as needed by the Company, following the end of his full-time employment period. Their employment agreements provide that each of them will provide up to 500 hours of service each year for five years, for an annual cash payment. See “Executive Officers and Compensation – Employment Agreements and Potential Termination and Change of Control Payments.”

•

Sign-On or Retention Payments. We may provide contractual or other incentive payment opportunities, including sign-on or retention bonuses, which may be in the form of cash and/or equity, to individuals who join us as officers or, in some cases, to officers who enter into new employment arrangements with us. These payments are designed to reward individuals for joining or continuing their employment with the Company.

•

Other Benefits and Perquisites. We provide our NEOs with substantially the same benefits that we provide to employees generally, including medical and dental insurance, a life insurance benefit and the opportunity to participate in the Company’s 401(k) savings plan to align the interests of the NEOs with those of our employees. In addition, the Company provides NEOs with an automobile and a corporate aircraft to facilitate their ability to perform their positions and develop client relations and to enhance security.

The Compensation Committee evaluates the relationships between cash and non-cash compensation, short- and long-term compensation, and fixed- and at-risk compensation on a case-by-case basis and makes decisions as to the NEO’s forms of compensation, amounts of compensation and timing of compensation after considering the periodic financial results of the Company and their subjective assessment of the NEO’s performance.

2011 Cash Compensation

2011 NEO Annual Cash Base Salary Adjustments

The Compensation Committee considers adjustments to annual base cash salary each year, generally in February and at other times deemed warranted by the Compensation Committee. The Compensation Committee discusses annual cash base salary levels directly with our CEO and Chairman and considers their recommendations regarding the annual cash base salary levels of the other NEOs. See “Executive Officers and Compensation – Summary Compensation Table” for the annual cash base salaries paid to the NEOs for the year ended December 31, 2011.

In February 2011, the Compensation Committee approved adjustments of the annual cash base salaries of the Regional Chairman and the CFO. The base annual salary of the Regional Chairman was increased to $850,000 (from $700,000). In March 2011, with the agreement of the CFO, his annual cash base salary was decreased to $1,000,000 (from $1,300,000), to further the Company’s continuing goal of establishing the annual cash base salaries of non-CEO executives around the one million dollar level.

The Segment Vice Chairman’s annual cash base salary was established at $2,000,000, pursuant to his written employment agreement entered into in 2004, which was negotiated with the Company at arm’s length. In December 2011, the Compensation Committee approved increasing the Segment Vice Chairman’s annual cash base salary by $60,000 to $2,060,000 to induce him to extend his full-time employment period scheduled to expire on December 31, 2011 to and including December 31, 2014 and in order to compensate him for certain perquisites he previously enjoyed as an executive officer before he assumed the Segment Vice Chairman position in March 2011.

All the annual cash base salary adjustments were effective as of April 1, 2011.

2011 Cash Chairman Retention Payment

In December 2011, the Chairman entered into the 2011 Chairman Amendment extending his full-time employment period that was scheduled to terminate in January 2012 to and including December 31, 2013 and implementing other modifications to his employment arrangements. Together with the restricted stock award described under “– 2011 Equity Compensation – 2011 Chairman Restricted Stock Award,” the Compensation Committee authorized payment of the lump-sum cash Chairman Retention Award in consideration of the extension of his full-time employment term. The Chairman will be obligated to repay a pro rata portion of the Chairman Retention Award upon termination of his employment (i) by the Company for “Cause” or (ii) by the Chairman without “Good Reason” (each, as defined in the Chairman Employment Agreement), in each case prior to December 31, 2013.

2011 Incentive Compensation

FTI Consulting, Inc. Executive Incentive Plan

General. On June 1, 2011, our stockholders approved the Executive Incentive Plan. The Executive Incentive Plan replaced the 2006 Incentive Plan. Annual incentive compensation pursuant to the Executive Incentive Plan is intended to focus and reward individuals based on measures identified as having a positive impact on our annual business results and that are aligned with the interests of our stockholders. The Executive Incentive Plan requires that the Compensation Committee designate those executive officers who will participate in the plan for any year and establish performance goals and maximum dollar amounts to be paid to each plan participant if the performance goals have been achieved. Annual incentive compensation is intended to tie a potentially large portion of such officer’s total compensation to that year’s financial performance and the individual’s performance and place it at-risk. Annual incentive compensation is not tied to a specific multiple of annual cash base salary or as a percentage of total compensation. The maximum award value that any participant may receive for a calendar year under the Executive Incentive Plan is $15,000,000.

Incentive Compensation Plan Payments for the 2011 Bonus Year

On February 23, 2011, the Compensation Committee approved the participants, performance goals and individual maximum target bonus levels for the year ended December 31, 2011 under the 2006 Incentive Plan. The Compensation Committee designated our Executive NEOs as the sole plan participants for 2011. When establishing performance goals for 2011, the Compensation Committee reviewed and discussed the Company’s budget, business and financial plans for 2011, company expectations, anticipated market conditions, published financial guidance and the recommendations of the CEO and Chairman. For 2011, the Compensation Committee employed a non-formulaic approach designating a range of performance goals based on EPS. EPS is defined as fully diluted earnings per share under U.S. generally accepted accounting principles as adjusted for certain specified items such as unbudgeted key personnel termination costs, expensed acquisition costs for successfully completed acquisitions that were previously capitalized prior to the effective date of SFAS 141R, any gain or loss reflected on the Company’s profit and loss statement as a result of any sale or other disposition of any business or business segment of the Company in part or in its entirety completed in 2011, and the sale or disposition of all or a part of any business or business segment of the Company completed in 2011.

The use of EPS as the performance measure is consistent with prior year practices. The Compensation Committee believes that EPS ties NEO incentive compensation directly to increases in stockholder value.

For the purpose of presenting incentive compensation information in our proxy statement, the Company reports the “threshold” as the lowest performance goal, the “target” as a mid-range performance goal and the “maximum” as the highest performance goal established within the applicable range of performance goals set by the Compensation Committee.

As permitted under the 2006 Incentive Plan and Code Section 162(m), the Compensation Committee approved subjective individual performance criteria relating to the performance of the participants that could be considered by the Compensation Committee, in its sole discretion, to reduce but not increase maximum individual target payment levels once an EPS goal has been achieved. The criteria set for the Executive NEOs were general in nature and related to 2011 business development initiatives, financial performance objectives, risk management, branding initiatives, acquisitions and cost savings initiatives. The Compensation Committee did not assign weights to each subjective criteria but each participant was informed that the failure to meet such participant’s individual performance goals could result in a reduction of such participant’s maximum target bonus.

Effective February 24, 2012, the Company reported adjusted EPS for 2011 of $2.60. The types of EPS adjustments authorized by the Compensation Committee in February 2011 conform to the adjustments made by the Company to report adjusted EPS for 2011. Effective February 24, 2012, the Compensation Committee certified that the EPS performance goal of $2.55 established for 2011 was met. The Compensation Committee found that the Executive NEOs exceeded or met the subjective goals set for each of them and authorized payment of 2011 incentive compensation to the Executive NEOs at the maximum individual target amounts established for the maximum EPS performance goal. The Compensation Committee approved total incentive compensation awards to the Executive NEOs for 2011, payable (i) 50% in cash and (ii) 50% through the deferral of the balance of the incentive compensation in the form of shares of restricted stock, subject to pro rata vesting on December 31, 2012, December 31, 2013 and December 31, 2014 (See “– March 2012 Equity Grants On Account of 2011 Incentive Compensation”), as follows:

NEO	Total Value of 2011 Incentive Compensation ($) (a)
CEO	2,150,000
Chairman	2,150,000
CFO	1,275,000
Regional Chairman	1,550,000
CRO	900,000

March 2012 Equity Grants On Account of 2011 Incentive Compensation

On March 1, 2012, the following shares of restricted stock were awarded to each Executive NEO on account of 50% of his 2011 incentive compensation awarded under the 2006 Incentive Plan:

NEO	Restricted Stock (Shares) (1) (a)
CEO	27,187
Chairman	27,187
CFO	16,122
Regional Chairman	19,600
CRO	11,380

(1)	The shares of restricted stock will vest as to 33.33% on December 31, 2012, 33.33% on December 31, 2013 and 33.34% on December 31, 2014.

Other 2011 Cash-Based Incentive Compensation Opportunities

On a case-by-case basis, the Compensation Committee may authorize discretionary, guaranteed and other annual cash incentive compensation. To induce the Segment Vice Chairman to extend his written employment arrangements with the Company in his new capacity as Vice Chairman of our business segments to and including December 31, 2014, the Compensation Committee approved the Segment Vice Chairman’s participation in the Corporate Finance/Restructuring Bonus Plan, subject to a guaranteed minimum annual cash bonus payment of $1,000,000, an increase of $500,000 from the guaranteed minimum annual cash bonus of $500,000 under the DiNapoli Employment Agreement that was scheduled to expire on December 31, 2011. For the 2011 bonus year, the Segment Vice Chairman received the Guaranteed Bonus. The Compensation Committee believes that the increase in the guaranteed minimum annual cash bonus was warranted to induce the Segment Vice Chairman to extend his full-time employment period and to preserve the covenants restricting his ability to solicit clients and employees and compete with the Company following the end of his employment in light of his client-facing duties.

In addition, pursuant to the DiNapoli Agreement, the Segment Vice Chairman is eligible to receive an annual cash origination bonus equal to 10% of billed and collected revenue on client engagements opened on or after

January 1, 2011 for which the Segment Vice Chairman is reasonably determined to be primarily responsible for originating; provided that in any calendar year the aggregate amount of the special bonus shall not exceed $3,000,000. The Origination Bonus is in recognition of the Segment Vice Chairman’s success in marketing the Company’s services to clients. For the year ended December 31, 2011, the Compensation Committee authorized payment of a cash Origination Bonus of $1,945,852 to the Segment Vice Chairman.

Our CAO is eligible to receive a discretionary annual cash bonus as a corporate employee. For the 2011 bonus year, the CAO received an annual cash bonus of $225,000 based on individual performance during the year in light of the additional job complexities associated with geographic expansion and the integration of acquired practices and employees during that year.

2011 Equity Compensation

Equity incentives are used as a mechanism to link compensation with increases in stockholder value. The Compensation Committee believes that the use of equity incentives aligns the interests of NEOs with long-term stockholder value better than cash alone. The Compensation Committee also uses equity awards upon hiring of an officer or employee to immediately link the interests of that person with our interests and those of our stockholders. The levels of equity awards are determined on a case-by-case basis based on management’s recommendations and the perceived value of the services performed or to be performed by the individuals.

2011 Quarterly Standing Stock Award to our CEO

On July 31, 2008, the Compensation Committee authorized a standing automatic restricted stock award to our CEO with a value equivalent to $250,000 on the day following the Company’s quarterly and annual public earnings release each year (the “Standing Stock Award”), without the necessity of further action of the Compensation Committee. The number of shares of restricted stock awarded to our CEO pursuant to the Standing Stock Award will be determined by dividing (i) $250,000, by (ii) the closing price per share of the Company’s common stock as reported on the NYSE for the day following the date of each relevant quarterly and annual earnings release. The Standing Stock Award is awarded out of the shares available under any stockholder approved equity compensation plan in effect from time to time, and if no shares are available will be paid in cash. Each Standing Stock Award is subject to pro rata vesting on the first, second and third anniversary of the applicable date of grant. The Compensation Committee believes that the Standing Stock Award directly aligns with and keeps our CEO focused on long-term increases in stockholder value. See “– 2011 Executive LTIP Awards” and “– Other LTIP Awards” for a discussion of the performance-based restricted stock awarded to our CEO.

2011 Chairman Restricted Stock Award

Our Chairman entered into the 2011 Chairman Amendment extending his full-time employment period to and including December 31, 2013. Together with the Chairman Retention Payment, the Compensation Committee awarded the Chairman a restricted stock award with a grant date value equal to $2,000,000, which equated to 47,103 shares determined by dividing (i) $2,000,000 by (ii) the closing price per share for FTI Consulting common stock reported on the NYSE for December 13, 2011 in consideration for his contract extension, The Chairman Restricted Stock Award is subject to vesting in equal annual installments over seven years beginning on the first anniversary of the grant date through the Chairman’s part-time transition period and period during which Mr. Shaughnessy continues to serve as a member of the Board of Directors of FTI Consulting.

2011 Executive LTIP Awards

In 2011, the Compensation Committee approved the Executive LTIP, which was designed as an annual program to:

•	increase the long-term and performance-based elements of each NEO’s compensation as a proportion of his total compensation;

•	link executive officer and key employee financial returns with the long-term success of the Company;

•	increase the equity stake of the executive officers and key employees in the Company; and

•	serve as a meaningful retention incentive to encourage management long-term stability.

The Executive LTIP is intended to serve as the basis for recurring annual equity awards that will serve as a long-term performance-based component of total compensation opportunity. The Compensation Committee expects to determine the participants in the program and the type, number and terms of the equity awards on an annual basis in the first quarter of each year. All equity awards will be granted out of authorized common stock of the Company available under the Company’s stockholder approved employee equity compensation plans that are in effect from time to time. In the event that the Compensation Committee determines that there are insufficient shares of FTI Consulting common stock available for award under a stockholder approved equity compensation plan as of a vesting date, in lieu of common stock issuable upon the vesting thereof, the Compensation Committee may, in its discretion, distribute cash with an equivalent value.

To carry-out its goals, in February and March 2011, the Compensation Committee approved 2011 equity awards under the Executive LTIP to the Executive NEOs and certain other key employees. The equity awards to Executive NEOs took the following forms:

•

stock options with pro rata time-based vesting conditions over a five-year period from the date of grant, which are intended to accomplish two goals: (a) long-term sustained stockholder value creation (as the option will only have value if the trading value of our common stock exceeds the exercise price per share following each of the applicable vesting dates and maintains such higher value) and (b) encourage management excellence and longevity;

•

restricted stock with pro rata time-based vesting conditions over a five-year period from the date of grant, which are intended to accomplish two goals: (a) long-term sustained stockholder value creation (as the value of the awards are tied to the value of the Company’s common stock) and (b) encourage management excellence and longevity;

•

two tranches of restricted stock units (each unit equating to one share of common stock on vesting), subject to both (a) performance conditions over a three-year performance measurement period from the date of grant and (b) time-based vesting conditions over an additional two-year period following the three-year performance measurement period, from grant date to grant date, upon the achievement of the performance conditions. Because of the rapid growth and geographic expansion of our businesses, we may not achieve positive results from management decisions made today until a number of years in the future. The performance-based restricted stock unit awards are designed to encourage management to enact long-term plans and decisions to position the Company for future growth to increase stockholder value. The performance conditions established by the Compensation Committee are designed to reward increased stockholder value over the three-year performance measurement period with (i) one tranche based on ROE and (ii) one tranche based on the Company’s TSR relative to the total shareholder return of the S&P 500, as adjusted, each within a specified range from the beginning to the end of the three-year performance measurement period. The ROE and TSR ranges established by the Compensation Committee are designed to reward participants for moderate performance at the “threshold” level, median performance at the “target” level, and performance significantly better than “median” at the “maximum” level.

See “Executive Officers and Compensation – Equity Compensation Plans – Grants of Plan Based Awards for Fiscal Year Ended December 31, 2011” for a description of the equity awards granted to each Executive NEO.

Other LTIP Awards

In July 2008, our CEO agreed to extend his employment term, and as partial consideration, the Compensation Committee authorized the award of 67,521 performance-based shares of restricted stock under our 2006 Plan, with a value equivalent to $5,000,000 on the grant date of August 11, 2008 (based on the closing price of $74.05 per share for the date of grant, which was the closing price per share of the Company’s common stock reported on the NYSE for that day). The applicable performance goals are based on annual revenue and EPS targets or ranges of targets established for the years ended December 31, 2008, December 31, 2009, December 31, 2010, December 31, 2011 and the year ending December 31, 2012. The applicable targets are subject to adjustment for acquisitions and dispositions of businesses or portions of businesses. Assuming achievement of the applicable performance goals for the year, the performance award will vest on August 12th of the following year. The CEO may earn a percentage of the number of restricted shares that would have otherwise vested on an applicable vesting date, if one but not both of the revenue and EPS targets for the applicable period has been achieved, and the balance of the restricted shares that do not vest for the applicable period will be forfeited. In February 2011, the Compensation Committee certified that the revenue and EPS performance goals for 2011 were not achieved and the applicable restricted stock was forfeited.

In January 2009, our Chairman agreed to extend his employment term, and as partial consideration, the Compensation Committee authorized the award of 33,692 performance-based shares of restricted stock under our 2006 Plan with a value equivalent to $1,500,000 on the grant date of January 2, 2009 (based on the closing price per share of the Company’s common stock of $44.52 reported on the NYSE for that day). The applicable performance goals are based on annual revenue and EPS targets or ranges of targets established for the years ended December 31, 2009, December 31, 2010 and December 31, 2011. The applicable targets are subject to adjustment for acquisitions and dispositions of businesses or portions of businesses. In February 2012, the Compensation Committee certified that the revenue and EPS performance goals for 2011 were not achieved and the applicable restricted stock was forfeited.

The purpose of these LTIP awards was to incentivize long-term performance by setting aggressive annual revenue and EPS goals during the remaining term of each of our CEO’s and Chairman’s employment under his then current employment agreement. However, events associated with the 2008 – 2009 recession and the slow global recovery caused the performance goals to be unattainable.

Timing of Equity Grants

Equity awards to our NEOs, other officers and employees have been awarded under our 1997 Plan, 2004 Plan, 2006 Plan and 2009 Plan. Our plans are currently administered by the Compensation Committee. As administrator, the Compensation Committee has the authority, in its sole and absolute discretion, to grant awards under the plans, establish the terms of such awards, including vesting terms, prescribe grant agreements evidencing such awards, and establish programs for granting awards. The Compensation Committee has not delegated its authority to make awards or prescribe the terms (including vesting terms) to our management. Management recommends to the Compensation Committee the identities of the officers and employees to receive awards, the type of award, the number of shares subject to an award and other terms of an award, including grant date, vesting terms and the life of such award. In general, our stock option awards have a ten year exercise term. The equity awards to the NEOs are also subject to contractual transition, termination and “Change of Control” provisions. See “Executive Officers and Compensation – Employment Agreements and Potential Termination and Change of Control Payments.”

Stock option and stock-based awards, including restricted stock awards, are only effective as of the later of the date (i) the Compensation Committee takes action to approve the grant and (ii) all conditions to the award have been met in accordance with FASB ASC Topic 718. In some cases, the Compensation Committee will grant awards that are contingent, which contingencies may include commencement of employment or the execution of new written employment documents with us, or with grant dates as of a future date. All option awards are made at an exercise price equal to or exceeding the “fair market value” of our common stock on the date of grant.

In 2011, the Compensation Committee implemented the Executive LTIP, which contemplates recurring annual equity awards to Executive NEOs in the first quarter of each year. Prior to 2011, the Compensation Committee did not express an intention to authorize awards under the Company’s equity compensation plans on any particular schedule, other than the Standing Stock Awards to the CEO.

Throughout the year, as management believes grants are merited, they will make recommendations for equity awards to the Compensation Committee for approval. The Compensation Committee may also make equity awards on its own initiative. The timing of awards is influenced by new hires and promotions throughout the year and timing of annual bonus payments that may be in the form of equity. Typically, equity awards are approved at regularly scheduled or special meetings of the Compensation Committee but the Compensation Committee may also approve equity awards by unanimous written consent of the members.

The CEO’s Standing Stock Awards awarded on the day following each announcement of quarterly and annual earnings, and the stock option and restricted stock awards subject to time-based vesting conditions that were awarded to Executive NEOs pursuant to the Executive LTIP on March 1, 2011, were awarded to allow dissemination of our quarterly and/or year-end earnings announcements prior to the grant dates of such awards.

Benefits and Perquisites

General Employee Benefits

NEOs receive a variety of benefits, including the following benefits that are available to all full-time employees:

•	medical, dental, vision, prescription drug and mental health services;

•	pre-tax health and dependent care flexible spending accounts;

•	parking and transit reimbursement accounts;

•	group life insurance and AD&D coverage and supplemental life and AD&D insurance coverage;

•	life and AD&D coverage for spouses and dependents;

•	short-term disability insurance coverage for illnesses lasting no more than 90 days;

•	long-term disability insurance coverage equal to 60% of annual cash base salary with the benefit capped at $300,000;

•	parental leave;

•	family and medical leave;

•	emergency travel services;

•	health advocacy services;

•	travel insurance;

•	401(k) match; and

•	workers’ compensation insurance.

NEO Benefits

Additional benefits and perquisites that are provided to one or more NEOs include:

•	company supplied automobile or car allowance;

•	use of the corporate aircraft; and

•	supplemental life, AD&D insurance or long-term disability insurance.

In the case of the Segment Vice Chairman, in connection with a “Change of Control” of the Company, he will be eligible to receive an additional payment in an amount such that after payment of all taxes (including the excise tax), interest and penalties in respect of payments made in connection with a “Change of Control,” such executive will retain an amount equal to the excise tax imposed upon such “Change of Control” payments, in the event that a tax is imposed by Sections 280G and 4999 of the Code.

During 2011, we were a party to a Charter and Management Services Agreement with an FAA Part 135 air carrier (the “Aircraft Management Company”), whereby the Aircraft Management Company provided the crew and maintained, managed and operated our corporate leased aircraft to carry our NEOs, non-employee directors, other personnel and guests of the Company on business travel. When not in use by the Company for business travel, the Aircraft Management Company chartered the aircraft. In February 2006, upon the recommendation of the Compensation Committee, the Board approved an internal Corporate Aircraft Policy to govern the use and administration of the aircraft, including the personal use of the aircraft by authorized NEOs and their family members and other invitees. During 2011, authorized NEOs directly chartered the aircraft from Aircraft Management Company for personal use. The hourly charter fee per in flight travel hour for personal charters by authorized NEOs for 2011 was $1,800, which is less than the amount third parties would pay to charter the aircraft. During 2011, the cost per hour for an executive to personally charter the aircraft has equaled or exceeded the aggregate marginal operating cost of the aircraft. See “Executive Officers and Compensation – Summary Compensation Table.”

Retirement Benefits

We do not maintain defined benefit pension plans. Retirement benefits to U.S. employees are currently provided through our 401(k) Plan. To align the interests of our NEOs with those of our employees, NEOs are eligible to participate in our 401(k) Plan on the same basis as our general U.S. employee population and like our employees are eligible to receive matching benefits under our 401(k) Plan up to the maximum allowed under the Code, which was $7,350 for 2011.

Pursuant to the terms of their employment agreements, we extend to the CEO, Chairman and Segment Vice Chairman, a medical program that provides health, dental, vision and prescription benefits to them and their spouses (for their lifetimes), and dependents (until the maximum age up to which the Company’s plan provides benefits for dependents), after termination of employment at a level substantially the same as that provided prior to termination. See “Executive Officers and Compensation – Employment Agreements and Potential Termination and Change of Control Payments.”

For a description of the perquisites received by the NEOs in 2011, see “Executive Officers and Compensation – Summary Compensation Table.”

Total 2011 Compensation Comparisons

The following table compares each component of a NEO’s compensation described in the “Executive Officers and Compensation – Summary Compensation Table” as a percentage of his total compensation for the year ended December 31, 2011:

Name and Principal Position	Base Salary (% of Total) (a)	Bonus (% of Total) (b)	Non-Equity Incentive Plan Compensation (% of Total) (c)	Stock Awards (% of Total) (d) (1)	Option Awards (% of Total) (e)	All Other Compensation (% of Total) (f)
Jack B. Dunn, IV	31.35	—	21.74	38.78	6.99	1.14
Roger D. Carlile	33.44	—	19.64	33.91	12.78	0.24
David G. Bannister	25.80	—	24.76	35.17	13.25	1.01
Dennis J. Shaughnessy	14.08	—	14.41	44.03	6.49	20.99
Eric B. Miller	34.56	—	20.74	31.70	11.95	1.06
Catherine M. Freeman	61.67	34.69	—	—	—	3.64
Dominic DiNapoli	38.96	56.76	—	3.37	—	0.91

(1)

The percentages in Column (d) were derived based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See “Executive Officers and Compensation – Equity Compensation Plans – Grants of Plan Based Awards for Fiscal Year Ended December 31, 2011.”

Employment Agreements, Termination of Employment and Change of Control Arrangements

As we discuss more fully in “Executive Officers and Compensation – Employment Agreements and Potential Termination and Change of Control Payments,” we have fixed-term written employment agreements, which provide for severance protection under certain circumstances, with our CEO, Chairman and Segment Vice Chairman. The employment agreements include annual cash base salary terms that provide that specified annual cash base salary levels cannot be reduced. Our employment agreements with our CEO, Chairman and Segment Vice Chairman contain provisions relating to transition employment opportunities and payments during those periods. Their employment agreements also provide for payments on certain termination of employment events, including termination in connection with a “Change of Control,” termination by the Company with and without “Cause,” and termination by the NEO with or without “Good Reason.” The executives view the termination protection payments and benefits as an important component of their total compensation. In our view, having these protections helps to maintain our NEOs’ objectivity in decision-making and provides another vehicle to align the interests of our NEOs with the interests of our stockholders. All or some of these payments and benefits may never be triggered.

Decisions to enter into employment agreements, the terms of those agreements and amendments to those agreements have been based on the facts and circumstances at the time and arm’s length negotiations with the applicable NEO.

Return of Incentive Compensation by NEOs

The CEO and CFO would be subject to Section 304 of the Sarbanes-Oxley Act of 2002, which requires corporate executives to forfeit their stock sale profits and bonuses earned when there has been a financial restatement resulting from misconduct. The Board has not adopted a policy that gives the Board the discretion to require an officer to reimburse the Company for any bonus or incentive compensation that was paid, or any equity awards that were granted, based on financial results that may become the subject of a significant restatement of our financial statements. The Company intends to adopt a claw-back policy to comply with Dodd-Frank following the promulgation of final rules.

Deductibility of NEO Compensation

Code Section 162(m) limits the deductibility of compensation in excess of $1,000,000 paid to our Chief Executive Officer and the three other most highly compensated executive officers serving on the last day of the fiscal year, excluding the Chief Financial Officer. A company can deduct compensation (including the exercise of options) above that limit if it pays the compensation under a plan that its stockholders have approved and that is performance-related and non-discretionary. The Executive Incentive Plan includes, among other things, provisions that protect the Company’s ability to take a tax deduction for performance-based awards in conformity with Code Section 162(m) and related regulations.

The Compensation Committee considers Code Section 162(m) when making compensation decisions but other considerations, such as providing our NEOs with competitive and adequate incentives to remain with and increase our business operations, financial performance and prospects, as well as rewarding extraordinary contributions, also significantly factor into the Compensation Committee’s decisions. The Compensation Committee has and expects to continue to authorize payment of compensation to NEOs outside the deductibility limits of Code Section 162(m). The Compensation Committee has not consulted with any compensation consultant with respect to the payment of compensation that is not deductible under Code Section 162(m) and may or may not do so in the future.

In 2011, we paid total annual cash base salary to each of our CEO and Chairman in excess of the deductibility limits of Code Section 162(m). See “Executive Officers and Compensation – Summary Compensation Table” for the annual cash base salaries and other cash compensation paid to the NEOs for 2011.

Restrictions on Entering into Hedging and Derivative Transactions

In 2008, the Board adopted a policy that prohibits individuals who are subject to the Company’s Policy on Inside Information and Insider Trading, from purchasing, selling and trading in options (including publicly traded options), warrants, puts and calls, or similar instruments, or engaging in derivative securities transactions involving or relating to the Company’s securities, without the prior consent of the Company’s CEO and CRO. In addition, without the prior written consent of the CEO, hedging or monetization transactions, such as zero-cost collars and forward sale contracts that allow a person to lock in a portion of the value of his or her shares, often in exchange for all or part of the potential for upside appreciation in the shares, are prohibited. Waivers from this policy have been granted in the past to executive officers, primarily in connection with shares of common stock of the Company issued as purchase price consideration for the executive’s business, however, no waivers of this policy are currently in effect.

2012 NEO Compensation Actions

2012 Annual Cash Base Salary Changes

In February 2012, the Compensation Committee approved adjustments of the 2012 annual cash base salaries of the Regional Chairman, CRO and CAO. In accordance with the recommendations of the CEO and Chairman based on their assessments of the officers’ expanded duties during 2012, the annual cash base salary of (i) the Regional Chairman was increased to $1,000,000 (from $850,000) to recognize his new oversight responsibilities for all the business segments, (ii) the CRO was increased to $850,000 from $750,000 to recognize his new responsibilities as Chief Risk Officer of the Company, a position he assumed as of January 1, 2012, and (iii) the CAO was increased to $425,000 from $400,000 to recognize the increased complexity of the Company by virtue of the acquisitions of the former LECG Corporation practices completed during 2011 and the Company’s continuing global expansion.

2012 Executive LTIP Awards

On February 21, 2012, the Compensation Committee, in furtherance of its goals of increasing the proportion of total compensation that is at risk, paid in equity and subject to long-term performance-based conditions, approved 2012 equity awards under the Executive LTIP to the Executive NEOs. The equity awards to Executive NEOs took the following forms:

•	stock options with pro rata time-based vesting conditions over a five-year period from the date of grant;

•	restricted stock with pro rata time-based vesting conditions over a five-year period from the date of grant;

•

two tranches of restricted stock units (each unit equating to one share of common stock on vesting), subject to both (a) performance conditions over a three-year performance measurement period from the date of grant and (b) time-based vesting conditions over an additional two-year period following the three-year performance measurement period, from grant date to grant date, upon the achievement of the performance conditions. The performance conditions established by the Compensation Committee are designed to reward increased stockholder value over the three-year performance measurement period with (i) one tranche based on ROE and (ii) one tranche based on the Company’s TSR relative to the total shareholder return of the S&P 500, as adjusted, each within a specified range from the beginning to the end of the three-year performance measurement period. The ROE and TSR ranges established by the Compensation Committee are the same as those established for the 2011 awards to Executive NEOs pursuant to the Executive LTIP and are designed to reward participants for moderate performance at the “threshold” level, median performance at the “target” level, and performance significantly better than “median” at the “maximum” level.

In the event that the Compensation Committee determines that there are insufficient shares of FTI Consulting common stock available for award under a stockholder approved equity compensation plan as of a vesting date, in lieu of common stock issuable upon the vesting thereof, the Compensation Committee may, in its discretion, distribute cash with an equivalent value.

2012 Executive Incentive Plan Incentive Compensation Opportunities

On March 28, 2012, the Compensation Committee approved the participants, range of performance goals and individual maximum target bonus levels for the 2012 bonus year under the Executive Incentive Plan, in furtherance of its goals of (i) conditioning incentive compensation on the achievement of performance goals, (ii) increasing the proportion of incentive compensation paid in the form of equity awards, subject to long-term vesting conditions, and (iii) establishing the performance goals within the deadline under Code Section 162(m) in order to maximize the deductibility of incentive compensation for officers with compensation in excess of $1,000,000. The Compensation Committee designated our CEO, Chairman, CFO, Regional Chairman and CRO, as the only participants for the year ending December 31, 2012. The 2012 participants in the Executive Incentive Plan will not necessarily correlate with those executive officers who are NEOs for 2012. In order to further align the annual incentive payments to executives with increases in stockholder value, the Compensation Committee expressed its intention to pay incentive compensation awards for the 2012 bonus year with a combination of cash (65% of total) and shares of restricted stock (35% of total), with the shares of restricted stock being further subject to pro rata three-year vesting conditions after grant. In the event that the Compensation Committee determines that there are insufficient shares of FTI Consulting common stock available for award under a stockholder approved equity compensation plan, the Compensation Committee may reduce the percentage of 2012 incentive compensation awarded in the form of restricted stock or may award the entire amount in cash.

The performance goals for the year ended December 31, 2012 are based on a range of company-wide EPS targets consistent with past years. The Compensation Committee believes that EPS ties Executive NEO incentive compensation directly to increases in stockholder value. When establishing EPS performance goals for 2012, the Compensation Committee reviewed and discussed the Company’s budget, business and financial plans for 2012, Company expectations, anticipated market conditions, published financial guidance, Company expectations of competitor performance and the performance of segments of publicly traded companies as a whole, and the recommendations of the CEO and Chairman. The Compensation Committee approved an approach to adjust EPS performance goals in certain circumstances to take into consideration the effect of acquisitions or dispositions of all or parts of businesses during the year and certain other non-recurring events substantially consistent with past years.

The “threshold” 2012 performance goal requires the Company to meet or improve its 2012 year-end fully diluted earnings per share in comparison to the fully diluted earnings per share reported by the Company for the year ended December 31, 2011. The “target” 2012 performance goal requires the Company to improve its 2012 year-end EPS (as adjusted for items specified by the Compensation Committee) in comparison to adjusted EPS reported by the Company for the year ended December 31, 2011. The “maximum” 2012 performance goal is appropriately aggressive and would require significant improvement of the Company’s reported adjusted fully diluted earnings per share for 2012 over reported adjusted EPS for 2011. If the Compensation Committee determines that an objective performance goal has been achieved, each of the participants for 2012 would be eligible to receive the corresponding individual target incentive compensation amount, subject to reduction in the Compensation Committee’s sole discretion based on certain subjective individual and company performance criteria. The Compensation Committee has not yet set the subjective performance criteria for 2012.

2012 Cash CEO Retention Payment

As of April 5, 2012, our CEO entered into Amendment No. 6 (the “2012 CEO Amendment”) to his Employment Agreement dated as of November 5, 2002, as amended (the “CEO Employment Agreement”) with the Company, extending his full-time employment period until and including December 31, 2015 and implementing other modifications to his employment arrangements. In consideration of the extension of his full-time employment term, our CEO received a lump-sum cash payment of $4,500,000 (the “CEO Retention Payment”). The CEO will be obligated to repay a pro rata portion of the CEO Retention Award upon termination of his employment (i) by the Company for “Cause” or (ii) by the CEO without “Good Reason” (each, as defined in the CEO Employment Agreement), in each case prior to the end of his five-year transition period (as defined in the CEO Employment Agreement).

COMPENSATION COMMITTEE REPORT

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

The Compensation Committee of the Board of Directors (the “Board”) of FTI Consulting, Inc., a Maryland corporation (the “Company”), has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement relating to the 2012 annual meeting of stockholders of the Company.

Compensation Committee

James W. Crownover, Chair

Brenda J. Bacon

Gerard E. Holthaus

Matthew F. McHugh

RISK ASSESSMENT OF COMPENSATION PRACTICES

During 2011 and 2012, at the request and direction of the Compensation Committee and the Audit Committee, management conducted an assessment of risks associated with the Company’s compensation policies and practices. This assessment included the (i) review of programs, plans, policies and procedures relating to the components of executive and employee compensation, (ii) review of incentive-based equity and cash compensation features, (iii) identification of compensation design features that could potentially encourage excessive or imprudent risk taking, (iv) identification of business risks that these features could potentially encourage, (v) consideration of the presence or absence of controls, oversight or other factors that mitigate potential risks, (vi) assessment of potential risks, and (vii) consideration of the potential for such risks to result in a material adverse effect on the Company and its subsidiaries taken as a whole. Based on the assessment and factors described above, the Company determined that the risks associated with its compensation policies and practices are not reasonably likely to result in a material adverse effect on the Company and its subsidiaries taken as a whole.

SUMMARY COMPENSATION TABLE

We have set forth below the total compensation paid to and earned by, and equity and cash-based awards (subject to performance- or time-based vesting contingencies) granted to, our President and Chief Executive Officer, all individuals serving as the Company’s principal financial officer during the last completed fiscal year, and the three other most highly compensated persons who were serving as our executive officers on December 31, 2011. In accordance with applicable SEC rules, the Summary Compensation Table includes the grant date fair value of all equity awards and performance-based restricted stock unit awards that were granted in 2011. However, some of the cash incentive and equity awards granted to the NEOs in a year may have been awarded on account of performance in a prior year. See footnote (2) to the Summary Compensation Table for a discussion of the stock awards that were granted on account of performance in prior years. For more information regarding the impact of performance on certain performance-based compensation elements, see “Executive Officers and Compensation – Compensation Discussion and Analysis – Executive Summary – 2011 NEO Performance Compensation.”

Name and Principal Position	Year (a)	Salary ($) (1) (b)	Bonus ($) (2) (c)	Stock Awards ($) (3) (d)	Option Awards ($) (4) (e)	Non-Equity Incentive Plan Compensation ($) (1) (5) (f)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (g)	All Other Compensation ($) (6) (h)	Total ($) (i)
Jack B. Dunn, IV	2011	1,550,000	—	1,917,221	345,663	1,075,000	—	56,366	4,944,250
President and Chief Executive Officer	2010	1,535,961	—	1,604,828	—	400,400	—	50,818	3,592,008
	2009	1,500,000	—	1,264,174	—	1,040,000	—	47,282	3,851,456

Roger D. Carlile	2011	1,085,385	—	1,100,730	414,800	637,500	—	7,800	3,246,215
Executive Vice President and Chief Financial Officer	2010	1,300,000	—	113,418	—	400,400	—	7,800	1,821,618
	2009	1,300,000	—	—	—	195,000	—	7,800	1,502,800

David G. Bannister	2011	807,308	—	1,100,730	414,800	775,000	—	31,692	3,129,530
Executive Vice President and Chairman of the North American Region (Former Chief Financial Officer)	2010	671,923	—	670,321	—	400,400	—	30,846	1,773,490

Dennis J. Shaughnessy	2011	1,050,000	—	3,284,178	483,926	1,075,000	—	1,565,322	7,458,426
Chairman of the Board	2010	1,035,961	—	604,883	—	400,400	—	68,580	2,109,824
	2009	1,000,000	—	219,748	—	1,040,000	—	68,186	2,327,934

Eric B. Miller	2011	750,000	—	687,956	259,250	450,000	—	23,021	2,170,227
Executive Vice President, General Counsel and Chief Risk Officer

Catherine M. Freeman	2011	400,000	225,000	—	—	—	—	23,640	648,640
Senior Vice President, Controller and Chief Accounting Officer

Dominic DiNapoli	2011	2,022,077	2,945,852	174,974	—	—	—	47,102	5,190,005
Vice Chairman of Business Segments (Former Executive and Chief Operating Officer	2010	2,035,961	—	378,047	—	725,400	—	47,519	3,186,927
	2009	2,000,000	—	—	—	650,000	—	50,615	2,700,615

(1)

All cash compensation is presented in Columns (b), (c) and (f) above. Column (c) includes any cash bonus payments that were earned on account of a NEO’s performance in 2009, 2010 and 2011, respectively, which were not paid pursuant to our Executive Incentive Plan (or its predecessor plan). Column (f) includes the cash incentive amounts earned by an NEO for 2009, 2010 and 2011 upon attainment of a performance goals for 2009, 2010 and 2011, respectively, established by the Compensation Committee pursuant to the Executive Incentive Plan (or its predecessor plan), which are intended to qualify as deductible under Code Section 162(m).

The bonus compensation reported in Column (c) for the Segment Vice Chairman for 2011 includes the (i) Guaranteed Bonus in the amount of $1,000,000 and (ii) the Origination Bonus earned for 2011 in the amount of $1,945,852, paid or payable in 2012 .

(2)	The amount in Column (c) for the CAO for 2011 includes her discretionary cash bonus for 2011 in the amount of $225,000 paid on March 9, 2012.

(3)

The stock awards reported in Column (d) includes the aggregate grant date fair market values for awards of stock computed in accordance with FASB ASC Topic 718, including (i) the grant date fair values of 35% of the 2008, 2009 and 2010 incentive compensation payments under the Executive Incentive Plan (or its predecessor plan), which were deferred through the award of shares of restricted stock awarded by the Compensation Committee in 2009, 2010 and 2011, respectively, (ii) shares of restricted stock, subject to time-based vesting conditions, awarded to Executive NEOs in 2011 under the Executive LTIP, and (iii) the Chairman Restricted Stock Award awarded by the Compensation Committee in December 2011.

The stock awards in Column (d) exclude the aggregate grant date fair market values for awards of restricted stock awarded by the Compensation Committee on February 21, 2012 in payment of 50% of each Executive NEO’s incentive compensation for the 2011 bonus year. The grant date fair market values of such awards of restricted stock computed in accordance with FASB ASC Topic 718 will be included in the stock awards reported in Column (d) of the Summary Compensation Table for 2012 in the proxy statement for the 2013 annual meeting of stockholders.

The stock awards reported in Column (d) also include the “target” aggregate fair values of the ROE and TSR performance-based restricted stock units awarded to Executive NEOs in 2011 under the Executive LTIP at the grant date based upon the probable outcome of the performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period, excluding the effect of estimated forfeitures. The “target” fair values of ROE awards are measured on the grant date using the closing price per share of the Company’s common stock for the grant date pursuant to FASB Topic ASC 718. The “target” fair values of TSR awards are measured on the grant date using a Monte Carlo simulation technique that assesses probabilities of various outcomes of the market conditions pursuant to FASB Topic ASC 718.

The “maximum” fair market values of the 2011 performance-based restricted stock unit awards on the date of grant would be:

	Maximum(1) ROE Award Values ($)	Maximum(2) TSR Award Values ($)
Jack B. Dunn, IV	413,213	461,700
Roger D. Carlile	495,855	554,040
David G. Bannister	495,855	554,040
Dennis J. Shaughnessy	578,498	646,380
Eric B. Miller	309,891	346,254

(1)	The grant date fair market values of the ROE awards were determined using the closing price per share of the Company’s common stock for the date of grant.

(2)	The grant date fair market values of the TSR awards were determined using a Monte Carlo simulation technique.

(4)

The option awards reported in Column (e) include the aggregate grant date fair market values for awards of stock options, subject to time-based vesting conditions, computed in accordance with FASB ASC Topic 718.

(5)

The non-equity incentive plan compensation reported in Column (f) includes the applicable cash portion of incentive compensation, if any, earned by an Executive NEO for the bonus years 2009, 2010 and 2011 paid in 2010, 2011 and 2012, respectively, authorized by the Compensation Committee pursuant to the Executive Incentive Plan (or a predecessor plan). The Compensation Committee authorized that 50% of the incentive compensation earned by Executive NEOs for the 2011 bonus year be paid in cash on March 1, 2012.

Column (f) for 2010 includes the aggregate grant date fair values for the “target” numbers of cash-based performance units awarded to certain NEO’s on March 17, 2010 computed in accordance with FASB ASC Topic 718. The performance conditions associated with these awards were not met and they were forfeited for no value in 2011 in accordance with the award terms.

(6)	The following table presents an itemization of the amounts included in Column (h):

Name	Year	Company 401 (k) Matching Contribution ($) (a)	Company Paid Premiums on Life Insurance ($) (i) (b)	Premiums on Other Insurance Policies ($) (ii) (c)	Company Car/Auto Allowance ($) (d)	Personal Use of Corporate Aircraft ($) (iii) (e)	Club Dues, Memberships and Season Tickets ($) (f)	Other ($) (g)	Total ($) (h)
Jack B. Dunn, IV	2011	7,350	1,290	—	29,227	18,499	—	—	56,366
	2010	7,350	1,290	—	29,360	12,818	—	—	50,818
	2009	7,350	1,290	—	29,760	8,882	—	—	47,282

Roger D. Carlile	2011	7,350	450	—	—	—	—	—	7,800
	2010	7,350	450	—	—	—	—	—	7,800
	2009	7,350	450	—	—	—	—	—	7,800

David G. Bannister	2011	7,350	1,290		20,674	2,378			31,692
	2010	7,350	1,290	—	20,953	1,253	—	—	30,846

Dennis J. Shaughnessy	2011	7,350	1,980	8,361	45,008	2,624	—	1,500,000 (iv)	1,565,322
	2010	7,350	1,980	11,148	43,414	4,688	—	—	68,580
	2009	7,350	1,980	11,148	43,414	4,294	—	—	68,186

Eric B. Miller	2011	7,350	690	—	9,810	—	—	5,171	23,021

Catherine M. Freeman	2011	7,350	1,290	—	15,000	—	—	—	23,640

Dominic DiNapoli	2011	7,350	1,290	—	38,462	—	—	—	47,102
	2010	7,350	1,290	—	38,879	—	—	—	47,519
	2009	7,350	690	—	40,129	2,446	—	—	50,615

(i)	The amount in Column (b) reflects premiums paid by the Company for a life insurance benefit.

(ii)	The amount in Column (c) reflects premium payments for additional liability coverage and long-term disability coverage that are not generally provided to other employees and executive officers.

(iii)

During 2011, we were a party to a Charter and Management Services Agreements with an Aircraft Management Company, whereby the Aircraft Management Company provided the crew and maintained, managed and operated our corporate leased aircraft to carry our NEOs, non-employee directors, other personnel and guests of the Company on business travel. When the aircraft is not in use for business purposes, the Aircraft Management Company chartered the aircraft. The NEOs were permitted to directly charter the corporate aircraft for personal use. In 2009, 2010 and 2011, the hourly leasing fee per in flight travel hour for personal charters by corporate executives and non-employee directors was $1,800, which is lower than the hourly charter fee charged to third parties. During 2009, 2010 and 2011, the cost per hour for a NEO to personally charter the aircraft has equaled or exceeded the aggregate marginal operating cost of the aircraft. In the event that a family member or other invitee traveled on the aircraft when a NEO or non-employee director was using it for a business purpose, if the person was a family member, the related NEO or non-employee director was imputed taxable income relating to that person’s travel. If the invitee was a third party, we issued a Form 1099 to such invitee for the taxable income imputed to such third party. The taxable income was imputed at a rate equivalent to the SIFL formula calculation, or such other calculation as required under applicable rules and regulations of the Internal Revenue Service, for the executive or non-employee director and each family member or other invitee over the age of two. The amounts in Column (e) include the SIFL imputed to the applicable NEO for use by invitees.

(iv)	Represents the Chairman Retention Payment pursuant to the 2011 Chairman Amendment.

EQUITY COMPENSATION PLANS

Grants of Plan Based Awards for Fiscal Year Ended December 31, 2011

The following table provides information on performance-based cash incentive awards pursuant to our Incentive Plan and performance-based and non-performance-based stock option, restricted stock and restricted stock unit awards in 2011 to each NEO. There can be no assurance that the grant date fair value of the stock-based and stock option awards will ever be realized.

	Grant Date (a)		Compen- sation Committee Approval Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Stock Units (1) (#) (i)	All Other Option Awards: Number of Securities Underlying Options (1) (#) (j)	Exercise Base or Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards (2) ($) (l)
Name				Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold ($) (f)	Target ($) (g)	Maximum ($) (h)
Jack B. Dunn, IV	(3	)(4)	02/23/11	250,000	825,000	1,075,000	250,000	825,000	1,075,000	—	—	—	—
	(5)		03/01/11	—	—	—	—	—	—	10,000	—	—	334,000
	(5)		03/01/11	—	—	—				—	33,333	33.40	345,663
	(6)		03/21/11	—	—	—	68,869	275,475	413,213	—	—	—	275,475
	(7)		03/21/11	—	—	—	76,950	307,800	461,700	—	—	—	307,800
	(8)		02/25/11	—	—	—	—	—	—	7,512	—	—	249,999
	(8)		05/05/11	—	—	—	—	—	—	6,666	—	—	249,975
	(8)		08/05/11	—	—	—	—	—	—	6,950	—	—	249,992
	(8)		11/03/11	—	—	—	—	—	—	5,942	—	—	249,980

Roger D. Carlile	(3	)(4)	02/23/11	250,000	487,500	637,500	250,000	487,500	637,500	—	—	—	—
	(5)		03/01/11	—	—	—	—	—	—	12,000	—	—	400,800
	(5)		03/01/11	—	—	—	—	—	—	—	40,000	33.40	414,800
	(6)		03/21/11	—	—	—	82,643	330,570	495,855	—	—	—	330,570
	(7)		03/21/11	—	—	—	92,340	369,360	554,040	—	—	—	369,090

David G Bannister	(3	)(4)	02/23/11	250,000	575,000	775,000	250,000	575,000	775,000	—	—	—	—
	(5)		03/01/11	—	—	—	—	—	—	12,000	—	—	400,800
	(5)		03/01/11	—	—	—	—	—	—	—	40,000	33.40	414,800
	(6)		03/21/11	—	—	—	82,643	330,570	495,855	—	—	—	330,570
	(7)		03/21/11	—	—	—	92,340	369,360	554,040	—	—	—	369,360

Dennis J. Shaughnessy	(3	)(4)	02/23/11	250,000	825,000	1,075,000	250,000	825,000	1,075,000	—	—	—
	(5)		03/01/11	—	—	—	—	—	—	14,000	—	—	467,600
	(5)		03/01/11	—	—	—	—	—	—	—	46,666	33.40	483,926
	(6)		03/21/11	—	—	—	96,416	385,665	578,498	—	—	—	385,665
	(7)		03/21/11	—	—	—	107,730	430,920	646,380	—	—	—	430,920
	(9)		12/13/11	—	—	—	—	—	—	47,103	—	—	1,999,993

Eric B. Miller	(3	)(4)	02/23/11	150,000	300,000	450,000	150,000	300,000	450,000	—	—	—	—
	(5)		03/01/11	—	—	—	—	—	—	7,500	—	—	250,500
	(5)		03/01/11	—	—	—	—	—	—	—	25,000	33.40	259,250
	(6)		03/21/11	—	—	—	51,652	206,606	309,891	—	—	—	206,606
	(7)		03/21/11	—	—	—	57,713	230,850	346,254	—	—	—	230,850

Catherine M. Freeman			—	—	—	—	—	—	—	—	—	—	—

Dominic DiNapoli	(10)		03/11/11	—	—	—	—	—	—	4,855	—	—	174,974

(1)	Equity awards to the NEOs in 2011 were awarded pursuant to our 2009 Plan.

(2)	Column (l) reports the aggregate grant date fair value of restricted stock and stock option awards to a NEO during the year ended December 31, 2011 in accordance with FASB ASC Topic 718.

Column (l) reports the grant date value of the ROE and TSR performance-based restricted stock units awarded under the Executive LTIP at “target.” The ROE and TSR awards are subject to performance conditions, and the grant date fair values are based upon the probable outcome of such conditions, excluding the effect of estimated forfeitures. The fair value of ROE awards are measured on the grant date using the closing price of the Company’s common stock on the grant date pursuant to FASB Topic ASC 718. The fair value of TSR awards are measured on the grant date using a Monte Carlo simulation technique that assesses probabilities of various outcomes of the market conditions pursuant to FASB Topic ASC 718.

(3)

On February 23, 2011, the Compensation Committee set the performance goals under our 2006 Incentive Plan for the bonus year ended December 31, 2011. For 2011, the Compensation Committee designated a range of performance goals based on EPS with a low EPS performance goal and high EPS performance goal. For the purpose of presenting information in this proxy statement, we report the “threshold” as the lowest performance goal, the “target” as a mid-range performance goal and the “maximum” as the highest performance goal established within the applicable range of EPS performance goals set by the Compensation Committee. The Compensation Committee also established that the 2011 incentive compensation payments, if any, would be paid to the participant in the form of cash and shares of restricted stock.

Effective February 24, 2012, the Company reported adjusted EPS of $2.60 and the Compensation Committee certified that the maximum EPS performance goal of $2.55 established for 2011 was met. The Compensation Committee found that the Executive NEOs exceeded or met the subjective goals set for each of them and authorized payment of 2011 incentive compensation to the Executive NEOs at the maximum individual target amounts established for the “maximum” performance goal. We believe these payments will be deductible under Section 162(m) of the Code. The Compensation Committee adjusted the payment percentages initially authorized by the Compensation Committee on February 23, 2011 from 65% in cash and 35% through deferral in the form of shares of restricted stock and approved total incentive compensation awards to the Executive NEOs for 2011 on March 1, 2012 through the payment of 50% in cash and 50% through deferral in the form of shares of restricted stock with associated vesting terms. See footnote 4 for a description of the shares of restricted stock.

NEO	50% Non-Equity (Cash) Value of 2011 Incentive Compensation ($) (a)
CEO	1,075,000
Chairman	1,075,000
CFO	637,500
Regional Chairman	775,000
CRO	450,000

(4)

On March 1, 2012, the Compensation Committee awarded the following numbers of restricted shares to each Executive NEO, representing 50% of the maximum individual target amount established for each executive at the maximum EPS performance goal of $2.55, on account of his 2011 incentive compensation under the 2006 Incentive Plan:

NEO	50% Equity (Restricted Stock) Value 2011 Incentive Compensation (Shares) (1)
CEO	27,187
Chairman	27,187
CFO	16,122
Regional Chairman	19,600
CRO	11,380

(1)	The shares of restricted stock will vest as to 33.33% on December 31, 2012, 33.33% on December 31, 2013 and 33.34% on December 31, 2014.

Columns (f), (g) and (h) report the aggregate grant date fair value of such shares of restricted stock in accordance with FASB ASC Topic 718.

(5)

On February 21 2011, the Compensation Committee awarded 2011 stock option and restricted stock awards under the Executive LTIP to the Executive NEOs. The stock options and shares of restricted stock, in each case are subject to pro rata vesting on March 1, 2012, March 1, 2013, March 1, 2014, March 1, 2015 and March 1, 2016.

Columns (i) and (j) report the aggregate grant date fair value of such restricted stock and stock option awards in accordance with FASB ASC Topic 718.

The number of time-based stock options and shares of restricted stock awarded to each NEO effective March 1, 2011 under the Executive LTIP were:

NEO	Stock Options (Shares) (a)	Restricted Stock (Shares) (b)
CEO	33,333	10,000
Chairman	46,666	14,000
CFO	40,000	12,000
Regional Chairman	40,000	12,000
CRO	25,000	7,500

(6)

On March 21, 2011, the Compensation Committee awarded restricted stock units (each unit equating to one share of common stock on vesting) to Executive NEOs under the Executive LTIP, subject to both (a) performance conditions over a three-year performance measurement period and (b) time-based vesting conditions over an additional two-year period, from grant date to grant date, upon the achievement of the applicable performance conditions. The performance conditions established by the Compensation Committee are designed to reward increased stockholder value over the three-year measurement period based on the achievement by the Company of ROE within a specified range from the beginning to the end of the three-year performance measurement period, as follows:

NEO	Restricted Stock Units (1) (a)
	8.0% ROE	10.0% ROE	12.0% ROE
	Threshold	Target	Maximum
CEO	1,875	7,500	11,250
Chairman	2,625	10,500	15,750
CFO	2,250	9,000	13,500
Regional Chairman	2,250	9,000	13,500
CRO	1,406	5,625	8,437

Columns (f), (g) and (h) report the grant date fair value of ROE awards based upon the probable outcome of the performance conditions, excluding the effect of estimated forfeitures. The fair value of ROE awards are measured on the grant date using the closing price of the Company’s common stock on the grant date pursuant to FASB ASC Topic 718.

(7)

On March 21, 2011, the Compensation Committee awarded restricted stock units (each unit equating to one share of common stock on vesting) to Executive NEOs under the Executive LTIP, subject to both (a) performance conditions over a three-year performance measurement period and (b) time-based vesting conditions over an additional two-year period, from grant date to grant date, upon the achievement of the applicable performance conditions. The performance conditions established by the Compensation Committee are designed to reward increased stockholder value over the three-year measurement period based on TSR, relative to the total shareholder return of the S&P 500, as adjusted, within a specified range from the beginning to the end of the three-year performance measurement period, as follows:

NEO	Restricted Stock Units (1) (b)
	TSR Greater than 25% of S&P 500	TSR Greater than 50% of S&P 500	TSR Greater than 75% of S&P 500
	Threshold	Target	Maximum
CEO	1,875	7,500	11,250
Chairman	2,625	10,500	15,750
CFO	2,250	9,000	13,500
Regional Chairman	2,250	9,000	13,500
CRO	1,406	5,625	8,437

Columns (f) (g) and (h) report the grant date fair value of TSR awards based upon the probable outcome of the performance conditions, excluding the effect of estimated forfeitures. The fair value of TSR awards are measured on the grant date using a Monte Carlo simulation technique that assesses probabilities of various outcome of the market conditions pursuant to FASB Topic AC 718.

(8)

Represents Standing Stock Awards authorized by our Compensation Committee on July 31, 2008, with a value equivalent to $250,000 on the date following the Company’s quarterly and annual public earnings release each year. The number of shares of restricted stock awarded to Mr. Dunn is determined by dividing (i) $250,000, by (ii) the closing price per share of the Company’s common stock as reported on the NYSE for the day following the date of each relevant quarterly and annual earnings release (the “Stock Grant Date”). The restricted shares granted pursuant to each Standing Stock Award will vest as follows: 33.33% of the award shares on the first anniversary of the Stock Grant Date, 33.33% of the award shares on the second anniversary of the Stock Grant Date, and 33.34% of the award shares on the third anniversary of the Stock Grant Date, subject to the terms of the CEO Employment Agreement relating to the continued vesting of equity awards during his “transition period” (as defined in such employment agreement) and accelerated vesting on death, “Disability,” termination by the CEO for “Good Reason,” termination by the Company without “Cause” and a “Change of Control.”

(9)

Represents a restricted stock award granted pursuant to the 2011 Chairman Amendment of 47,103 shares of restricted stock (determined by dividing (i) $2,000,000 by (ii) the closing price per share of FTI Consulting common stock as reported on the NYSE for December 13, 2011). The restricted shares are subject to vesting at the rate of 14.28% on each of December 31, 2012, December 31, 2012, December 31, 2013, December 31, 2014, December 31, 2015, December 31, 2016 and December 31, 2017, with the balance subject to vesting on December 31, 2018.

(10)

In March 2011, the Segment Vice Chairman received payment of the $500,000 incentive compensation award authorized by the Compensation Committee for the 2010 bonus year through a combination of cash in the amount of $325,000 (65% of total award) and 4,855 restricted shares of common stock (equating to a value of $175,000 (35% of total award) based on the fair market value per share of the Company’s common stock as reported on the NYSE for March 11, 2011 (the bonus payment date)), which vest 33.33% on December 31, 2011, 33.33% on December 31, 2012 and 33.34% on December 31, 2013.

Outstanding Equity Awards at Fiscal Year-End

The following table shows the number of shares covered by exercisable and unexercisable options and unvested shares of restricted stock held by our NEOs on December 31, 2011:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (a)	Number of Securities Underlying Unexercised Options (#) Unexercisable (b)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (c)	Option Exercise Price ($/Sh) (d)	Option Expiration Date (e)	Number of Shares or Units of Stock that Have Not Vested (#) (f)	Market Value of Shares or Units of Stock that Have Not Vested ($) (g)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights that Have Not Vested (#) (h)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($) (i)
Jack B. Dunn, IV	—	—	—	—	—	—		27,009	(2)	1,145,722	(1)
								22,500	(3)	954,450	(1)
						52,190 (4)	2,213,900 (1)
						5,071 (5)	215,112 (1)
						10,000 (6)	424,200 (1)
	22,500 (7)	—	—	31.91	02/15/16	—	—	—		—
	22,500 (7)	—	—	30.83	05/02/16	—	—	—		—
	20,000 (8)	—	—	26.45	10/24/16	—	—	—		—
	23,750 (9)	—	—	26.45	10/24/16	—	—	—		—
	20,000 (9)	—	—	26.45	10/24/16	—	—	—		—
	22,500 (7)	—	—	30.77	11/01/16	—	—	—		—
	22,500 (7)	—	—	28.86	11/01/15	—	—	—		—
	22,500 (7)	—	—	29.48	03/03/13	—	—	—		—
	22,500 (7)	—	—	33.25	04/25/13	—	—	—		—
	22,500 (7)	—	—	27.60	11/05/12	—	—	—		—
	32,107 (10)	—	—	27.60	07/25/12	—	—	—		—
	22,500 (7)	—	—	36.40	02/16/17	—	—	—		—
	22,500 (7)	—	—	41.15	05/02/17	—	—	—		—
	22,500 (7)	—	—	53.52	08/06/17	—	—	—		—
	22,500 (7)	—	—	59.25	11/01/17	—	—	—		—
	—	—	22,500 (11)	69.85	03/01/18	—	—	—		—
	—	—	22,500 (11)	67.91	05/08/18	—	—	—		—
	—	—	33,333 (12)	33.40	03/01/21	—	—	—		—

Roger D. Carlile	—	—	—	—	—	—	—	27,000 (13)		1,145,340	(1)
	—	—	—	—	—	12,000 (14)	509,040 (1)	—		—
	—	—	—	—	—	326 (15)	13,829 (1)	—		—
	—	—	—	—	—	952 (16)	40,384 (1)	—		—
	—	—	—	—	—	4,168 (17)	176,807 (1)	—		—
	—	—	40,000 (18)	33.40	03/21/21	—	—	—		—
	33,332 (19)	16,668 (19)	—	27.89	01/02/17	—	—	—		—
	764 (20)	510 (20)	—	65.37	03/14/18	—	—	—		—

David G. Bannister	—	—	—	—	—	—	—	27,000 (21)		1,145,340	(1)
	—	—	40,000 (22)	33.40	03/01/21			—		—
	—	—	—	—	—	6,667 (23)	282,814 (1)	—		—
	—	—	—	—	—	2,537 (24)	107,620 (1)	—		—
	—	—	—	—	—	12,000 (25)	509,040 (1)	—		—

Dennis J. Shaughnessy	—	—	—	—	—	—	—	31,500 (26)		1,336,230	(1)
	—	—	—	—	—	—	—	11,231 (27)		476,419	(1)
	—	—	—	—	—	45,7560 (28)	1,940,970 (1)	—		—
	—	—	—	—	—	5,074 (29)	215,239 (1)	—		—
	—	—	—	—	—	14,000 (30)	593,880 (1)	—		—
	—	—	—	—	—	47,103 (31)	1,998,109 (1)	—		—
	—	—	46,666 (32)	33.40	03/01/12	—	—	—		—
	50,000 (33)	—	—	26.45	10/24/16	—	—	—		—
	110,000 (34)		—	26.45	10/24/16	—	—	—		—

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (a)	Number of Securities Underlying Unexercised Options (#) Unexercisable (b)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (c)	Option Exercise Price ($/Sh) (d)	Option Expiration Date (e)	Number of Shares or Units of Stock that Have Not Vested (#) (f)	Market Value of Shares or Units of Stock that Have Not Vested ($) (g)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights that Have Not Vested (#) (h)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($) (i)
Eric B. Miller	—	—	—	—	—	—	—	16,874 (35)	715,795(1)
	—	—	—	—	—	6,000 (36)	254,520 (1)	—	—
	—	—	—	—	—	1,744 (37)	73,980 (1)	—	—
	—	—	—	—	—	6,667 (38)	282,814 (1)	—	—
	—	—	—	—	—	7,500 (39)	318,150 (1)	—	—

	33,334 (40)	—	—	25.97	06/06/16	—	—	—	—
	10,000 (41)	—	—	28.40	02/13/17	—	—	—	—
	—	—	25,000 (42)	33.40	03/01/21	—	—	—	—

Catherine M. Freeman	—	—	—	—	—	3,334(43)	141,428 (1)	—	—
	8,000 (44)	2,000 (44)	—	55.64	03/21/21	—	—	—	—
	10,000 (45)	5,000 (45)	—	37.83	01/02/17	—	—	—	—

Dominic DiNapoli	—	—	—	—	—	3,237 (46)	137,314 (1)	—	—
	—	—	—	—	—	41,667 (47)	1,767,514 (1)	—	—
	—	—	—	—	—	3,171 (48)	134,514 (1)	—	—
	50,000 (49)	—	—	16.59	03/12/14	—	—	—	—
	100,000 (50)	—	—	26.24	11/01/15	—	—	—	—

(1)

The closing price of the Company’s common stock reported by the NYSE for December 31, 2011 was $42.42 per share. Market or payout value, as applicable, has been determined by multiplying $42.42 by the number of shares of restricted stock that have not yet vested.

(2)

Represents the unvested portion of performance-based shares of restricted stock awarded to the executive by the Compensation Committee with a grant date of August 11, 2008 pursuant to our 2006 Plan, subject to vesting in five equal annual installments of 20% on the day following the first through fifth anniversary dates of the grant date; provided that (i) the applicable performance goals based on the achievement of annual revenue and earnings per share targets for each of the years ended December 31, 2008, December 31, 2009, December 31, 2010 and December 31, 2011, and the year ending December 31, 2012, have been achieved and (ii) all other conditions have been satisfied, including the condition that the achievement of the relevant goal(s) be confirmed by the final audit for the relevant year end. The applicable revenue and earnings per share targets will be adjusted for acquisitions and dispositions of businesses or portions of businesses. The executive may earn 50% of the number of restricted shares that would have otherwise vested on an applicable vesting date, if one but not both of the revenue and earnings per share targets for the applicable period has been achieved and the balance of the restricted shares that do not vest for the applicable period will be forfeited. For the year ended December 31, 2008, 6,752 shares vested pursuant to this grant. For the year ended December 31, 2009, 5,401 shares vested pursuant to this grant. No shares were earned and vested for the years ended December 31, 2010 and December 31, 2011.

(3)

Represents the unvested performance-based restricted stock units awarded to the executive by the Compensation Committee with a grant date of March 21, 2011, pursuant to our 2009 Plan and the Executive LTIP, which will vest in three installments, provided that the applicable performance goals based on achievement of ROE and TSR targets for the three years ending December 31, 2013 have been achieved, as follows; 33.33% on the date the performance goals are achieved, 33.33% on March 1, 2014 and 33.34% on March 1, 2015. The fair value of ROE awards are measured on the grant date using the closing price of the Company’s common stock on the grant date pursuant to FASB Topic ASC 718. The fair value of TSR awards are measured on the grant date using a Monte Carlo simulation technique that assesses probabilities of various outcomes of the market conditions pursuant to FASB Topic ASC 718.

(4)

Represents the unvested portion of shares of restricted stock awarded to the executive pursuant to the Standing Stock Award on March 3, 2009, April 30, 2009, August 5, 2009, November 5, 2009, March 1, 2010, May 6, 2010, August 6, 2010, November 8, 2010, February 25, 2011, May 5, 2011, August 5, 2011 and November 3, 2011, pursuant to our 2006 Plan or 2009 Plan, subject to vesting over three years as follows: 33.33% on the first anniversary of the date of grant, 33.33% on the second anniversary of the date of grant and 33.34% on the third anniversary of the date of grant, such that the award made on March 3, 2009 became fully vested on March 3, 2012, the award made on April 30, 2009 became fully vested on April 30, 2012, the award made on August 5, 2009 will be fully vested on August 5, 2012, the award made on November 5, 2009 will be fully vested on November 5, 2012, the award made on March 1, 2010 will be fully vested on March 1, 2013, the award made on May 6, 2010 will be fully vested on May 6, 2013, the award made on August 6, 2010 will be fully vested on August 6, 2013, the award made on November 8, 2010 will be fully vested on November 8, 2013, the award made on February 25, 2011 will be fully vested on February 25, 2014, the award made on May 5, 2011 will be fully vested on May 5, 2014, the award made on August 5, 2011 will be fully vested on August 5, 2014, and the award made on November 3, 2011 will be fully vested on November 3, 2014 . The Standing Stock Award with a value equivalent to $250,000 on the date of grant is automatically made as of the day following the publication of each quarterly and annual earnings press release.

(5)

Represents the unvested portion of shares of restricted stock awarded to the executive by the Compensation Committee pursuant to our 2006 Plan for 15,221 shares of common stock of the Company with a grant date of March 17, 2010, subject to vesting in three installments as follows: 5,073 shares vested on December 31, 2010, 5,074 shares vested on December 31, 2011 and 5,074 shares are subject to vesting on December 31, 2012, such that all shares will be fully vested on December 31, 2012.

(6)

Represents the unvested portion of shares of restricted stock awarded to the executive by the Compensation Committee pursuant to our 2009 Plan and the Executive LTIP for 10,000 shares of common stock of the Company with a grant date of March 1, 2011, subject to vesting in five installments as follows: 2,000 shares vested on March 1, 2012 and the balance will vest at the rate of 20% per annum on March 1, 2013, March 1, 2014, March 1, 2015 and March 1, 2016, such that all shares will be fully vested on March 1, 2016.

(7)

Represents vested and unexercised standing option awards to the executive as first authorized by the Compensation Committee on December 9, 1996, as affirmed and reauthorized on March 2, 2005, pursuant to our equity-based plans in effect from time to time. Each award is for a stock option exercisable for 22,500 shares of common stock (the “Standing Option Award”). The award was made automatically as of the day following the publication of each of our quarterly and year-end earnings press releases at an exercise price equal to 110% of the closing price per share of common stock of the Company as reported on the NYSE (or other principal exchange on which our common stock was then traded) for the date of the award. Each option becomes fully exercisable upon an increase of 25% in the market value of a share of our common stock but not earlier than the first anniversary of the award date, or eight years from the award date if the market value does not reach the target value. The Standing Option Award was replaced by the Standing Stock Award to the executive effective with the second quarter ended June 30, 2008. The awards in Column (a) represent stock options granted pursuant to our 2004 Plan or 2006 Plan for which the applicable market conditions have been achieved as of December 31, 2008, which have been outstanding more than one-year, and have vested as described below:

Grant Date	Fully Vested Date	Expiration Date
02/16/07	02/16/08	02/16/17
05/02/07	05/02/08	05/02/17
08/06/07	08/06/08	08/06/17
11/01/07	11/01/08	11/01/17
02/15/06	02/15/07	02/15/16
05/02/06	05/02/07	05/02/16
11/01/06	11/01/07	11/01/16
11/01/05	02/15/07	11/01/15
03/03/03	04/11/07	03/03/13
04/25/03	04/25/07	04/25/13

(8)

Represents an exercisable performance-based stock option granted to the executive by the Compensation Committee pursuant to our 2006 Plan with a grant date of October 24, 2006, which vested and became exercisable in full on December 31, 2009 following the achievement of the associated performance goals.

(9)

Represents an exercisable stock option granted to the executive by the Compensation Committee pursuant to our 2006 Plan with a grant date of October 24, 2006, which vested in three installments and became exercisable in full on October 24, 2009.

(10)

Represents an exercisable stock option granted to the executive by the Compensation Committee with a grant date of November 5, 2002 pursuant to the 1997 Plan, which vested in two installments and became exercisable in full on November 5, 2004.

(11)

Represents unvested stock option awards, each exercisable for 22,500 shares of common stock, granted to the executive by the Compensation Committee pursuant to our 2004 Plan or 2006 Plan, pursuant to the Standing Option Awards described in footnote (7). Such Standing Option Awards will become fully exercisable upon an increase of 25% in the market value of a share of our common stock but not earlier than the first anniversary of the award date, or eight years from the award date if the market value does not reach the target value.

(12)

Represents a stock option granted to the executive by the Compensation Committee pursuant to our 2009 Plan and the Executive LTIP with a grant date of March 1, 2011, subject to vesting in five installments as follows: the option vested and became exercisable for 20% of the shares on March 1, 2012 and the balance of the option is subject to vesting at the rate of 20% per annum on March 1, 2013, March 1, 2014, March 1, 2015 and March 1, 2016, such that the stock option will be vested and exercisable in full on March 1, 2016.

(13)

Represents the unvested performance-based restricted stock units awarded to the executive by the Compensation Committee with a grant date of March 21, 2011, pursuant to our 2009 Plan and the Executive LTIP, which will vest in three installments, provided that the applicable performance goals based on achievement of ROE and TSR targets for the three years ending December 31, 2013 have been achieved, as follows; 33.33% on the date the performance goals are achieved, 33.33% on March 1, 2014 and 33.34% on March 1, 2015. The fair value of ROE awards are measured on the grant date using the closing price of the Company’s common stock on the grant date pursuant to FASB Topic ASC 718. The fair value of TSR awards are measured on the grant date using a Monte Carlo simulation technique that assesses probabilities of various outcomes of the market conditions pursuant to FASB Topic ASC 718.

(14)

Represents the unvested portion of shares of restricted stock awarded to the executive by the Compensation Committee pursuant to our 2009 Plan and the Executive LTIP for 12,000 shares of common stock with a grant date of March 1, 2011, subject to vesting in five installments as follows: 2,400 shares vested on March 1, 2012 and the balance is subject to vesting at the rate of 20% per annum on March 1, 2013, March 1, 2014, March 1, 2015 and March 1, 2016, such that all shares will be fully vested on March 1, 2016.

(15)

Represents the unvested portion of shares of restricted stock awarded to the executive by the Compensation Committee pursuant to our 2006 Plan for 812 shares of common stock with a grant date of March 14, 2008; subject to vesting in five installments as follows: 160 shares vested on March 14, 2009, 163 shares vested on March 14, 2010, 163 shares vested on March 14, 2011 and 163 shares vested on March 14, 2012 and the balance of 163 shares are subject to vesting on March 14, 2013, such that all shares will be fully vested on March 14, 2013.

(16)

Represents the unvested portion of shares of restricted stock awarded to the executive by the Compensation Committee pursuant to our 2009 Plan for 2,854 shares of common stock with a grant date of March 17, 2010; subject to vesting in three installments as follows: 951 shares vested on December 31, 2010 and 951 shares vested on December 31, 2011 and the balance of 952 shares are subject to vesting on December 31, 2012, such that all shares will be fully vested on December 31, 2012.

(17)

Represents the unvested portion of shares of restricted stock awarded to the executive by the Compensation Committee pursuant to our 2006 Plan for 12,500 shares of common stock with a grant date of January 2, 2007, subject to vesting in six installments as follows: 2,083 shares vested on January 2, 2008, 2,083 shares vested on January 2, 2009, 2,083 shares vested on January 2, 2010, 2,083 shares vested on January 2, 2011 and 2,084 shares vested on January 2, 2012 and the balance of 2,084 shares are subject to vesting on January 2, 2013, such that all shares will be fully vested on January 2, 2013.

(18)

Represents a stock option granted to the executive by the Compensation Committee pursuant to our 2009 Plan and the Executive LTIP with a grant date of March 1, 2011, subject to vesting in five installments as follows: the option vested and became exercisable for 20% of the shares on March 1, 2012 and the balance of the option is subject to vesting at the rate of 20% per annum on March 1, 2013, March 1, 2014, March 1, 2015 and March 1, 2016, such that the stock option will be vested and exercisable in full on March 1, 2016.

(19)

Represents vested and unvested unexercised portions of a stock option for 50,000 shares of common stock of the Company granted to the executive by the Compensation Committee pursuant to our 2006 Plan on January 2, 2007, subject to vesting in six installments as follows: the option for 8,333 shares vested and became exercisable on January 2, 2008, the option for 8,333 shares vested and became exercisable on January 2, 2009, the option for 8,333 shares vested and became exercisable on January 2, 2010 and the option for 8,333 shares vested and became exercisable on January 2, 2011 and the balance of the option for 8,334 shares is subject to vesting on January 2, 2012 and for 8,334 shares is subject to vesting on January 2, 2013, such that the stock option will be fully vested and exercisable on January 2, 2013.

(20)

Represents vested and unvested unexercised portions of a stock option for 1,274 shares of common stock of the Company granted to the executive by the Compensation Committee pursuant to our 2006 Plan on March 14, 2008, subject to vesting in five installments as follows: the option for 254 shares vested and became exercisable on March 14, 2009, the option 255 shares vested and became exercisable on March 14, 2010, the option for 255 shares vested and became exercisable on March 14, 2011 and the option for 255 shares vested and became exercisable on March 14, 2012 and the balance of the option for 255 shares is subject to vesting on March 14, 2013, such that the stock option will be fully vested and exercisable on March 14, 2013.

(21)

Represents the unvested performance-based restricted stock units awarded to the executive by the Compensation Committee with a grant date of March 21, 2011, pursuant to our 2009 Plan and the Executive LTIP, which will vest in three installments, provided that the applicable performance goals based on achievement of ROE and TSR targets for the three years ending December 31, 2013 have been achieved, as follows; 33.33% on the date the performance goals are achieved, 33.33% on March 1, 2014 and 33.34% on March 1, 2015. The fair value of ROE awards are measured on the grant date using the closing price of the Company’s common stock on the grant date pursuant to FASB Topic ASC 718. The fair value of TSR awards are measured on the grant date using a Monte Carlo simulation technique that assesses probabilities of various outcomes of the market conditions pursuant to FASB Topic ASC 718.

(22)

Represents a stock option granted to the executive by the Compensation Committee pursuant to our 2009 Plan and the Executive LTIP with a grant date of March 1, 2011, subject to vesting in five installments as follows: the option vested and became exercisable with respect to 20% of the shares on March 1, 2012 and the balance of the option is subject to vesting at the rate of 20% per annum on March 1, 2013, March 1, 2014, March 1, 2015 and March 1, 2016, such that the stock option will be vested and exercisable in full on March 1, 2016.

(23)

Represents the unvested portion of shares of restricted stock awarded to the executive by the Compensation Committee pursuant to our 2009 Plan for 10,000 shares of common stock of the Company with a grant date of March 5, 2010, subject to vesting in three installments as follows: 3,333 shares vested on March 5, 2011 3,333 shares vested on March 5, 2012 and the balance of 3,334 shares are subject to vesting on March 5, 2013, such that all shares will be fully vested on March 1, 2013.

(24)

Represents the unvested portion of shares of restricted stock awarded to the executive by the Compensation Committee pursuant to our 2009 Plan for 7,610 shares of common stock of the Company with a grant date of March 17, 2010, subject to vesting in three installments as follows: 2,536 shares became vested on December 31, 2010 and 2,537 shares became vested December 31, 2011 and the balance of 2,537 shares are subject to vesting on December 31, 2012, such that all shares will be fully vested on December 31, 2012.

(25)

Represents the unvested portion of shares of restricted stock awarded to the executive by the Compensation Committee pursuant to our 2009 Plan and Executive LTIP for 12,000 shares of common stock of the Company with a grant date of March 1, 2011, subject to vesting in five installments as follows: 2,400 shares became vested on March 1, 2012 and the balance will vest at the rate of 20% per annum on March 1, 2013, March 1, 2014, March 1, 2015 and March 1, 2016, such that all shares will be fully vested on March 1, 2016.

(26)	Represents the unvested performance-based restricted stock units awarded to the executive by the Compensation Committee with a grant date of March 21, 2011, pursuant to our 2009 Plan and the Executive

LTIP, which will vest in three installments, provided that the applicable performance goals based on achievement of ROE and TSR targets for the three years ending December 31, 2013 have been achieved, as follows; 33.33% on the date the performance goals are achieved, 33.33% on March 1, 2014 and 33.34% on March 1, 2015. The fair value of ROE awards are measured on the grant date using the closing price of the Company’s common stock on the grant date pursuant to FASB Topic ASC 718. The fair value of TSR awards are measured on the grant date using a Monte Carlo simulation technique that assesses probabilities of various outcomes of the market conditions pursuant to FASB Topic ASC 718.

(27)

Represents the unvested portion of performance-based restricted stock awarded to the executive by the Compensation Committee pursuant to the 2006 Plan with a grant date of January 2, 2009, which will vest in three equal annual installments on the day following the first through third anniversary dates of the grant date; provided that (i) applicable performance goals based on the achievement of annual revenue and earnings per share targets for each of the years ended December 31, 2009, December 31, 2010 and December 31, 2011, have been achieved and (ii) all other conditions have been satisfied, including the condition that the achievement of the relevant goal(s) be confirmed by the final audit for the relevant year end. The applicable revenue and earnings per share targets will be adjusted for acquisitions and dispositions of businesses or portions of businesses. The executive may earn 50% of the number of restricted shares that would have otherwise vested on an applicable vesting date, if one but not both of the revenue and earnings per share targets for the applicable period has been achieved and the balance of the restricted shares that do not vest for the applicable period will be forfeited. For the year ended December 31, 2009, 4,492 vested pursuant to this grant. No shares were earned and vested for the year ended December 31, 2010 and December 31, 2011.

(28)

Represents the unvested portion of shares of restricted stock awarded to the executive by the Compensation Committee pursuant to our 2004 Plan for 152,517 shares of common stock of the Company with a grant date of October 18, 2004, subject to vesting in ten installments as follows: 15,252 shares vested on October 18, 2005, 15,251 shares vested on October 18, 2006, 15,251 shares vested on October 18, 2007, 15,251 shares vested on October 18, 2008, 15,252 shares vested on October 18, 2009, 15,252 shares vested on October 18, 2010 and 15,252 shares vested on October 18, 2011, and the balance of 15,252 shares are subject to vesting on October 18, 2012, 15,252 shares are subject to vesting on October 18, 2013 and 15,252 shares are subject to vesting on October 18, 2014, such that all shares will be fully vested on October 18, 2014.

(29)

Represents the unvested portion of shares of restricted stock awarded to the executive by the Compensation Committee pursuant to our 2006 Plan for 15,221 shares of common stock of the Company with a grant date of March 17, 2010, subject to vesting in three installments as follows: 5,073 shares vested on December 31, 2010 and 5,074 shares vested on December 31, 2011 and the balance of 5,074 shares are subject to vesting on December 31, 2012, such that all shares will be fully vested on December 31, 2012.

(30)

Represents the unvested portion of shares of restricted stock awarded to the executive by the Compensation Committee pursuant to our 2009 Plan and the Executive LTIP for 14,000 shares of common stock of the Company with a grant date of March 1, 2011, subject to vesting in five installments as follows: 2,800 vested on March 1, 2012 and the balance is subject to vesting at the rate of 20% per annum on March 1, 2013, March 1, 2014, March 1, 2015 and March 1, 2016, such that all shares will be fully vested on March 1, 2016.

(31)

Represents the unvested portion of shares of restricted stock awarded to the executive by the Compensation Committee pursuant to our 2009 Plan for 47,103 shares of common stock of the Company with a grant date of December 31, 2011, subject to vesting in seven installments as follows: 6,726 shares on December 31, 2012, 6,726 shares on December 31, 2013, 6,726 shares on December 31, 2014, 6,726 shares on December 31, 2015, 6,726 shares on December 31, 2016, 6,726 shares on December 31, 2017 and 6,747 shares on December 31, 2018, such that all shares will be fully vested on December 31, 2018.

(32)

Represents a stock option granted to the executive by the Compensation Committee pursuant to our 2009 Plan and the Executive LTIP with a grant date of March 1, 2011, subject to vesting in five installments as follows: the option vested and became exercisable with respect to 20% of the shares on March 1, 2012 and the balance of the option is subject to vesting at the rate of 20% per annum on March 1, 2013, March 1, 2014, March 1, 2015 and March 1, 2016, such that the stock option will be vested and exercisable in full on March 1, 2016.

(33)

Represents an exercisable performance-based stock option granted to the executive by the Compensation Committee pursuant to our 2006 Plan with a grant date of October 24, 2006, which vested and became exercisable on December 31, 2009 following achievement of the associated performance goals.

(34)

Represents an exercisable stock option granted to the executive by the Compensation Committee pursuant to our 2006 Plan with a grant date of October 24, 2006, which vested in three installments and became exercisable in full on October 24, 2009.

(35)

Represents the unvested performance-based restricted stock units awarded to the executive by the Compensation Committee with a grant date of March 21, 2011, pursuant to our 2009 Plan and the Executive LTIP, which will vest in three installments, provided that the applicable performance goals based on achievement of ROE and TSR targets for the three years ending December 31, 2013 have been achieved, as follows; 33.33% on the date the performance goals are achieved, 33.33% on March 1, 2014 and 33.34% on March 1, 2015. The fair value of ROE awards are measured on the grant date using the closing price of the Company’s common stock on the grant date pursuant to FASB Topic ASC 718. The fair value of TSR awards are measured on the grant date using a Monte Carlo simulation technique that assesses probabilities of various outcomes of the market conditions pursuant to FASB Topic ASC 718.

(36)

Represents the unvested portion of shares of restricted stock awarded to the executive by the Compensation Committee pursuant to our 2006 Plan for 30,000 shares of common stock with a grant date of July 31, 2007, subject to vesting in five installments as follows: 6,000 shares vested on July 31 2008, 6,000 shares vested on July 31, 2009, 6,000 shares vested on July 31, 2010, 6,000 shares vested on July 31, 2011 and the balance of 6,000 shares are subject to vesting on July 31, 2012, such that all shares will be fully vested on July 31, 2012.

(37)

Represents the unvested portion of shares of restricted stock awarded to the executive by the Compensation Committee pursuant to our 2009 Plan for 5,232 shares of common stock with a grant date of March 17, 2010, subject to vesting in three installments as follows: 1,744 shares vested and became exercisable on December 31, 2010, 1,744 shares vested and became exercisable on December 31, 2011 and the balance of 1,744 shares is subject to vesting on December 31, 2012, such that all shares will be fully vested on December 31, 2012.

(38)

Represents the unvested portion of shares of restricted stock awarded to the executive by the Compensation Committee pursuant to our 2009 Plan for 10,000 shares of common stock with a grant date of March 22, 2010, subject to vesting in three installments as follows: 3,333 shares vested on March 22, 2011 and 3,333 shares vested on March 22, 2012 and the balance of 3,334 shares are subject to vesting on March 22, 2013, such that all shares will be fully vested on March 22, 2013.

(39)

Represents the unvested portion of shares of restricted stock awarded to the executive by the Compensation Committee pursuant to our 2009 Plan and the Executive LTIP for 7,500 shares of common stock with a grant date of March 1, 2011, subject to vesting in five installments as follows: 1,500 shares vested on March 1, 2012 and the balance is subject to vesting at the rate of 20% per annum on March 1, 2013, March 1, 2014, March 1, 2015 and March 1, 2016, such that all shares will be fully vested and exercisable on March 1, 2016.

(40)

Represents an exercisable stock option for 50,000 shares of common stock of the Company granted to the executive by the Compensation Committee pursuant to our 2006 Plan on June 6, 2006, which vested in three installments and became exercisable in full on June 6, 2009.

(41)

Represents an exercisable stock option for 10,000 shares of common stock of the Company granted to the executive by the Compensation Committee pursuant to our 2006 Plan on February 13, 2007, which vested in three installments and became exercisable in full on February 17, 2010.

(42)

Represents a stock option granted to the executive by the Compensation Committee pursuant to our 2009 Plan and the Executive LTIP with a grant date of March 1, 2011, subject to vesting in five installments as follows: the option vested and became exercisable with respect to 20% of the shares on March 1, 2012 and the balance of the option is subject to vesting at the rate of 20% per annum on March 1, 2013, March 1, 2014, March 1, 2015 and March 1, 2016, such that the stock option will be vested and exercisable in full on March 1, 2016.

(43)

Represents the unvested portion of shares of restricted stock awarded to the executive by the Compensation Committee pursuant to our 2009 Plan for 5,000 shares of common stock with a grant date of March 5, 2010, subject to vesting in three installments as follows: 1,666 shares vested on March 5, 2011 and 1,666 shares vested on March 5, 2012 and the balance of 1,667 shares are subject to vesting on March 5, 2013, such that all shares will be fully vested on March 5, 2013.

(44)

Represents vested and unexercised and unvested portions of a stock option for 10,000 shares of common stock of the Company granted to the executive by the Compensation Committee pursuant to our 2006 Plan on November 12, 2007, subject to vesting in five installments as follows: the option for 2,000 shares vested and became exercisable on November 12, 2008, the option for 2,000 shares vested and became exercisable on November 12, 2009, the option for 2,000 shares vested and became exercisable on November 12, 2010 and the option for 2,000 shares vested and became exercisable on November 12, 2011 and the balance of the option for 2,000 shares is subject to vesting on November 12, 2012, such that the stock option will be fully vested and exercisable on November 12, 2012.

(45)

Represents vested and unexercised and unvested portions of a stock option for 15,000 shares of common stock of the Company granted to the executive by the Compensation Committee pursuant to our 2004 Plan on February 24, 2009, which vested in three installments and became exercisable in full on February 24, 2012.

(46)

Represents the unvested portion of shares of restricted stock awarded to the executive by the Compensation Committee pursuant to our 2009 Plan for 4,855 shares of common stock of the Company with a grant date of March 11, 2011, subject to vesting in three installments as follows: 1,618 vested on December 31, 2011 and the balance of 1,618 shares are subject to vesting on December 31, 2012 and 1,619 shares are subject to vesting on December 31, 2013, such that all shares will be fully vested on December 31, 2013.

(47)

Represents the unvested portion of shares of a restricted stock award to the executive by the Compensation Committee pursuant to our 2004 Plan for 125,000 shares of common stock of the Company with a grant date of November 1, 2005, subject to vesting in nine installments as follows: 13,888 shares vested on December 31, 2006, 13,889 shares vested on December 31, 2007, 13,889 shares vested on December 31, 2008, 13,889 shares vested on December 31, 2009, 13,889 shares vested on December 31, 2010 and 13,889 shares vested on December 31, 2011 and the balance of 13,889 shares are subject to vesting on December 31, 2012, 13,889 shares are subject to vesting on December 31, 2013 and 13,889 shares are subject to vesting on December 31, 2014, such that all shares will be fully vested on December 31, 2014.

(48)

Represents the unvested portion of shares of restricted stock awarded to the executive by the Compensation Committee pursuant to our 2009 Plan for 9,513 shares of common stock of the Company with a grant date of March 17, 2010, subject to vesting in three installments as follows: 3,171 shares vested on December 31, 2010 and 3,171 shares vested on December 31, 2011 and the balance of 3,171 shares are subject to vesting on December 31, 2012, such that all shares will be fully vested on December 31, 2012.

(49)

Represents (i) the vested and exercisable stock option granted to the executive by the Compensation Committee pursuant to our 1997 Plan for 67,500 shares of common stock of the Company with a grant date of August 30, 2002, which vested and became exercisable in full on August 30, 2005 and (ii) the vested and exercisable stock option granted to the executive by the Compensation Committee pursuant to our 1997 Plan for 50,000 shares of common stock of the Company with a grant date of March 12, 2004, which vested and became exercisable in full on March 12, 2007.

(50)

Represents the vested and exercisable stock option granted to the executive by the Compensation Committee pursuant to our 2004 Plan for 100,000 shares of common stock of the Company with a grant date of November 1, 2005, which vested in three installments and became exercisable in full on November 1, 2007.

Option Exercises and Stock Vested

The following table shows the number of shares of our common stock acquired during the fiscal year ended December 31, 2011 upon the exercise of stock options and the vesting of restricted stock awards:

	Option Awards		Stock Awards
Name of Executive Officer	Number of Shares Acquired on Exercise (#) (a)	Value Realized Upon Exercise ($) (b) (1)	Number of Shares Acquired on Vesting (#) (c)	Value Realized on Vesting ($) (d) (2)
Jack B. Dunn, IV:
Options	59,044	830,756	—	—
Stock	—	—	24,218	942,754

Roger D. Carlile:
Options	—	—	—	—
Stock	—	—	3,622	138,419

David G. Bannister:
Options	175,000	2,917,042	—	—
Stock	—	—	7,870	292,647

Dennis J. Shaughnessy:
Options	—	—	—	—
Stock	—	—	20,326	825,720

Eric B. Miller:
Options	—	—	—	—
Stock	—	—	11,077	414,383

Catherine M. Freeman:
Options	—	—	—	—
Stock	—	—	1,666	58,310

Dominic DiNapoli:
Options	17,052	311,929	—	—
Stock	—	—	20,678	870,701

(1)

The value realized upon the exercise of stock options is computed by multiplying (A) the difference between (i) the market price of the underlying shares at the exercise date and (ii) the exercise price of the option by (B) the number of shares for which the option was exercised.

(2)

The value realized on vesting of restricted stock is computed by multiplying (A) the market value of the shares of common stock at the vesting date by (B) the number of restricted shares that vested on that date.

EMPLOYMENT AGREEMENTS AND POTENTIAL TERMINATION AND CHANGE OF CONTROL PAYMENTS

Employment Agreements

Jack B. Dunn, IV

We entered into the CEO Employment Agreement as of November 5, 2002. The CEO Employment Agreement was last amended by the 2012 CEO Amendment to extend the full-time employment term until and including December 31, 2015, unless otherwise terminated pursuant to Section 9 of such agreement. The CEO Employment Agreement includes provisions relating to termination by the Company with and without “Cause,” termination by the executive with and without “Good Reason” and events of termination such as death, “Disability” and a “Change of Control” (all such terms as defined in the CEO Employment Agreement), as described under “– Potential Termination Payments – Potential Termination and Change of Control Payment Amounts.”

The 2012 CEO Amendment provides for payment of the CEO Retention Payment in consideration of the extension of Mr. Dunn’s full-time employment until and including December 31, 2015. Mr. Dunn will be obligated to repay a pro rata portion of the CEO Retention Payment upon termination of his employment (i) by the Company for “Cause” or (ii) by the CEO without “Good Reason” (each, as defined in the CEO Employment Agreement), in each case prior to the end of the five-year transition period (as defined in the CEO Employment Agreement). The 2012 CEO Amendment also modifies Mr. Dunn’s employment terms to (a) eliminate the tax “gross-up” obligation requiring FTI Consulting to indemnify Mr. Dunn for any excise taxes that may be imposed on Mr. Dunn by reason of the application of Sections 280G and 4999 of the Code for payments and benefits that he may receive in connection with a “Change of Control” of FTI Consulting, (b) eliminate Mr. Dunn’s voluntary “walk-away” right during the 12-month period following a “Change of Control” of FTI Consulting, which would have allowed him to voluntary resign his employment during the 12-month protection period and collect the enhanced “Change of Control” severance benefits under the CEO Employment Agreement, and (c) enhanced the definition of “Good Reason” under the CEO Employment Agreement generally to include (i) the assignment of duties materially and adversely inconsistent with his position as CEO (unless he assumes the position of executive chairman of the Board of Directors of the Company and approves the new chief executive officer of the Company who shall report to him) and (ii) the material diminution in his titles, duties, responsibilities or status, in each case, which will expressly include diminutions resulting from FTI Consulting ceasing to be a publicly traded company.

If Mr. Dunn’s employment term expires or earlier terminates other than upon death, “Disability” or termination by the Company for “Cause,” Mr. Dunn will continue to provide services to us as a part-time employee for five years (his transition term), providing not more than 500 hours of service per 12-month period. During his transition term we will pay Mr. Dunn five annual transition payments. On February 23, 2011, the Compensation Committee increased Mr. Dunn’s post-full-time employment annual transition payment to $1,000,000 (from $500,000) and increased the lump sum payment upon termination due to death and “Disability” (i) to $5,000,000 (from $2,500,000), if such termination occurs prior to the commencement of the transition period, or (ii) up to $5,000,000 (from $2,500,000), in respect to any unpaid portion of the transition payment, if termination occurs on or following commencement of the transition period. Mr. Dunn is also entitled to the use of a car during his transition term. Mr. Dunn’s equity awards will continue to vest during the transition term.

The CEO Employment Agreement contains non-competition terms that will continue for three years from the last day of his transition term. During this period, Mr. Dunn also will be prohibited from soliciting any entity or person that has been our client, customer, employee, contractor or vendor to terminate their relationship with us. Mr. Dunn also agrees not to use or disclose proprietary information of the Company in violation of his employment agreement. The transition term will terminate if he breaches his obligations not to compete or solicit pursuant to the CEO Employment Agreement.

Dennis J. Shaughnessy

We entered into the Chairman Employment Agreement with Dennis J. Shaughnessy as of September 20, 2004, with an effective date of October 18, 2004. Mr. Shaughnessy’s employment agreement provides that he will serve as our full-time Chairman of the Board, which is an executive officer position, reporting to the Board and our chief executive officer. The Chairman Employment Agreement was last amended by the 2011 Chairman Amendment to extend the employment term until and including December 31, 2013, unless otherwise terminated pursuant to Section 9 of such agreement. The Chairman Employment Agreement includes provisions relating to termination by the Company with and without “Cause,” termination by the executive with and without “Good Reason,” and events of termination such as death, “Disability” and a “Change of Control” (all such terms as defined in such agreement), as described under “– Potential Termination Payments – Potential Termination and Change of Control Payment Amounts.”

The 2011 Chairman Amendment provides for payment of the Chairman Retention Payment and Chairman Restricted Stock Award in consideration of the extension of Mr. Shaughnessy’s full-time employment until and including December 31, 2013. Mr. Shaughnessy will be obligated to repay a pro rata portion of the CEO Retention Award upon termination of his employment (i) by the Company for “Cause” or (ii) by the CEO without “Good Reason” (each, as defined in the CEO Employment Agreement), in each case prior to December 31, 2013. The 2012 Chairman Amendment also modifies Mr. Shaughnessy’s employment terms to (a) eliminate the tax “gross-up” obligation requiring FTI Consulting to indemnify Mr. Shaughnessy for any excise taxes that may be imposed on Mr. Shaughnessy by reason of the application of Sections 280G and 4999 of the Code for payments and benefits that he may receive in connection with a “Change of Control” of FTI Consulting, (b) eliminate Mr. Shaughnessy’s voluntary “walk-away” right during the 12-month period following a “Change of Control” of FTI Consulting, which would have allowed him to voluntary resign his employment during the 12-month period and collect the enhanced “Change of Control” severance benefits under the Chairman Employment Agreement, and (c) enhanced the definition of “Good Reason” under the Chairman Employment Agreement generally to include (i) the assignment of duties materially and adversely inconsistent with his position as Executive Chairman and (ii) the material diminution in his titles, duties, responsibilities or status, in each case, which will expressly include diminutions resulting from FTI Consulting ceasing to be a publicly traded company.

If Mr. Shaughnessy’s employment term expires or earlier terminates other than upon death, “Disability” or termination by the Company for “Cause,” Mr. Shaughnessy will continue to provide services to us as a part-time employee for five years (his transition term), at the request of our chief executive officer or Board, of not more than 500 hours of service per 12-month period. During his transition term we will pay Mr. Shaughnessy five annual transition payments. On February 23, 2011, the Compensation Committee increased Mr. Shaughnessy’s post-full-time employment annual transition payment to $950,000 (from $700,000), and increased the lump sum payment upon termination due to death and “Disability” (i) to $4,750,000 (from $3,500,000), if such termination occurs prior to the commencement of the transition period, or (ii) up to $4,750,000 (from $3,500,000), in respect to any unpaid portion of the transition payment, if termination occurs on or following commencement of the transition period. Mr. Shaughnessy is also entitled to the use of a car during his transition term. Mr. Shaughnessy’s equity awards will continue to vest during the transition term.

The Chairman Employment Agreement contains non-competition terms that will continue for three years from the last day of his transition term. During this period, Mr. Shaughnessy also will be prohibited from soliciting any entity or person that has been a client, customer, employee, contractor or vendor of ours to terminate its relationship with us. Mr. Shaughnessy also agrees not to use or disclose proprietary information of the Company in violation of his employment agreement. The transition term will terminate if he breaches his obligations not to compete or solicit pursuant to the Chairman Employment Agreement.

Roger D. Carlile

As of June 2, 2010, Mr. Carlile entered into an amended employment letter (the “Carlile Employment Letter”), which superseded his prior employment letter. The Carlile Employment Letter provides for at-will employment, subject to certain terms relating to annual cash base salary, bonus opportunity, and obligations associated with the repayment of a 2008 special bonus award if he leaves the employment of the Company before certain dates. His employment letter provides that in the event of termination by the Company without “Cause” or termination by Mr. Carlile for “Good Reason,” he will be entitled to certain payments described under “– Potential Termination Payments – Potential Termination and Change of Control Payment Amounts.” The Carlile Employment Letter does not contain non-competition and non-solicitation terms.

On March 21, 2011, the Board elected Mr. Carlile as Executive Vice President and Chief Financial Officer to succeed Mr. Bannister, effective April 1, 2011. In his new position, Mr. Carlile retained certain of his administrative responsibilities as well.

David G. Bannister

As of June 2, 2010, Mr. Bannister entered into an amended employment letter (the “Bannister Employment Letter”), which superseded his prior employment letter. The Bannister Employment Letter provides for at-will employment, subject to certain terms relating to annual cash base salary, bonus opportunity and severance protection upon certain termination events. The Bannister Employment Letter provides that in the event of termination by the Company without “Cause” or termination by Mr. Bannister for “Good Reason,” he will be entitled to certain payments described under “– Potential Termination Payments – Potential Termination and Change of Control Payment Amounts.” The Bannister Employment Letter does not contain non-competition and non-solicitation terms.

On March 21, 2011, the Board elected David Bannister as Executive Vice President and Chairman of the North American Region, a new position, effective as of April 1, 2011. In his new position, Mr. Bannister has responsibility for the Company’s North American operations and the Company’s business segments.

Eric B. Miller

As of June 2, 2010, Eric Miller entered into an amended employment letter (the “Miller Employment Letter”), which superseded his prior employment letter. The Miller Employment Letter provides for at-will employment, subject to certain terms relating to annual cash base salary, bonus opportunity, and severance protection. In the event of termination by the Company without “Cause” or termination by Mr. Miller for “Good Reason,” he will be entitled to certain payments described under “– Potential Termination Payments – Potential Termination and Change of Control Payment Amounts.” The Miller Employment Letter does not contain non-competition and non-solicitation terms.

Catherine M. Freeman

As of April 1, 2011, Ms. Freeman entered into an amended employment letter (the “Freeman Employment Letter”), which superseded her prior employment letter. The Freeman Employment Letter provides for at-will employment, subject to certain terms relating to annual cash base salary, bonus opportunity, and severance protection. In the event of termination by the Company without “Cause” or termination by Ms. Freeman for “Good Reason,” she will be entitled to certain payments described under “– Potential Termination Payments – Potential Termination and Change of Control Payment Amounts.” The Freeman Employment Letter does not contain non-competition and non-solicitation terms.

Dominic DiNapoli

On November 1, 2005, we entered into the DiNapoli Employment Agreement with Dominic DiNapoli effective as of that date that superseded and replaced his employment agreement dated July 17, 2002 and his letter agreement dated March 24, 2004. The effective date of the DiNapoli Employment Agreement is November 1, 2005. The DiNapoli Employment Agreement includes provisions relating to termination by the Company with and without “Cause,” termination by the executive with and without “Good Reason,” and events of termination such as death, “Disability” and a “Change of Control” (all such terms as defined in such agreement), as described under “– Potential Termination Payments – Potential Termination and Change of Control Payment Amounts.”

As of March 21, 2011, Mr. DiNapoli accepted the position of Vice Chairman of our business segments, a new position, after having been Executive Vice President and Chief Operating Officer from February 2004 to March 21, 2011. In his new position, Mr. DiNapoli focuses on large client projects and opportunities for all business segments, with a particular emphasis on the Company’s Corporate Finance/Restructuring segment given his extensive experience in that area. The March 2011 DiNapoli Amendment provides for Guaranteed Bonus and Origination Bonus opportunities in light of his no longer participating in the Executive Incentive Plan.

The October 2011 DiNapoli Amendment extended his full-time employment period until and including December 31, 2014, unless otherwise terminated pursuant to Section 9 of such agreement.

Pursuant to the DiNapoli Agreement, if Mr. DiNapoli’s employment term expires or earlier terminates other than upon termination due to death or “Disability” or by the Company for “Cause,” Mr. DiNapoli will continue to provide services to us as a part-time employee for five years (his transition term), at the request of our chief executive officer or Board, of not more than 500 hours of service per 12-month period. During his transition term we will pay Mr. DiNapoli five annual transition payments of $810,000. Mr. DiNapoli is also entitled to the use of a car during his transition term. Mr. DiNapoli’s equity awards will continue to vest during the transition term.

The DiNapoli Agreement contains non-competition terms that will continue for three years from the last day of his transition term. During this period, Mr. DiNapoli also will be prohibited from soliciting any entity or person that has been a client, customer, employee, contractor or vendor of ours to terminate its relationship with us. Mr. DiNapoli also agrees not to use or disclose proprietary information of the Company in violation of his employment agreement. The transition term will terminate if he breaches his obligations not to compete or solicit pursuant to the employment agreement.

Potential Termination Payments

General

The NEOs will receive various payments described below upon termination of employment, including termination by the Company without “Cause,” termination by the executive for “Good Reason” and termination upon death or “Disability” or in anticipation of or upon a “Change of Control” of the Company. We believe that these payment rights and payments are in the best interests of the Company as they tie the interests of the NEOs to those of the Company, secure the services of the NEO and serve as a deterrent to the NEO voluntarily leaving the Company’s employ. In addition, they may serve as consideration for the agreements of certain NEOs not to compete with the Company, not to solicit employees and clients of the Company, and not to use or disclose proprietary information of the Company, as described under “– Employment Agreements” above. Generally, the terms “Cause,” “Good Reason,” “Change of Control,” and “Disability” have the meanings given those terms or words of similar import in the executive’s employment agreement or employment letter, as the case may be.

Potential Termination and Change of Control Payment Amounts

The following tables show the potential payments upon a termination event or “Change of Control” of the Company that a NEO could receive pursuant to the terms of his employment agreement or employment letter if the termination or “Change of Control” event occurred during the employment term as of December 31, 2011. The amounts are estimates based on the assumptions set forth in the footnotes to each table and may differ substantially from the actual amounts paid to the NEO.

Name	Termination by the Company for “Cause” ($) (a)	Termination by the Executive Without “Good Reason” ($) (b)	Termination by the Company Without “Cause” or by the Executive With “Good Reason” (including Termination after a “Change of Control” Other Than as Provided in Column (d)) ($) (c)	Termination During
the  Employment Term
(1) by the Executive
for Any or No Reason
Coincident With or
During the 12-Month
Period After a “Change
of Control,” (2) by the
Executive for “Good
Reason” Coincident
With or During the
24-Month Period After
a “Change of Control”
Occurs, or (3) by the
Company Without
“Cause” Coincident
With or During the
24-Month Period After
a “Change of Control”
($)
					(d)	Termination at End of Employment Term ($) (e)	Termination at End of Transition Period ($) (f)	Death or “Disability” During the Employment Term ($) (g)
Jack B. Dunn, IV:
Accrued Compensation (1)	—	—		—	—	—	—	—
Transition Payments (2)	—	5,000,000		5,000,000	5,000,000	5,000,000	—	—
Annual Cash Base Salary (3)	—	—		2,501,233	—	—	—	—
Fixed Cash Payment or Incentive Compensation Payment (4)	—	—		2,000,000	1,000,000	1,000,000	—	6,000,000
Acceleration of Restricted Stock and Stock Option Awards (5)
Restricted Stock	—	—	(6)	4,953,383	4,953,383	—	—	4,953,383
Stock Options	—	—	(6)	300,664	300,664	—	—	300,664
Benefits & Perquisites (7)	—	—		281,932	281,932	281,932	29,938 (8)	29,938 (8)
Tax Gross-up (9)	—	—		—	—	—	—	—
Cash Severance (10)	—	—		—	10,650,000	—	—	—
Total	—	5,000,000		15,037,212	22,185,979	6,281,932	29,938	11,283,984

(1)

Assumes there would have been no accrued compensation due and payable if the termination date is December 31, 2011. Accrued compensation consists of (i) accrued but unpaid base salary, (ii) the unpaid amount, if any, of earned and unpaid incentive bonus for the year preceding the year of termination, (iii) unreimbursed substantiated business expenses, and (iv) vested benefits, if any, under the Company’s employee benefit plans in which such executive is a participant.

(2)	Includes transition payments of $1,000,000 per annum payable during the five-year transition period.

(3)

Annual cash base salary consists of annual cash base salary for the remainder of the employment term through August 12, 2013 (which was the full-employment termination date under the CEO Employment Agreement in effect as of December 31, 2011).

(4)	Termination by the Company at the “end of employment term” includes a fixed cash payment of $1,000,000.

Termination by the Company without “Cause” or by the executive with “Good Reason” includes a fixed cash payment of $2,000,000.

Termination in the event of a “Change of Control” pursuant to Column (d) includes a fixed cash payment of $1,000,000.

Termination by the Company for “Cause” or by the executive without “Good Reason,” includes the unpaid amount, if any, of earned and unpaid incentive compensation for the year preceding the year of termination. No incentive compensation was paid in 2011 for the bonus year ended December 31, 2010.

Termination due to death or “Disability” during the employment term, includes an additional payment of $1,000,000. If termination due to death or “Disability” occurs prior to commencement of the transition period, the executive will be entitled to receive an additional lump sum payment of $5,000,000. If termination due to death or “Disability” occurs on or following commencement of the executive’s transition period, the executive will be entitled to receive an additional aggregate payment equal to the amount of the transition payment that he would have been paid from the date of such event through the end of the transition period but not less than $5,000,000.

(5)

Does not reflect the value of stock option awards, shares of restricted stock and other equity awards that do not immediately vest on a termination event, which will continue to vest during the transition period. Other than with respect to equity awards that continue to vest during the transition period, includes the aggregate market value of shares of restricted stock for which vesting has accelerated on the specified termination event, determined by multiplying (a) the number of shares of restricted stock by (b) $42.42 (the closing price per share of common stock of the Company as reported on the NYSE for December 30, 2011). Stock options will terminate, if termination is by the Company without “Cause” or the executive with “Good Reason,” if not exercised within 12 months of such event. Includes the aggregate market value of such stock options for which vesting has accelerated on the specified termination event, determined by multiplying (a) the number of option shares by (b) the difference between (i) $42.42 (the closing price per share of common stock of the Company as reported on the NYSE for December 30, 2011) and (ii) the applicable option exercise price per share. Does not reflect the value of performance-based equity awards under the Executive LTIP that the executive will be eligible to continue to earn during the transition period, provided the applicable performance conditions are achieved during such period.

(6)

Does not reflect the value of stock option awards, shares of restricted stock and other equity awards that do not immediately vest on a termination event and will continue to vest during the transition period. Does not reflect the value of performance-based equity awards under the Executive LTIP that the executive will be eligible to continue to earn during the transition period, provided the applicable performance conditions are achieved during such period.

(7)

Includes the Company’s aggregate cost as of December 31, 2011 for (i) dental and medical benefits to the executive and his dependents, (ii) life insurance and accidental death and dismemberment insurance, (iii) long- and short-term disability insurance, (iv) lease of an automobile, and (v) 401(k) matching payments, during the five-year transition period, except that on death and “Disability” continuing benefits will consist of group health and life insurance coverage for executive and his spouse for their respective lifetimes and, in the case of eligible dependents, until such dependent is no longer eligible to receive such benefits under the Company’s insurance programs.

(8)

At the end of the transition period and upon death of the executive, the executive and/or his spouse will be eligible to continue to receive group health and life insurance coverage for their or her lifetimes and, in the case of eligible dependents, until such dependent is no longer eligible to receive such benefits under the Company’s insurance programs.

(9)

As of December 31, 2011, the executive was entitled to indemnification for any excise taxes that may be imposed by reason of the application of Sections 280G and 4999 of the Code for payments and benefits that he may receive in connection with a “Change of Control” of FTI Consulting.

(10)

Upon a termination event due to a “Change of Control” pursuant to Column (d), the executive will receive a lump sum cash payment equal to three times the sum of (A) executive’s annualized base salary as in effect immediately before executive’s termination of employment (without regard to any reduction in salary that may have given rise to a termination for “Good Reason” right), plus (B) $2,000,000.

Name	Termination by the Company for “Cause” ($) (a)	Termination by the Executive Without “Good Reason” ($) (b)	Termination by the Company Without “Cause” or by the Executive With “Good Reason” (including Termination after a “Change of Control” Other Than as Provided in Column (d)) ($) (c)	Termination During
the Employment Term
(1) by the Executive For
“Good Reason”
Coincident With or
During the 24-Month
Period After a “Change
of Control” or (2) by the
Company Without
“Cause” Coincident
With or During the
24-Month Period After
a “Change of Control”
($)
				(d)	Termination at End of Employment Term ($) (e)		Termination at End of Transition Period ($) (f)	Death or “Disability” During the Employment Term ($) (g)
Dennis J. Shaughnessy:
Accrued Compensation (1)	—	—	—	—	—		—	—
Transition Payments (2)	—	4,750,000	4,750,000	4,750,000	4,750,000		—	—
Annual Cash Base Salary (3)	—	—	2,100,000	—	—		—	—
Fixed Cash Payment or Incentive Compensation Payment (4)	—	—	2,000,000	1,000,000	2,150,000	(5)	—	5,750,000
Acceleration of Restricted Stock and Stock Option Awards (6)
Restricted Stock	—	— (7)	6,560,847	6,560,847	—		—	6,560,847
Stock Options	—	— (7)	420,927	420,927	—		—	420,927
Benefits & Perquisites (8)	—	—	300,739	300,739	300,739		20,328 (9)	20,328 (9)
Tax Gross-up (10)	—	—	—	—	—		—	—
Cash Severance (11)	—	—	—	9,150,000	—		—	—
Total	—	4,750,000	16,132,513	22,182,513	7,200,739		20,328	12,752,103

(1)

Assumes there would have been no Accrued Compensation due and payable if termination date is December 31, 2011. Accrued compensation consists of (i) accrued but unpaid base salary, (ii) the unpaid amount, if any, of earned and unpaid incentive bonus for the year preceding the year of termination, (iii) unreimbursed substantiated business expenses, and (iv) vested benefits, if any, under the Company’s employee benefit plans in which such executive is a participant.

(2)	Includes transition payments of $950,000 per annum payable during the five-year transition period.

(3)	Annual cash base salary consists of annual cash base salary for the remainder of the employment term through December 31, 2013.

(4)	Termination by the Company without “Cause” or by the executive with “Good Reason” includes a fixed cash payment of $2,000,000.

Termination in the event of a “Change of Control” pursuant to Column (d) includes a fixed cash payment of $1,000,000.

Termination by the Company for “Cause” or by the executive without “Good Reason,” includes the unpaid amount, if any, of earned and unpaid incentive compensation for the year preceding the year of termination. No incentive compensation was paid in 2011 for the bonus year ended December 31, 2010.

Termination due to death or “Disability” during the employment term includes an additional payment of $1,000,000. If termination due to death or “Disability” occurs prior to commencement of the transition period, the executive will be entitled to receive an additional lump sum payment of $4,750,000. If termination due to death or “Disability” occurs on or following commencement of the executive’s transition period, the executive will be entitled to receive an additional aggregate payment equal to the amount of the transition payment that he would have been paid from the date of such event through the end of the transition period but not less than $4,750,000.

(5)

If termination occurs at the end of the employment term, the executive shall receive a prorated incentive compensation payment for the year of termination based on actual results achieved (without reduction that may apply due to any subjective performance goals). Includes 100% of the 2011 incentive compensation paid in 2012 of $2,150,000 pursuant to the 2006 Incentive Plan, of which (i) $1,075,000 (50%) was paid in cash and (ii) $1,075,000 (50%) was paid through the issuance of 27,187 shares of restricted stock (determined by dividing $1,075,000 by $39.54 (the closing price per share of the Company’s common stock as reported on the NYSE for March 1, 2012)). The shares of restricted stock are subject to vesting at the rate of 33.33% on December 31, 2012, 33.33% on December 31, 2013 and 33.34% on December 31, 2014. Vesting of equity awards continues during the transition period and during any period that the executive continues as a director of the Company.

(6)

Does not reflect the value of stock option awards, shares of restricted stock and other equity awards that do not immediately vest on a termination event, which will continue to vest during the transition period. Other than with respect to equity awards that continue to vest during the transition period and any period that the executive continues as a director of the Company, includes the aggregate market value of shares of restricted stock for which vesting has accelerated on the specified termination event, determined by multiplying (a) the number of shares of restricted stock by (b) $42.42 (the closing price per share of common stock of the Company as reported on the NYSE for December 30, 2011). Stock options will terminate, if termination is by the Company without “Cause” or the executive with “Good Reason,” if not exercised as provided in the applicable award agreement. Includes the aggregate market value of such stock options for which vesting has accelerated on the specified termination event, determined by multiplying (a) the number of option shares by (b) the difference between (i) $42.42 (the closing price per share of common stock of the Company as reported on the NYSE for December 30, 2011) and (ii) the applicable option exercise price per share. Does not reflect the value of performance-based equity awards under the Executive LTIP that the executive will be eligible to continue to earn during the transition period, provided the applicable performance conditions are achieved during such period.

(7)

Does not reflect the value of stock option awards, shares of restricted stock and other equity awards that do not immediately vest on a termination event and will continue to vest during the transition period. Does not reflect the value of performance-based equity awards under the Executive LTIP that the executive will be eligible to continue to earn during the transition period, provided the applicable performance conditions are achieved during such period.

(8)

Includes the Company’s aggregate cost as of December 31, 2011 for (i) dental and medical benefits to the executive and his dependents, (ii) life insurance and accidental death and dismemberment insurance, (iii) long- and short-term disability insurance, (iv) lease of an automobile, and (v) 401(k) matching payments, during the five-year transition period, except that on death and “Disability” continuing benefits will consist of group health and life insurance coverage for executive and his spouse for their respective lifetimes and, in the case of eligible dependents, until such dependent is no longer eligible to receive such benefits under the Company’s insurance programs.

(9)

At the end of the transition period and upon death of the executive, the executive and/or his spouse will be eligible to continue to receive group health and life insurance coverage for their or her lifetimes and, in the case of eligible dependents, until such dependent is no longer eligible to receive such benefits under the Company’s insurance programs.

(10)

The 2011 Chairman Amendment eliminated the executive’s right to indemnification for any excise taxes that may be imposed by reason of the application of Sections 280G and 4999 of the Code for payments and benefits that he may receive in connection with a “Change of Control” of FTI Consulting.

(11)

Upon a termination event due to a “Change of Control” pursuant to Column (d), the executive will receive a lump sum cash payment equal to three times the sum of (A) executive’s annualized base salary as in effect immediately before executive’s termination of employment (without regard to any reduction in salary that may have given rise to a termination for “Good Reason” right), plus (B) $2,000,000.

Name	Termination by the Company Without “Cause” ($) (a)	Termination by the Executive With “Good Reason” ($) (b)	Termination by the Company Without “Cause” or Termination by the Executive With “Good Reason” Coincident With or During the 12-Month Period After a “Change of Control” ($) (c)	Death or “Disability” ($) (d)	“Change of Control” ($) (e)
Roger D. Carlile:

Annual Cash Base Salary	—	—	—	—	—

Acceleration of Restricted Stock and Stock Option Awards: (1)
Restricted Stock	1,885,399	1,885,399	1,885,399	1,885,399	1,885,399
Stock Options	—	—	377,468	377,468	377,468

Severance Payment (2)	1,450,000	1,450,000	2,900,000	—	—

Total	3,335,399	3,335,399	5,162,867	2,262,867	2,262,867

(1)

The Company’s standard form of restricted stock award agreement provides that all outstanding shares of restricted stock will become fully vested and nonforfeitable upon the earliest of: (i) the occurrence of a “Change of Control” (such vesting will be deemed to occur immediately before such “Change of Control”), (ii) termination by the Company without “Cause,” (iii) termination by the executive for “Good Reason,” (iv) death, or (v) total and permanent “Disability.” The Company’s standard form of stock option agreement provides that unvested and unexercised stock options will be forfeited upon the earliest of (i) termination by the Company with or without “Cause” or (ii) termination by the executive with or without “Good Reason.” Stock options will be deemed to have vested immediately before a “Change of Control” if no other treatment has been negotiated by the parties. Upon death, stock options will vest and will remain exercisable for 12 months. Upon total and permanent “Disability,” stock options will continue to vest and will remain exercisable for 12 months after the date of termination.

Includes the aggregate market value of shares of restricted stock and stock options for which vesting will accelerate. The market value of shares of restricted stock has been calculated by multiplying (a) the number of shares of restricted stock by (b) $42.42 (the closing price per share of common stock of the Company as reported on the NYSE for December 30, 2011). The market value of option shares has been calculated by multiplying (a) the number of option shares by (b) the difference between (i) $42.42 (the closing price per share of common stock of the Company as reported on the NYSE for December 30, 2011) and (ii) the applicable option exercise price per share.

(2)

In the event termination occurs due to termination by the Company without “Cause” or executive terminates his employment for “Good Reason,” executive will be entitled to a cash payment of (i) his then current base salary, which was $1,000,000 as of December 31, 2011, plus (ii) $450,000 (the “Carlile Severance Payment”).

In the event the executive is terminated without “Cause” or executive terminates his employment for “Good Reason” coincident with or during the 12-month period after a “Change of Control,” the executive will be entitled to a cash payment equal to two times the Carlile Severance Payment.

Name	Termination by the Company Without “Cause” ($) (a)	Termination by the Executive With “Good Reason” ($) (b)	Termination by the Company Without “Cause” or Termination by the Executive With “Good Reason” Coincident With or During the 12-Month Period After a “Change of Control” ($) (c)	Death or “Disability” ($) (d)	“Change of Control” ($) (e)
David G. Bannister:
Annual Cash Base Salary	—	—	—	—	—

Acceleration of Restricted Stock and Stock Option Awards: (1)
Restricted Stock	2,044,814	2,044,814	2,044,814	2,044,814	2,044,814
Stock Options	—	—	360,800	360,800	360,800
Severance Payment (2)	1,950,000	1,950,000	3,900,000	—	—
Total	3,994,814	3,994,814	6,305,614	2,405,614	2,405,614

(1)

The Company’s standard form of restricted stock award agreement provides that all outstanding shares of restricted stock will become fully vested and nonforfeitable upon the earliest of: (i) the occurrence of a “Change of Control” (such vesting will be deemed to occur immediately before such “Change of Control”), (ii) termination by the Company without “Cause,” (iii) termination by the executive for “Good Reason,” (iv) death, or (v) total and permanent “Disability.” The Company’s standard form of stock option agreement provides that unvested and unexercised stock options will be forfeited upon the earliest of (i) termination by the Company with or without “Cause” or (ii) termination by the executive with or without “Good Reason.” Stock options will be deemed to have vested immediately before a “Change of Control” if no other treatment has been negotiated by the parties. Upon death, stock options will vest and will remain exercisable for 12 months. Upon total and permanent “Disability,” stock options will continue to vest and will remain exercisable for 12 months after the date of termination.

Includes the aggregate market value of shares of restricted stock and stock options for which vesting will accelerate. The market value of shares of restricted stock has been calculated by multiplying (a) the number of shares of restricted stock by (b) $42.42 (the closing price per share of common stock of the Company as reported on the NYSE for December 30, 2011). The market value of option shares has been calculated by multiplying (a) the number of option shares by (b) the difference between (i) $42.42 (the closing price per share of common stock of the Company as reported on the NYSE for December 30, 2011) and (ii) the applicable option exercise price per share.

(2)

In the event termination occurs due to termination by the Company without “Cause” or executive terminates his employment for “Good Reason,” executive will be entitled to a cash payment of (i) his then current base salary, which was $850,000 as of December 31, 2011, plus (ii) $1,100,000 (the “Bannister Severance Payment”).

In the event the executive is terminated without “Cause” or executive terminates his employment for “Good Reason” coincident with or during the 12-month period after a “Change of Control,” the executive will be entitled to a cash payment equal to two times the Bannister Severance Payment.

Name	Termination by the Company Without “Cause” ($) (a)	Termination by the Executive With “Good Reason” ($) (b)	Termination by the Company Without “Cause” or Termination by the Executive With “Good Reason” Coincident With or During the 12-Month Period After a “Change of Control” ($) (c)	Death or “Disability” ($) (d)	“Change of Control” ($) (e)
Eric B. Miller:

Annual Cash Base Salary	—	—	—	—	—

Acceleration of Restricted Stock and Stock Option Awards: (1)
Restricted Stock	1,645,260	1,645,260	1,645,260	1,645,260	1,645,260
Stock Options	—	—	225,500	225,500	225,500

Severance Payment (2)	1,450,000	1,450,000	2,900,000	—	—

Total	3,095,260	3,095,260	4,770,760	1,870,760	1,870,760

(1)

The Company’s standard form of restricted stock award agreement provides that all outstanding shares of restricted stock will become fully vested and nonforfeitable upon the earliest of: (i) the occurrence of a “Change of Control” (such vesting will be deemed to occur immediately before such “Change of Control”), (ii) termination by the Company without “Cause,” (iii) termination by the executive for “Good Reason,” (iv) death, or (v) total and permanent “Disability.” The Company’s standard form of stock option agreement provides that unvested and unexercised stock options will be forfeited upon the earliest of (i) termination by the Company with or without “Cause” or (ii) termination by the executive with or without “Good Reason.” Stock options will be deemed to have vested immediately before a “Change of Control” if no other treatment has been negotiated by the parties. Upon death, stock options will vest and will remain exercisable for 12 months. Upon total and permanent “Disability,” stock options will continue to vest and will remain exercisable for 12 months after the date of termination.

Includes the aggregate market value of shares of restricted stock and stock options for which vesting will accelerate. The market value of shares of restricted stock has been calculated by multiplying (a) the number of shares of restricted stock by (b) $42.42 (the closing price per share of common stock of the Company as reported on the NYSE for December 30, 2011). The market value of option shares has been calculated by multiplying (a) the number of option shares by (b) the difference between (i) $42.42 (the closing price per share of common stock of the Company as reported on the NYSE for December 30, 2011) and (ii) the applicable option exercise price per share.

(2)

In the event termination occurs due to termination by the Company without “Cause” or executive terminates his employment for “Good Reason,” executive will be entitled to a cash payment of (i) his then current base salary, which was $750,000 as of December 31, 2011, plus (ii) $700,000 (the “Miller Severance Payment”).

In the event the executive is terminated without “Cause” or executive terminates his employment for “Good Reason” coincident with or during the 12-month period after a “Change of Control,” the executive will be entitled to a cash payment equal to two times the Miller Severance Payment.

Name	Termination by the Company Without “Cause” ($) (a)	Termination by the Executive With “Good Reason” ($) (b)	Death or “Disability” ($) (d)	“Change of Control” ($) (e)
Catherine M. Freeman:

Annual Cash Base Salary	—	—	—	—

Acceleration of Restricted Stock and Stock Option Awards: (1)
Restricted Stock	141,428	141,428	141,428	141,428
Stock Options	—	—	22,950	22,950

Severance Payment (2)	600,000	600,000	—	—

Total	741,428	741,428	164,378	164,378

(1)

The Company’s standard form of restricted stock award agreement, provides that all outstanding shares of restricted stock will become fully vested and nonforfeitable upon the earliest of: (i) the occurrence of a “Change of Control” (such vesting will be deemed to occur immediately before such “Change of Control”), (ii) termination by the Company without “Cause,” (iii) termination by the executive for “Good Reason,” (iv) death, or (v) total and permanent “Disability.” The Company’s standard form of stock option agreement provides that unvested and unexercised stock options will be forfeited upon the earliest of (i) termination by the Company with or without “Cause” or (ii) termination by the executive with or without “Good Reason.” Stock options will be deemed to have vested immediately before a “Change of Control” if no other treatment has been negotiated by the parties. Upon death, stock options will vest and will remain exercisable for 12 months. Upon total and permanent “Disability” stock options will continue to vest and will remain exercisable for 12 months after the date of termination.

Includes the aggregate market value of shares of restricted stock and stock options for which vesting has accelerated. The market value of shares of restricted stock has been calculated by multiplying (a) the number of shares of restricted stock by (b) $42.42 (the closing price per share of common stock of the Company as reported on the NYSE for December 30, 2011). The market value of option shares has been calculated by multiplying (a) the number of option shares by (b) the difference between (i) $42.42 (the closing price per share of common stock of the Company as reported on the NYSE for December 30, 2011) and (ii) the applicable option exercise price per share.

(2)

In the event the executive is terminated without “Cause” or executive terminates her employment for “Good Reason,” the executive will be entitled to a cash severance payment equal to one year of her current base salary plus the amount of the actual bonus received for the year prior to termination. The executive’s base annual salary was $400,000 as of December 31, 2011. The executive received a discretionary cash bonus payment of $200,000 for the year ended December 31, 2010.

Name	Termination by the Company for “Cause” ($) (a)	Termination by the Executive Without “Good Reason” ($) (b)	Termination by the Company Without “Cause” or by the Executive With “Good Reason” (including Termination after a “Change of Control” Other Than as Provided in Column (d)) ($) (c)	Termination During
the Employment Term
(1) by the Executive
for Any or No Reason
Coincident With or
During the 12-Month
Period After a “Change
of Control,” (2) by the
Executive for “Good
Reason” Coincident
With or During the
24-Month Period After
a “Change of Control”
Occurs, or (3) by the
Company Without
“Cause” Coincident
With or During the
24-Month Period After
a “Change of Control”
($)
					(d)	Termination at End of Employment Term ($) (e)		Termination at End of Transition Period ($) (f)		Death or “Disability” During the Employment Term ($) (g)
Dominic DiNapoli:

Accrued Compensation (1)	—	—		—	—	—		—		—

Transition Payments (2)	—	4,050,000		4,050,000	4,050,000	4,050,000		—		—

Annual Cash Base Salary (3)	—	—		6,330,000	—	—		—		—

Fixed Cash Payment or Incentive Compensation Payment (4)	—	—		1,000,000	1,000,000	1,000,000	(5)	—		2,000,000

Acceleration of Restricted Stock and Stock Option Awards (6)

Restricted Stock	—	—	(7)	2,039,342	2,039,342	—		—		2,039,342

Stock Options	—	—	(7)	—	—	—		—		—

Benefits & Perquisites (8)	—	—		325,076	325,076	325,076		53,496	(9)	53,496	(9)

Tax Gross-up (10)	—	—			—	—		—		—

Cash Severance (11)	—	—		—	9,150,000	—		—		—

Total	—	4,050,000			13,744,418	16,564,418		53,496		4,092,838

(1)

Assumes there would have been no Accrued Compensation due and payable if termination date is December 31, 2011. Accrued compensation consists of (i) accrued but unpaid base salary, (ii) the unpaid amount, if any, of earned and unpaid incentive bonus for the year preceding the year of termination, (iii) unreimbursed substantiated business expenses, and (iv) vested benefits, if any, under the Company’s employee benefit plans in which such executive is a participant.

(2)	Includes transition payments of $810,000 per annum payable during the five-year transition period.

(3)	Annual cash base salary consists of annual cash base salary for the remainder of the employment term through December 31, 2014.

(4)	Termination by the Company without “Cause” or by the executive with “Good Reason” includes a fixed cash payment of $1,000,000.

Termination in the event of a “Change of Control” pursuant to Column (d) includes a fixed cash payment of $1,000,000.

Termination by the Company with “Cause” or by the executive without “Good Reason” includes the unpaid amount, if any, of earned and unpaid incentive compensation for the year preceding the year of termination. For the year ended December 31, 2010, the executive receive an incentive compensation payment of $500,000 in 2011, which was paid (i) 65% in cash and (ii) 35% through the issuance of shares of restricted stock of the Company.

Termination due to death or “Disability” during the employment term includes an additional payment of $500,000. If termination due to death or “Disability” occurs prior to commencement of the transition period, the executive will be entitled to receive an additional lump sum payment of $1,500,000. If termination due to death or “Disability” occurs on or following commencement of the executive’s transition period, the executive will be entitled to receive an additional aggregate payment equal to the amount of the transition payment that he would have been paid from the date of such event through the end of the transition period but not less than $1,500,000.

(5)

If termination occurs at the end of the employment term, the executive shall receive a prorated incentive compensation payment for the year of termination based on actual results achieved (without reduction that may apply due to any subjective performance goals). For the year ended December 31, 2011, the executive received the Guaranteed Bonus and an Origination Bonus in the amount of $1,945,852 pursuant to the March 2011 DiNapoli Amendment.

(6)

Does not reflect the value of stock option awards, shares of restricted stock and other equity awards that do not immediately vest on a termination event, which will continue to vest during the transition period. Other than with respect to equity awards that continue to vest during the transition period, includes the aggregate market value of such shares of restricted stock for which vesting has accelerated on the specified termination event, determined by multiplying (a) the number of shares of restricted stock by (b) $42.42 (the closing price per share of common stock of the Company as reported on the NYSE for December 30, 2011). Stock options will terminate, if termination is by the Company without “Cause” or the executive with “Good Reason,” if not exercised as provided in the applicable award agreement. Includes the aggregate market value of such stock options for which vesting has accelerated on the specified termination event, determined by multiplying (a) the number of option shares by (b) the difference between (i) $42.42 (the closing price per share of common stock of the Company as reported on the NYSE for December 30, 2011) and (ii) the applicable option exercise price per share.

(7)

Does not reflect the value of stock option awards, shares of restricted stock and other equity awards that do not immediately vest on a termination event and continue to vest during the transition period.

(8)

Includes the Company’s aggregate cost as of December 31, 2011 for (i) dental and medical benefits to the executive and his dependents, (ii) life insurance and accidental death and dismemberment insurance, (iii) long- and short-term disability insurance, (iv) lease of an automobile, and (v) 401(k) matching payments, during the five-year transition period, except that on death and “Disability” continuing benefits will consist of group health and life insurance coverage for executive and his spouse for their respective lifetimes and, in the case of eligible dependents, until such dependent is no longer eligible to receive such benefits under the Company’s insurance programs.

(9)

At the end of the transition period and upon death of the executive, the executive and/or his spouse will be eligible to continue to receive group health and life insurance coverage for their or her lifetimes and, in the case of eligible dependents, until such dependent is no longer eligible to receive such benefits under the Company’s insurance programs.

(10)

The executive is entitled to indemnification for any excise taxes that may be imposed by reason of the application of Sections 280G and 4999 of the Code for payments an d benefits that he may receive in connection with a “Change of Control” of FTI Consulting.

(11)

Upon a termination event due to a “Change of Control” pursuant to Column (d), the executive will receive a lump sum cash payment equal to three times the sum of (A) executive’s annualized base salary as in effect immediately before executive’s termination of employment (without regard to any reduction in salary that may have given rise to a termination for “Good Reason” right), plus (B) $1,000,000.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

REVIEW AND APPROVAL OF RELATED PERSON TRANSACTIONS

The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the Company, directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions which are determined to be directly or indirectly material to a related person are disclosed in this proxy statement. The Audit Committee reviews and approves all related party transactions, including contracts or other transactions between or among the Company or a subsidiary or affiliate, on the one hand, and an officer, director or nominee for director, an immediate family member of an officer, director or nominee for director, a company, firm or entity in which an officer, director or nominee for director serves as an officer or partner or has a material interest, or a beneficial holder of more than 5% of the Company’s voting securities, on the other hand. In the course of its review, approval and ratification, the Audit Committee considers such factors as:

•	the financial and other terms of the transaction and whether they are substantially equivalent to terms that could be negotiated with third parties;

•	the nature of the related person’s interest in the transaction;

•	the importance of the transaction to the related person and to the Company;

•	the likelihood that the transaction would influence the judgment of a director or executive officer to not act in the best interest of the Company; and

•	any other matters the Audit Committee deems appropriate.

2011 RELATED PERSON TRANSACTIONS

Mr. Stamas is a partner of Kirkland & Ellis LLP, a law firm that has been engaged during the last fiscal year to provide legal services to the Company in the ordinary course of business, and is a director of the Company. At the Audit Committee meeting held in February 2011, the Audit Committee considered and approved the Company’s use of K&E to provide legal services during 2011. For the year ended December 31, 2011, fees paid by us to K&E for legal services were approximately $500,000. In addition, K&E engages the Company on behalf of its clients to provide consulting and advisory services in the Company’s ordinary course of business. Mr. Stamas owns 17,357 shares of the Company’s common stock directly or jointly with his spouse, stock options for 102,945 shares of common stock that are currently exercisable or will be exercisable on or before May 26, 2012, and 12,538 vested and unvested deferred restricted stock units as described under “Information About the Board of Directors and Committees – Compensation of Non-Employee Directors and Non-Employee Director Stock Ownership Guidelines – U.S. Non-Employee Director Deferred Compensation Election” and “Security Ownership of Certain Beneficial Owners and Management.”

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following report of the Audit Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

The Audit Committee assists the Board of Directors (the “Board”) of FTI Consulting, Inc., a Maryland corporation (the “Company”) in overseeing and monitoring the integrity of the Company’s financial reporting process, the Company’s compliance with legal and regulatory requirements, its internal control and disclosure control systems, the integrity and audit of its consolidated financial statements, the qualifications and independence of its independent registered public accounting firm, and the performance of its internal auditors and independent registered public accounting firm.

The Audit Committee’s role and responsibilities are set forth in a written Charter of the Audit Committee, last amended and restated as of February 23, 2011. We review and reassess the Charter annually, and more frequently as necessary, to address any new, or changes to, rules relating to audit committees, and recommend any changes to the Nominating and Corporate Governance Committee and the Board for approval. A copy of the amended and restated Charter of the Audit Committee is publicly available and can be found on the Company’s website at http://www.fticonsulting.com, under Our Firm – Governance, or at http://fticonsulting.com/global2/media/collateral/united-states/charter-of-the-audit-committee-of-the-board-of-directors.pdf.

The Audit Committee currently consists of three independent non-employee directors, recommended by the Nominating and Corporate Governance Committee and appointed by the Board: Gerard E. Holthaus (Chair), Mark H. Berey and Denis J. Callaghan. All of the members of the Audit Committee qualify as financially literate and are able to read and understand fundamental financial statements, including our balance sheet, income statement and cash flow statement and related notes. The Board determined that all of the members of the Audit Committee qualify as “audit committee financial experts.”

The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The independent registered public accounting firm also reviews the Company’s quarterly financial statements. Management is responsible for the Company’s financial statements and the financial reporting process, including internal controls. In addition, the independent registered public accounting firm is responsible for performing an audit of the Company’s internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”) and for issuing a report thereon. We, the Audit Committee, are responsible for monitoring and overseeing the annual audit process and discussing with the Company’s internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits. We meet periodically with management and the Company’s internal auditor and independent registered public accounting firm, both together and separately. We review and discuss any deficiencies in the Company’s internal control over financial reporting with the Company’s independent registered public accounting firm and management’s response.

During fiscal 2011, the Audit Committee engaged KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the quarters and year ended December 31, 2011. KPMG attended nine regular and special meetings of the Audit Committee and met four times with the Audit Committee in closed session without management being present with respect to audit, financial reporting and internal control matters. One or more members of management attended all regular and special meetings of the Audit Committee, and met with the Audit Committee in all the closed sessions held by the Audit Committee with respect to audit, financial reporting and internal control matters. The Audit Committee met with the head of internal audit of the Company three times in closed session during 2011. The Chair of the Audit Committee was delegated the authority by the Audit Committee to meet more frequently with the head of internal audit without management and other committee members being present and he reported back to the other members of the Audit Committee with respect to those meetings.

In this context, the Audit Committee hereby reports as follows:

1.	We have reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2011 with management and the independent registered public accounting firm. Management represented to the Audit Committee that the consolidated financial statements of the Company were prepared in accordance with U.S. generally accepted accounting principles.

2.	The Audit Committee discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the PCAOB in Rule 3200T. These matters included a discussion of KPMG’s judgments about the quality (not just the acceptability) of the accounting practices of the Company, and accounting principles, as applied to the financial reporting of the Company.

3.	The Audit Committee received from KPMG the written disclosures and letter required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence), and the Audit Committee discussed with KPMG its independence. The Audit Committee further considered whether the provision by KPMG of any non-audit services described elsewhere in this proxy statement is compatible with maintaining auditor independence and determined that the provision of those services does not impair KPMG’s independence. We pre-approve all audit and permitted non-audit services performed by KPMG.

4.	Based upon the review and discussion referred to in paragraphs (1) through (3) above, and the Audit Committee’s review of the representations of management and the disclosures by the independent registered public accounting firm to the Audit Committee, we recommended to the Board that the audited consolidated financial statements be included in the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2011, for filing with the Securities and Exchange Commission. We have concluded that KPMG, the Company’s independent registered public accounting firm for fiscal 2011, is independent from the Company and its management.

We have retained KPMG as the Company’s independent registered public accounting firm for 2012.

This Report is submitted by the members of the Audit Committee of the Board of Directors of FTI Consulting, Inc.

Audit Committee

Gerard E. Holthaus, Chair

Mark H. Berey

Denis J. Callaghan

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth the aggregate fees for services rendered by KPMG as our independent registered public accounting firm for the full years ended December 31, 2010 and 2011. In connection with the audit of the 2010 and 2011 financial statements, we entered into an engagement agreement with KPMG that set forth the terms by which KPMG performs audit services for the Company.

	2010	2011
	(in thousands)
Audit Fees	$1,562	$1,569
Audit-Related Fees	—
Tax Fees	171	175
All Other Fees	2	2

Audit fees are fees we paid KPMG for the audit and quarterly reviews of our consolidated financial statements, assistance with and review of documents filed with the SEC, consent procedures, accounting consultations related to transactions and the adoption of new accounting pronouncements, and audits of our subsidiaries that are required by statute or regulation. In 2011, approximately $1,519,000 in fees were incurred for audit (including the audit of internal controls over financial reporting), statutory audit and quarterly review services provided in connection with periodic reports filed under the Exchange Act, and approximately $50,000 in fees were incurred related to the audit of FTI Capital Advisors, LLC, a FINRA member firm. Tax fees primarily include tax compliance and planning services.

KPMG has confirmed to us its independence with respect to the Company under all relevant professional and regulatory standards.

For 2010 and 2011, the Audit Committee or a subcommittee of the Audit Committee, pre-approved all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act. The Audit Committee may delegate to one or more members or subcommittees the authority to grant pre-approvals of audit and permitted non-audit services, provided, however, such member or subcommittee will be required to present its determinations to the Audit Committee at its next scheduled meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on our records and other information, we believe that our directors, officers and beneficial owners of more than ten percent of our total outstanding shares of common stock who are required to file reports under Section 16 of the Exchange Act reported all transactions in shares of our common stock and derivative securities, including options for shares, on a timely basis during the year ended December 31, 2011, except that, Dennis J. Shaughnessy, unintentionally failed to timely file the Form 4 reporting the disposition of an aggregate of 61,274 shares of common stock on November 17, 2011, and Matthew F. McHugh unintentionally failed to timely file the Form 4 reporting the disposition of an aggregate of 5,300 shares of common stock on November 15, 2011, because in each case the broker who executed the transactions on behalf of the reporting person did not notify the Company and the reporting person in a timely manner that the sales had been completed.

PROPOSALS FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

If you want to present a proposal in our proxy statement for the 2013 annual meeting of stockholders, send the proposal to FTI Consulting, Inc., Attn: Corporate Secretary, FTI Consulting, Inc., 777 South Flagler Drive, Suite 1500 West Tower, West Palm Beach, Florida 33401. Stockholders intending to present a proposal at our 2013 annual meeting of stockholders must comply with the requirements and provide the information set forth in our By-Laws. Under our By-Laws, a stockholder must deliver notice of a proposal and any required information to our corporate Secretary not earlier than the 150th day nor later than 5:00 p.m. Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting of stockholders, provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting as originally convened, or the tenth day following the day on which public announcement of such meeting is first made. A stockholder’s notice to the Secretary must be in writing and set forth as to each matter such stockholder proposes to bring before the annual meeting of stockholders (i) a description of the business that the stockholder proposes to bring before the meeting, (ii) the stockholder’s reasons for proposing such business at the meeting, (iii) any material interest such stockholder or any stockholder associated person has in such business, including any anticipated benefit, (iv) the name and address of such stockholder as they appear on our books and of the beneficial owner, if any, on whose behalf the proposal is made, and (v) the class or series and number of shares of our capital stock which are owned beneficially or of record by such stockholder and such stockholder associated person, the date on which such securities were acquired and investment intent of such acquisition, and any short interest in any Company securities. For the annual meeting of stockholders in 2013, we must receive this notice no earlier than November 21, 2012 and no later than December 21 2012. If a stockholder wishes to submit a proposal at the 2013 annual meeting and to have that proposal included in management’s proxy statement in accordance with Rule 14a-8, the proposal must be submitted in accordance with Rule 14a-8 and be received by the Corporate Secretary no less than 120 days before the date our proxy statement was released to stockholders in connection with our previous year’s annual meeting of stockholders, which will be December 21, 2012.

FTI CONSULTING, INC. ATTN: JOANNE CATANESE CORPORATE SECRETARY FTI CONSULTING, INC. 500 EAST PRATT STREET, SUITE 1400 BALTIMORE, MD 21202

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M46198-P23240	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FTI CONSULTING, INC.
The Board of Directors recommends that you vote FOR all the director nominees named below:

1.	Election of Seven Nominees as Directors
	Nominees:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
01) Denis J. Callaghan
	02) Jack B. Dunn, IV	☐	☐	☐
03) Gerard E. Holthaus
04) Claudio Costamagna
05) Sir Vernon Ellis
06) Marc Holtzman
07) Henrique de Campos Meirelles

The Board of Directors recommends you vote FOR proposals 2 and 3.

				For	Against	Abstain
2.	Ratify the retention of KPMG LLP as FTI Consulting, Inc.’s independent registered public accounting firm for the year ending December 31, 2012.			☐	☐	☐
3.	Advisory (non-binding) vote on named executive officer compensation as described in the proxy statement for the 2012 Annual Meeting of Stockholders.			For ☐	Against ☐	Abstain ☐
NOTE: Such other business that may properly come before the meeting and any postponement or adjournment thereof to the extent permitted by applicable law.
	Please indicate if you plan to attend this meeting.	☐	☐
		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K Wrap are available at www.proxyvote.com.

☐

M46199-P23240

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

FTI CONSULTING, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned stockholder(s) of FTI Consulting, Inc. (the “Company”) hereby appoint(s) Messrs. Jack B. Dunn, IV and Roger D. Carlile, and each of them singly, as proxies, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Stockholders of FTI Consulting, Inc. to be held on June 6, 2012 at the executive office of the Company located at 777 South Flagler Drive, Phillips Point, Suite 1500 West Tower, West Palm Beach, Florida 33401 at 9:30 a.m. Eastern Daylight Time, and at any and all postponements and adjournments thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the meeting, with all powers possessed by the undersigned as if personally present at the meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR EACH NOMINEE NAMED IN PROPOSAL NO. 1, FOR PROPOSALS NO. 2 AND NO. 3, AND IN ACCORDANCE WITH THE PROXIES’ DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF TO THE EXTENT PERMITTED BY LAW.

(Continued and to be signed on the reverse side)